Table of Contents

As filed with the U.S. Securities and Exchange Commission on May 17, 2019

Registration No. 333-229658

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Globe Photos, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5990	27-0746744
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6445 South Tenaya Way, B-130

Las Vegas, Nevada 89113

(702)722-6113

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stuart Scheinman

Chief Executive Officer

Globe Photos, Inc.

6445 South Tenaya Way, B-130
Las Vegas, Nevada 89113

(702) 722-6113

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Christopher L. Tinen, Esq.	M. Ali Panjwani, Esq.
Procopio, Cory, Hargreaves & Savitch LLP	Pryor Cashman LLP
12544 High Bluff Drive, Suite 400	7 Times Square
San Diego, California 92130	New York, New York 10036
(858) 720-6320	(212) 326-0820

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of common stock, par value $0.0001 per share and one warrant to purchase one share of common stock, par value $0.0001 per share (4)	$______	$___
Common Stock, par value $0.0001 per share, included in the units	—	— (2)
Warrants included in the units	—	— (2)
Common Stock, par value $0.0001 per share, underlying the warrants included in the units (3)	$_____	$___
Unit Warrants to be issued to the Underwriters (5)	$_____	$___
Units underlying the Unit Warrants to be issued to the Underwriters (3)	—	— (2)
Common Stock, par value $0.0001 per share, included in the units underlying the Unit Warrants to be issued to the Underwriters (3)	—	— (2)
Warrants included in the units underlying the Unit Warrants to be issued to the Underwriters (3)	—	— (2)
Common Stock, par value $0.0001 per share, underlying the warrants included in the units underlying the Unit Warrants to be issued to the Underwriters (3)	$_____	$___
Convertible Promissory Notes(3)	—	— (2)
Common Stock, par value $0.0001 per share, underlying the convertible promissory notes to be issued to the selling stockholders(3)	$_____	$___
Warrants (3)	—	— (2)
Common Stock, par value $0.0001 per share, underlying the Warrants to be issued to the selling stockholders(3)	$_____	$___
Total	$13,000,000	$1,575.60

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)	No fee required pursuant to Rule 457(g).
(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	Includes the offering price of securities that the underwriter has the option to purchase to cover over-allotments, if any.
(5)	We have agreed to issue warrants, exercisable within five years after the effective date of this registration statement, representing 8% of the securities issued in the offering (excluding the over-allotment securities) (the “Underwriter Warrants”) to Roth Capital Partners for nominal consideration. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares and warrants issuable upon exercise of the Underwriter Warrants or the component securities thereof are also being similarly registered on a delayed or continuous basis hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2019

PRELIMINARY PROSPECTUS

___________Units

____________ Shares of Common Stock

This is a public offering of securities of Globe Photos, Inc. We are offering to sell to the public _____________________units in this offering (the “Units”), each Unit consisting of one share of our common stock, par value $0.0001 per share (each, a “Share”), and a warrant to purchase our common stock, par value $0.0001 per share (each, a “Warrant”). Each Warrant entitles the holder to purchase one Share at an initial exercise price per share of $        . The Warrants may only be exercised for cash. The Warrants will expire on ________, _____ at 5:00 p.m., New York City time. The Shares of our common stock and the Warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a Unit in this offering.

The selling stockholders identified in the prospectus are offering up to 37,621,874 shares of our common stock. We will not receive any proceeds from the sale of any shares by the selling stockholders. The offering of the selling stockholder shares are not underwritten. See “Selling Stockholders – Plan of Distribution” for more information.

Our common stock is currently quoted on the OTCQB under the symbol “GBPT.” On May 13, 2019, the last reported sale price of our common stock on OTCQB was $0.325. Prior to this offering, there has been no public market for our warrants on the OTC Markets or any other trading market. We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “GBPT” and “GBPTW,” respectively. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 10 for a discussion of the factors you should consider before you make your decision to invest in our securities.

		Per Unit		Total
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds, before expenses, to us	$		$

(1)	See “Underwriting” beginning on page 59 for disclosure regarding compensation payable to the underwriters by us.

The offering of the Units is being underwritten on a firm commitment basis. We have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional Units at the public offering price less the underwriting discount and commissions. If the underwriter exercises this option in full, the total underwriting discounts and commissions payable by us will be $     , and the total proceeds to us, before expenses, will be $    . See “Underwriting” beginning on page 59.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Units will be made on or about             , 2019.

Roth Capital Partners

The date of this prospectus is             , 2019

You should rely only on the information contained in this prospectus. We and the selling stockholders have not authorized anyone to provide you with information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Our name, our logo, and other trademarks or service marks of ours appearing in this prospectus are the property of Globe Photos, Inc. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Globe Photos,” refer to Globe Photos, Inc., a Delaware corporation, and its consolidated subsidiaries.

Our Company

We are currently engaged in the business of acquiring, selling, licensing and merchandising officially licensed sports, classic and contemporary photographic images and reproductions. Over the last few years, we have been primarily in a developmental phase, focused mostly on acquiring ownership or rights to collections of rare or unpublished negatives and photographs of iconic celebrity images.

We believe we have now assembled one of largest collections of iconic pop culture imagery photography in the world. It is comprised of more than 15 million images taken by more than 3,500 photographers from around the world over the last century. The collection features iconic personalities and seminal moments from the worlds of entertainment, sports, history and politics.

More recently, we have been focused on acquiring assets that would provide us the ability to sell, license and merchandise licensed sports photography and on developing an operational platform to monetize the photographic assets and associated memorabilia that we have acquired.

On October 11, 2018, we acquired substantially all of the assets of Photo File, Inc. (“Photo File”), a New York corporation, a 30-year-old New York-based licensed sports photography company. As part of the Photo File transaction, we acquired licenses to produce and sell licensed sports prints, lithographs and other related items for major U.S. sports leagues, including the NFL, NBA, MLB, and NHL Properties and their respective player associations, as well as most major college sports teams. We also gained licenses from thousands of individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, Marvel Entertainment, Nickelodeon and others. The acquisition also significantly expanded our collection of company-owned iconic sports photography.

In addition to valuable licenses and photo assets, the Photo File transaction provided us immediate access to its well-established sales and marketing organization comprised of more than 50 employees, and it has already opened new distribution channels for our existing product lines. We also expect to benefit from Photo File’s reputation for excellent customer service, as well as its strong ties to its professional and collegiate sports leagues and large retail customers. This will be important as we further develop relationships with top retail clients and distributors including Costco, Walmart, Target, Bed Bath and Beyond, USPS, Scheels and others.

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Prior to the Photo File transaction, we had taken preliminary steps to monetize the value of our collection by establishing various sales channels and marketing methodologies. We had sold on a limited basis some of our photographic images and reproductions through auctions, third-party galleries, art consultants, interior decorators, brick and mortar locations, specialty and big box retailers, as well as through various online outlets, including Amazon and 1stdibs, and directly to end consumers via our Globe Photos website. We have tested various ways to reach customers through diverse marketing channels, including our websites, events and interactive campaigns.

In many respects, the Company believes it has turned the corner with the Photo File acquisition, allowing Globe Photos to emerge from our development stage into a full-scale commercialization phase to take advantage of the growing market demand for sports and pop culture imagery and related memorabilia.

Our mission is to operate as a global marketplace for licensed sports and pop culture imagery, which includes both sold physical prints as well as licensed digital photography that our customers can use in their communications, such as social media, websites, digital and print marketing materials, books and publications.

Through our online and in-store platforms and manufacturing processes, consumers are able to customize, personalize, share, print and download licensed prints and physical products both for personal use and for creating thoughtful and personalized gifts. These may include such photo-based products as framed photos, canvases, books, calendars, greeting cards, mugs, bags, and apparel. There are numerous ways for our customers to avail themselves of our vast library of digital images.

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Our Growth Strategy

We expect to become a major provider of licensed products and services by using a combination of traditional methods and merchandizing, along with innovative new approaches. Traditional methods, such as licensing, online downloads and subscriptions, and manufacturing and selling framed products, have built billion-dollar photo-based enterprises like Getty Images, Shutterstock and Shutterfly. However, with the goal of becoming the leader in our space, we are also developing new sales and marketing concepts that we believe will change the way people purchase images across online and retail channels. We expect our growth to be driven by several initiatives:

▪	Develop our customer base: We plan to expand our customer base and promote our Globe Photos brand by leveraging our existing channels. This includes word-of-mouth referrals from customers, auctions, catalogs, online advertising and direct marketing that will continue to expand our customer reach. We plan to leverage the latest methods and technologies in social media and eCommerce marketing, including A.I. (artificial intelligence) to build out our customer database with valuable demographic and customer preference information in order to enhance our customer experience and increase sales.

▪	Expand products and services offerings: We plan to innovate as a way to increase the breadth and value proposition of our products and services. We will continually explore new marketing possibilities, and have a number of programs at various stages of development. These programs are based on the strategy of leveraging industry partners and technology to lower or eliminate capital requirement for deployment and ongoing program management.

▪	Increase sales to existing customers: We intend to increase both average order size and repeat orders per customer by expanding our products and services, tailoring our offerings to encourage additional purchases for different use occasions, and increasing our cross-selling and up-selling activities.

▪	Growth through acquisitions: We will continue to consider strategic business or asset acquisitions that will help us secure additional photographic assets, products, market share, talent, and revenue. We continue to seek photographic archives that are undervalued, to purchase them or secure rights to these archives through representation or consignment agreements with the owners.

▪	Expand our sports licenses. We are looking to expand our sports licenses to include more products related to the core licenses we currently have with the NFL, NBA, MLB and NHL, as well as to expand our licensing relationships with additional major college teams and other sports organizations. We expect sales of products generated by the sports licensing part of our business, particularly with the launch of new sales and marketing concepts, to grow the fastest.

▪	Expand upon and leverage partnerships: We plan to expand upon and leverage our retail and distribution partners which include Costco, Walmart, Bed Bath & Beyond and CVS. We also plan to increase our sales presence on Amazon and 1stdibs. We expect to expand upon our licensing partnerships with Wendover Art Group, Zuma Press, Artspace, Fanatics,PersonalizationMall.com and others.

Sales, Marketing and Distribution

Our photographic assets and licenses are delivered or manufactured in a variety of physical and digital formats that can be sold through several different distribution channels and markets. This creates numerous potential revenue streams and multiple revenue-generating activities per asset.

We sell photographs in the form of open edition or fine art prints. In some instances, prints can be paired with other memorabilia to create unique collectibles, such as photo footballs, original concert tickets, and autographed items.

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Since we own many original prints and negatives, these prints can be also be paired with memorabilia or sold separately as collectibles after we digitize the original print or negative. We retain the exclusive copyright to the image, so we can then resell the digitalized image on a recurring basis in different formats and sizes, and at different price-points, from digital download and postcard collectibles, to open edition prints and large-format fine art framed limited editions. We are not aware of any other public company that has as many original-source photo assets as Globe Photos.

To address opportunities created by the many products and distribution channels, we plan to expand our in-house sales staff as we scale up our commercialization efforts. Currently, approximately 90% of our licensed sports business is through major big-box and specialty retailers. We also reach customers through diverse marketing channels, including our website, events and interactive campaigns. Our marketing activities aim to build awareness for our brands and drive revenue by promoting both existing and newly-acquired images in our collection.

We are currently completing the development of a new robust enterprise web platform that will support the automation of product personalization and expand our online reach. We anticipate that a direct-to-consumer and print-on-demand approach will enable us to rapidly and efficiently scale our business while avoiding the costly investment and charges typically associated with the procurement and management of inventory and traditional manufacturing.

We plan to continue to implement marketing programs, although on a larger scale, designed to target non-traditional retail outlets, as well as the interior design, fund-raising and hospitality industries. We are also in discussions with several independent sales representatives to market the Company’s products to these market segments on a commission basis.

We also expect to continue to sell our pop culture photographic images and reproductions through auctions, third-party galleries, art consultants, interior designers and directly to consumers. We will reproduce large quantities of different photographs from our collection, which may be sold through third party on-line retailers.

Our Globe Photos’ licensing division currently services more than 2,500 global clients, including every major news organization in the world, production companies, publishing houses and more. We have recently begun testing an online direct-to-consumer digital subscription model designed to license individual images for use in personal documents, prints, screen savers, and other uses.

We expect to generate significant growth over the next several years through interactive sales and marketing campaigns conducted in partnership with big-box and online retailers, including Wal-Mart, Costco and Fanatics, as well as fine art websites like 1stdibs.com, particularly as we take advantage of new sports photo licenses we acquired in the Photo File transaction. In fact, we anticipate the sport imagery aspect of our business will be the fastest growing area for us for the foreseeable future.

We plan to continue to pursue opportunities that can to diversify revenues, such as developing additional websites for retail clients to purchase our prints and also as a portal for interior decorators, and a new store-within-a-store gallery concept in New York City and Santa Monica, California.

We are also pursuing other opportunities, such as the development of an immersive interactive retail experience. We would structure such a partnership with a well-established industry player to require a minimal capital expenditure by Globe Photos, as our part would require use of our existing licenses, and overseeing fulfillment by outsourcing manufacturing, fulfillment and customer service. We project that such a program would also provide the opportunity for customer acquisition at minimal to no cost, after which we can then remarket other products and services to these customers via our other channels, such as online.

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Risk Factors

An investment in our securities involves risks. Please see the section of this prospectus entitled “Risk Factors” for a discussion of the factors you should consider before deciding to invest in our securities. These risks include, among other things:

•	our ability to protect our intellectual property;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	general economic conditions, nationally and globally, and their effect on the market for our services;

•	our dependence on a limited number of clients;

•	our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies into our business;

•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors; and

•	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

•	December 31, 2021, which is the last day of the fiscal year following the fifth anniversary of our initial public registration;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter).

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information we provide to our stockholders may differ from information you might receive from other public reporting companies in which you hold equity interests.

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We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B).

Corporate Information

We were incorporated on September 20, 2004, as a Delaware corporation under the name “Blog8.” Since incorporation, we have changed our name several times, having been named “Securiteyes,” “Medify Solutions Limited,” “Petel Incorporated” and “Gleeworks, Inc.” We amended our Certificate of Incorporation and changed our name to Capital Art, Inc. on April 28, 2011. On June 6, 2018, we changed our name to Globe Photos, Inc. Our principal executive offices are located at 6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113 and our telephone number is (702) 722-6113. Our website address is www.globephotos.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of the prospectus.

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OFFERING SUMMARY

Securities offered by us	Units, each Unit consisting of one Share of our common stock and one Warrant to purchase one share of common stock, for a total of shares and warrants to purchase up to an aggregate of shares of common stock. The Shares of our common stock and the Warrants are immediately separable at closing and will be issued and tradeable separately, but will be purchased together as a Unit in this offering.

Securities offered by the selling stockholders	Up to 37,621,874 shares of common stock

Common stock outstanding after this offering	shares, including Shares included as part of the Units offered hereby.

Warrants to be outstanding after this offering	Warrants included as part of the Units offered hereby. See “Description of Capital Stock” on page 52 for more information.

Terms of Warrants issued as a part of a Unit offered in the offering	Exercise price – $ , which is equal to % of the offering price of a Unit in this offering. The Warrants do not have any price protection features or cashless exercise provisions.

Exercisability – each Warrant is exercisable for one Share, subject to adjustment as described herein.

Exercise period – each Warrant will be immediately exercisable on the date of issuance and will expire on , 20 or earlier upon redemption.

Redemption of Warrants issued as a part of a Unit in the offering

We may call the Warrants for redemption as follows: (i) at a price of $0.001 for each Warrant at any time while the Warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the Warrants is effective and current; (ii) upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and (iii) if, and only if, the reported last sale price of the common stock equals or exceeds $          per share (200% of the offering price of a Unit in this offering) for the 20-trading-day period ending on the third business day prior to the notice of redemption to Warrant holders.

If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder will then be entitled to exercise his or her Warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call price or the Warrant exercise price after the redemption call is made.

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Use of proceeds

We intend to use the net proceeds to us from this offering primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures.

We will not receive any proceeds from the sale of any shares by the selling stockholders.

Dividend policy	We do not anticipate declaring or paying any cash dividends on our common stock following our public offering.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in the Units.

Listing Application; Separation

Our common stock is currently quoted on the OTCQB under the symbol “GBPT.” We have applied to list our common stock and warrants on the Nasdaq Capital Market under the symbols “GBPT” and “GBPTW,” respectively. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

We plan for the Warrants and Shares underlying the Units to trade separately following the closing of this offering.

The number of shares of common stock to be outstanding following this offering is based on 326,428,583 shares outstanding as of May 13, 2019, and excludes:

•	20,033,333 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $0.07 per share;

•	8,566,667 unallocated shares of common stock reserved for future issuance under our equity incentive plan as of March 31, 2019;

•	41,417,110 shares of common stock issuable upon the conversion of convertible promissory notes and accrued interest outstanding as of March 31, 2019 at a conversion price of $0.10 per share.

•	7,300,000 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2019, at a weighted average exercise price of $0.10 per share;

Unless otherwise indicated, this prospectus reflects and assumes the following:

•	the rounding of all fractional share amounts to the nearest whole number;

•	the effectiveness of a one for reverse split of our stock to be effected immediately prior to the consummation of this offering;

•	no exercise or conversion of the outstanding options, warrants and convertible securities described above;

•	no exercise by purchasers of Units in this offering of the Warrants included therein; and

•	no exercise by Roth Capital Partners of the Underwriter Warrants or any Warrants included therein.

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SUMMARY FINANCIAL AND OTHER DATA

The following table sets forth the summary financial and operating data as of the dates and for the periods indicated. The consolidated statements of operations data for the year ended December 31, 2018, and the consolidated balance sheet data as of December 31, 2017, have been derived from the audited financial statements of Globe Photos, which are included elsewhere in this prospectus. The statements of operations data for the three months ended March 31, 2019 and 2018 and the balance sheet data as of March 31, 2019 have been derived from our unaudited financial statements included elsewhere in this prospectus and have been prepared on the same basis as the audited consolidated financial statements. Our historical results are not necessarily indicative of the results that may be expected in any future period, and our interim results are not necessarily indicative of the results to be expected for the full fiscal year.

You should read the following financial and other data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Balance Sheet Data	March 31, 2019	December 31, 2018	December 31, 2017
Cash	$378,014	$304,267	$1,297
Total Assets	$21,728,826	$22,223,367	$2,940,940
Total liabilities	$14,711,150	$12,684,120	$2,394,795
Total Stockholders’ Equity	$7,017,676	$9,539,247	$546,145

Statement of Operations	For the three months ended March 31, 2019	For the three months ended March 31, 2018
Revenue	$1,477,452	$549,821
Net loss	$(3,593,178)	$71,006

Statement of Operations	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenue	$3,183,142	$939,252
Net loss	(493,975)	$(847,860)

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the following risks and the other information contained in this prospectus, including our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The risks described below are those that we believe are the material risks we face. Any of the risks described below, and others that we did not anticipate, could significantly and adversely affect our business, prospects, financial condition, results of operations, and liquidity. As a result, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have generated only a small amount of revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

Although we have a large customer base, currently the Company is dependent on only one of its divisions for a significant amount of its revenues.

For the three months ended March 31, 2019, the collectibles division accounted for over 92% of total revenues. For the three months ended March 31, 2018 , the collectibles division accounted for over 58% of total revenues. Management has instituted aggressive direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also begun to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and monies in the development of software to more efficiently process images and push them through to our retail and licensing channels, which is expected to help scale each division considerably. Despite these efforts, there is no certainty regarding how or if the market for our products will continue to develop, or whether such market will decline. Our ability to attract and retain customers will depend in part on our ability to sign up a significant number of galleries, third party websites, interior decorators and charities that will market to their clients, and our ability to drive business to our website. Moreover, the market for our products is comprised primarily of collectors, which market is limited and subject to changes in popular trends, demographics, disposable income, and overall interest in such products. There can be no guarantee that the market for our products will grow or that demand for our products will continue. If it does not, our business could be significantly and adversely impacted.

If we are unable to compete in our industry, our business could be significantly and adversely impacted.

The photographic art industry is and has been intensely competitive, and we expect competition to intensify in the future. We expect competition to increase because of changes in the media industry, changing advertising practices, technological advances leading to relatively inexpensive creation, marketing and distribution of visual content, and a lack of substantial barriers to entry. Our competitors range in size from significant media companies to individual visual content and digital media content producers. While we believe the breadth of our businesses and product and service portfolio offers benefits to our customers that are a competitive advantage, our current or potential competitors may develop products, licensing models, technology or services comparable or superior to those that we develop or may adapt more quickly than we do to new or emerging technologies or evolving industry trends. Increased competition or more effective competitors could result in lost market share, require us to reduce prices or otherwise reduce our revenue, lower margins, increase capital expenditures, or otherwise negatively impact our operating results. There can be no assurance that we will be able to compete successfully against current and future competitors.

Unless we increase market awareness of our brand and our existing and new products and services, our revenue may not continue to grow.

We believe that the development of our brand identity will have a significant impact on the success of our products and services and that our ability to attract and retain new customers and contributors depends in large part on our ability to increase our brand awareness. We plan to expend significant resources on advertising, marketing, and other brand-building efforts to preserve and enhance customer and contributor awareness of our brands, products and services. Our competitors may be able to achieve and maintain brand awareness and market share more quickly and effectively than we can.

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Our brands may be impaired by a number of factors, including the effectiveness of our marketing campaigns, disruptions in service due to technology, data privacy and security issues, and exploitation of our trademarks and other intellectual property by others without our permission. Maintaining and enhancing our brands will depend largely on our ability to develop a leading e-commerce platform for high-quality digital content and to continue to provide a user experience that anticipates our customers’ needs. Additionally, our marketing campaigns or other efforts to increase our brand awareness may not succeed in bringing new visitors to our platform or converting such visitors to paying customers and may not be cost-effective. It is possible that, as our industry becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive and our efforts may not be successful.

Our success is dependent in part on obtaining, maintaining and enforcing our intellectual property rights and our ability to avoid infringing on the intellectual property rights of others.

Our intellectual property rights are very important to our business. We rely on a combination of copyright, trade secret, trademark, and other rights in the United States and other jurisdictions, as well as on contractual restrictive covenants such as confidentiality, to protect our intellectual property. As most of our assets relate to photographs, we deal primarily in copyrights, which do not necessarily have to be registered rights until enforced.

Despite our efforts to protect our proprietary rights, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights. Misappropriation, piracy, or infringement of our intellectual property and proprietary rights could impair our competitive position. Policing unauthorized use of our proprietary rights is difficult and nearly impossible on a worldwide basis. We cannot ensure that the steps we have taken or will take in the future will prevent misappropriation of our products and intellectual rights or that the agreements entered into for that purpose will be enforceable. Effective trademark, service mark, patent, copyright and trade secret protection may not be available where our products and services are made available on-line. In addition, litigation may be necessary to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity. Litigation, even if successful, could result in substantial costs and diversion of resources and management attention and could materially and adversely affect our business, results of operations and financial condition and may not always be successful.

Moreover, in the event a competitor or other party successfully challenges our intellectual property or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

If we are unable to manage our growth and expand our operations successfully, our business and operating results will be harmed and our reputation may be damaged.

We have expanded our operations significantly since inception and anticipate that further significant expansion will be required to achieve our business objectives. The growth and expansion of our business and product offerings places a continuous and significant strain on our management, operational and financial resources. Any such future growth would also add complexity to and require effective coordination throughout our organization. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, our operating and administrative systems and controls, and our ability to manage headcount, capital and processes in an efficient manner. We may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause our costs to increase more than planned. If we do increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our operating results may be negatively impacted. If we are unable to manage future expansion, our ability to provide high quality products and services could be harmed, which could damage our reputation and brand and may have a material adverse effect on our business, operating results and financial condition.

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Our growth strategy requires us to expand our website which can expose us to data security breaches.

The risk of a data security breach caused by computer hackers and cyber criminals has increased as the frequency, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Such risk also increases as we expand our presence on the web and increase on-line sales. Our systems have not been, but may in the future be, the target of various forms of cyber-attacks. Our cybersecurity measures and the cybersecurity measures taken by our third-party hosting facilities may be unable to anticipate, detect or prevent all attempts to compromise our systems. Any security breach, whether successful or not, could harm our reputation, subject us to lawsuits and other potential liabilities and ultimately could result in the loss of customers and loss of revenue.

Technological interruptions that impair access to our website could damage our reputation and brand and adversely affect our results of operations.

The satisfactory performance, reliability and availability of our websites and our network infrastructure are critical to our reputation, our ability to attract and retain customers and contributors to our platform and our ability to maintain adequate customer service levels. Any system interruptions that result in the unavailability of our websites could result in negative publicity, damage our reputation and brand or adversely affect our results of operations. Even a disruption as brief as a few minutes could have a negative impact on our operations and could result in a loss of revenue. Because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, or at all.

If we do not successfully make, integrate and maintain acquisitions and investments, our business could be adversely impacted.

We have acquired, invested in and entered into strategic relationships with companies, and we may acquire, invest in or enter into strategic relationships with additional companies to complement our existing business and the breadth of our offerings. These transactions are inherently risky and expose us to risks which include:

•	disruption of our ongoing business, including diverting management’s attention from existing businesses and operations;
•	difficulties integrating acquired technology and assets, including content collections, into our systems and offerings;
•	risks associated with any acquired liabilities;
•	difficulties integrating personnel;
•	information security vulnerabilities;
•	difficulties integrating accounting, financial reporting, management, infrastructure and information security, human resources and other administrative systems;
•	the potential impairment of tangible and intangible assets and goodwill;
•	the potential damage to employee, customer, contributor and other supplier relationships; and
•	other unknown liabilities.

Future acquisitions or investments could also result in potential dilutive issuances of equity securities, use of significant cash balances or the incurrence of debt, any of which could adversely affect our stock price, financial condition and results of operations.

We cannot make assurances that our investments will be successful. If we fail to effectively integrate the companies we acquire, invest in or enter into strategic relationships with, we may not realize the benefits expected from the transaction and our business may be harmed.

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Our profitability and liquidity could be negatively affected as a result of future tax liabilities that differ from managements estimates.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities that could negatively affect the Company’s profitability and liquidity.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of the services of our employees, many of whom are individually key to our future success, and the availability of new employees to implement our business plans. We rely heavily on the experience of our officers and directors in overseeing and implementing our business plan. As we move forward we will need to engage professionals with various specific experience. We will need individuals experienced in design, photo editing and creativity. We will also need to identify sales and marketing professionals with specific experience in selling into certain channels of distribution.

The market for skilled employees is highly competitive, especially for employees in technical fields. There can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel, is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified industry specific and business savvy personnel in the locations where we principally operate. The failure to acquire the services of any key design, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our business, operating results and growth rates may be adversely affected by current or future unfavorable economic and market conditions.

Our business depends on the economic health and general willingness of our current and prospective end-customers to make those capital commitments necessary to purchase our products. If the conditions in the U.S. and global economies remain uncertain or continue to be volatile, or if they deteriorate, our business, operating results and financial condition may be materially adversely affected. Economic weakness, end-customer financial difficulties, limited availability of credit and constrained capital spending have at times in the past resulted, and may in the future result, in challenging and delayed sales cycles, slower adoption of new technologies and increased price competition, and could negatively affect our ability to forecast future periods, which could result in an inability to satisfy demand for our products and a loss of market share.

Because we have material weaknesses in our internal control procedures, our stock price could decline significantly.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditors addressing these assessments. We have documented material weaknesses in our internal controls. Because of these material weaknesses, our management believes that, as of March 31, 2019, our internal controls over financial reporting were not effective and investors could lose confidence in our Company and result in a decline in our stock price and consequently affect our financial condition. In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly. In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future. Furthermore, if our efforts to comply with the Sarbanes-Oxley Act fail, we or our officers may be subject to civil or criminal penalties that could have a material adverse effect on our business, operating results and financial condition.

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Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. We have acquired (“D&O”) liability insurance to cover such risk exposure for our directors and officers. In addition, the Company is increasing its general liability insurance and acquiring errors and omissions coverage (“E&O”). The Company also carries Fine Art Commercial, employee health and workman’s compensation policies. Despite the measures taken, such policies may not cover future litigation or the damages claimed may exceed our coverage. The amounts we would have to pay to indemnify our officers and directors should they be subject to legal action or any other action that we are exposed to could have a material adverse effect on our financial condition, results of operations and liquidity.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, rights of publicity and rights of privacy, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property use and ownership, sales and other taxes, fraud, libel and personal privacy and the rights of publicity apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Those laws that do reference the Internet continue to be interpreted by the courts and their applicability and reach are therefore uncertain.

The costs of compliance with these and other regulations may increase in the future as a result of changes in the regulations or the interpretation of them. Further, any failures on our part to comply with these regulations may subject us to significant liabilities. Those current and future laws and regulations or unfavorable resolution of these issues may substantially harm our business and results of operations.

Risks Related to Our Securities and this Offering

There is no active market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Immediately prior to this offering, our common stock was quoted on the OTCQB under the symbol “GBPT.” Although we have applied to list our Warrants and common stock on the Nasdaq Capital Market, and the approval of our listing on the Nasdaq Capital Market is a condition of closing this offering, there is no guarantee that an active public market for our Warrants and common stock may develop or be sustained following this offering. If an active market for our Warrants and common stock does not develop, it may be difficult for you to sell your Warrants or shares of common stock without depressing the market price for those securities or at all. Even when we do obtain such a listing, there can be no assurance that we will be able to maintain such listing in the future. As a result, investors may find it difficult to buy or sell or obtain accurate quotations for our Warrants and common stock, and the liquidity of our Warrants and common stock may be limited. These factors may have an adverse impact on the trading and price of our securities.

The price of our securities may fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our securities may prevent you from being able to sell your Warrants or common stock at or above the price you paid. The market price of our securities could fluctuate significantly for various reasons, which include, among other things:

•	our quarterly or annual earnings or earnings of other companies in our industry;

•	our operating performance and the results of our collection efforts and portfolio performance;

•	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission, or the SEC;

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•	changes in earnings estimates or recommendations by research analysts who track our securities or the stocks of other companies in our industry;

•	new laws or regulations or new interpretations of laws or regulations applicable to our business;

•	changes in accounting standards, policies, guidance, interpretations, or principles;

•	changes in general conditions in the U.S. and global economies or financial markets, including those resulting from war, incidents of terrorism, or responses to such events;

•	litigation involving our company or investigations or audits by regulators into the operations of our company or our competitors; and

•	sales of common stock by our directors, executive officers, and significant stockholders.

Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our Common Stock is not currently listed on a national security exchange. Our Common Stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our Common Stock.

In addition, the stock market can at times, and for extended periods of time, experience extreme price and volume fluctuations. This volatility has a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of these companies. The price of our securities could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

Our directors and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and significant stockholders will continue to have substantial control over us after this offering and could delay or prevent a change in corporate control. After this offering, as described in the section entitled “Principal Stockholders,” our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, will beneficially own, in the aggregate, approximately % of our outstanding common stock, based on the number of shares outstanding as of May 13, 2019. As a result, these stockholders, acting together, would be able to significantly influence and may be able to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, would be able to significantly influence and may be able to control the ability to control the management and affairs of our company. Accordingly, this concentration of ownership might adversely affect the market price of our common stock by:

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•	delaying, deferring or preventing a change in control of the Company;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

As an emerging growth company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), we will utilize certain modified disclosure requirements, and we cannot be certain whether these reduced requirements will make our securities less attractive to investors.

We are an emerging growth company within the meaning of the rules under the Securities Act. We have in this prospectus utilized, and we plan in future filings with the SEC to continue to utilize, the modified disclosure requirements available to emerging growth companies, including reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a non-affiliated public float of less than $250.0 million or annual revenues of less than $100.0 million and a non-affiliated public float of less than $700.0 million as of the end of the second quarter of our most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to an “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

Following the completion of this offering, our board of directors will have the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares of common stock issuable upon the exercise of options, shares of common stock that may be issued to satisfy our payment obligations under our incentive plans, or shares of our authorized but unissued preferred stock. Issuances of common stock or preferred stock would reduce your influence over matters on which our stockholders vote, and, in the case of issuances of preferred stock, likely would result in your interest in us being subject to the senior rights of holders of that preferred stock.

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Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have outstanding                 shares of our common stock, based on the number of shares outstanding as of May 13, 2019, as well as           Warrants to purchase shares of our common stock. This includes the Units included in this offering to be sold by us, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing stockholders. In connection with this offering, each of our directors and executive officers, together with their affiliated entities, have agreed to a lock-up restriction for a period of 180 days after the date of this prospectus. In addition, each of the selling stockholders have agreed to a lock-up restriction for a period of 90 days after the date of this prospectus. When the various lock-up restrictions expire, these shares will become eligible for public sale thereafter if they are registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act including under Rules 144 or 701. In addition, our directors and executive officers may establish programmed selling plans under Rule 10b5-1 of the Exchange Act for the purpose of effecting sales of our common stock. Any sales of securities by these stockholders under such programmed selling plans could cause the market price of our common stock to decline.

You will incur immediate and substantial dilution in the net tangible book value of your Shares.

If you purchase Units in this offering, the value of your Shares based on our actual book value will immediately be less than the price you paid. This reduction in the value of your equity is known as dilution. This dilution occurs in large part because our existing stockholders paid substantially less than the public offering price when they acquired their shares of common stock. Based upon the issuance and sale of        Units by us in this offering at the public offering price of $     per Unit, and assuming no value is attributed to the Warrants included in the Units we are offering by this prospectus, you will incur immediate dilution of $     in the net tangible book value per Share included in each Unit. A $     increase or decrease in the assumed public offering price of $     per Unit would increase or decrease, as applicable, our as adjusted net tangible book value per Share included in each Unit by $     , and increase or decrease, as applicable, the dilution per Share included in each Unit to new investors by $      , assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option, or if outstanding options to purchase our common stock are exercised, investors will experience additional dilution. For more information, see “Dilution.”

We may choose to redeem our outstanding Warrants at a time that is disadvantageous to our Warrant holders.

Subject to there being an effective and current registration statement under the Securities Act with respect to the common stock issuable upon exercise of the Warrants, we may redeem the Warrants issued as a part of the Units at any time after the Warrants become exercisable, in whole and not in part, at a price of $0.001 per Warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sales price of our common stock equals or exceeds $         per Share (which is equal to 200% of the offering price per Unit set forth on the cover page of this prospectus) for any 20-trading-day period ending three business days before we send the notice of redemption. Redemption of the Warrants could force the Warrant holders to (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) sell the Warrants at the then-current market price when they might otherwise wish to hold the Warrants, or (iii) accept the nominal redemption price which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants.

An effective registration statement may not be in place when an investor desires to exercise Warrants, thus precluding such investor from being able to exercise their Warrants and causing such Warrants to be practically worthless.

No Warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such Warrant, a registration statement relating to the common stock issuable upon exercise of the Warrant is effective and current. Under the terms of the Warrant, we have agreed to use our reasonable best efforts to meet these conditions and to maintain a current and effective registration statement relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current and effective registration statement related to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the registration statement relating to the common stock issuable upon the exercise of the Warrants is not current, the Warrants held by public stockholders may have no value, the market for such Warrants may be limited, and such Warrants may expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the Share underlying the unit. Notwithstanding the foregoing, the Underwriter Warrants may be exercisable for unregistered Shares even if no registration statement relating to the common stock issuable upon exercise of the Underwriter Warrants is effective and current.

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At the time that the Warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their Warrants as long as our registration statement relating to the common stock issuable upon exercise of the Warrants is current. However, we cannot assure you of this fact. As a result, the Warrants may be deprived of any value, the market for the Warrants may be limited, and the holders of Warrants may not be able to exercise their Warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside.

Provisions in our charter documents and the Delaware General Corporation Law could make it more difficult for a third party to acquire us and could discourage a takeover and adversely affect existing stockholders.

Anti-takeover provisions in our certificate of incorporation and bylaws, and in the Delaware General Corporation Law, could diminish the opportunity for stockholders to participate in acquisition proposals at a price above the then-current market price of our common stock. For example, while we have no present plans to issue any preferred stock, our board of directors, without further stockholder approval, will be able to issue shares of undesignated preferred stock and fix the designation, powers, preferences, and rights and any qualifications, limitations, and restrictions of such class or series, which could adversely affect the voting power of your Shares. In addition, our bylaws will provide for an advance notice procedure for nomination of candidates to our board of directors that could have the effect of delaying, deterring, or preventing a change in control. Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations,” which can deter attempted takeovers in certain situations. We may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated preferred or other capital stock and the anti-takeover provisions of the Delaware General Corporation Law, as well as other current and any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter, or prevent takeover attempts and other changes in control of our company not approved by our board of directors. See “Description of Capital Stock” for further information.

We currently do not intend to pay dividends on our shares of common stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our shares appreciates.

We do not expect to pay dividends on our shares of common stock in the foreseeable future and intend to use cash to grow our business. The payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as the extent to which our financing arrangements permit the payment of dividends, earnings levels, capital requirements, our overall financial condition, and any other factors deemed relevant by our board of directors. Consequently, your only opportunity to achieve a return on your investment in us will be if the market price of our securities appreciates.

We will have broad discretion in applying the net proceeds of this offering and may not use those proceeds in ways that will enhance the market value of our common stock.

We have significant flexibility in applying the net proceeds we will receive in this offering. We intend to use the proceeds that we receive from the sale of stock in this offering to pay the expenses of this offering and for general corporate purposes. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities. Furthermore, our stock price could decline if the market does not view our use of the net proceeds from this offering favorably.

Our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new solutions and technologies and expand our operations.

If our available cash balances, net proceeds from this offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, including because of lower demand for our products as a result of other risks described in this “Risk Factors” section, we may seek to raise additional capital through equity offerings, debt financings, collaborations or licensing arrangements. We may also consider raising additional capital in the future to expand our business, pursue strategic investments, take advantage of financing opportunities, or other reasons.

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Additional funding may not be available to us on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our products, or to grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these actions could harm our business, operating results and financial condition.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with the laws and regulations affecting public companies, particularly after we are no longer an emerging growth company.

As a public company, particularly after we complete our proposed “uplisting” to the Nasdaq Capital Market, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting and corporate governance requirements, to comply with the rules and regulations imposed by the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules implemented by the SEC and Nasdaq, most of which are continually changing and evolving. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives and our legal and accounting compliance costs will increase. We also expect these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are evaluating and monitoring developments regarding these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

For example, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls over financial reporting and disclosure controls and procedures. In particular, as a public company, we are required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. As described above, as an emerging growth company, we will not need to comply with the auditor attestation provisions of Section 404 for several years. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause our stock price to decline.

When the available exemptions under the JOBS Act, as described above, cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	changes in demand from the clients that we serve;

•	general economic conditions, nationally and globally, and their effect on the market for our services;

•	fluctuations in our results of operations;

•	the possibility that our contracts may be terminated by our clients;

•	our ability to win new contracts and renew existing contracts;

•	our dependence on a limited number of clients;

•	our ability to successfully execute our mergers and acquisitions strategy, including the integration of new companies, employees or assets into our business;

•	our ability to successfully manage our growth strategy;

•	competitive pressures and trends in our industry and our ability to successfully compete with our competitors;

•	changes in applicable laws, regulations, or policies;

•	the risk of employee misconduct or our failure to comply with laws and regulations;

•	our ability to control, and operational issues pertaining to, business activities that we conduct with business partners and other third parties;

•	control by our principal stockholder and the existence of certain anti-takeover measures in our governing documents;

•	improper use of our products without payment for their use; and

•	other factors identified throughout this prospectus, including those discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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USE OF PROCEEDS

The net proceeds from the sale of the            Units offered by us in this offering will be approximately $           million (or approximately $           million if the underwriters exercise their over-allotment option in full), assuming a public offering price of $           per Unit, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed public offering price of $           per Unit would increase or decrease, as applicable, the aggregate amount of the net proceeds to us by approximately $           million, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and, with respect to the net proceeds to us, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, any increase or decrease in the number of Units that we sell in the offering will increase or decrease our net proceeds in proportion to such increase or decrease, as applicable, multiplied by the offering price per Unit, less underwriting discounts and commissions.

We will have broad discretion over the use of the net proceeds in this offering. As of the date of this prospectus, we cannot specify all of the particular uses for the net proceeds from this offering. We currently intend to use the net proceeds to us from this offering primarily for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters and capital expenditures. The Company plans to prioritize sales and marketing activities if less than the maximum aggregate proceeds is sold herein and, in the event that substantially less than the maximum aggregate proceeds is sold herein, we may have to modify the planned expansion of our sales presence until such time as we have sufficient capital resources to do so.

We will not receive any of the proceeds from the sale of shares in this offering by the selling stockholders.

Some of the other principal purposes of this offering are to create a broader public market for our securities, facilitate an orderly distribution of shares for the selling stockholders and increase our visibility in the marketplace. A public market for our securities will facilitate future access to public equity markets and enhance our ability to use our securities as a means of attracting and retaining key employees and as consideration for acquisitions.

The amounts and timing of our actual expenditure, including expenditure related to sales and marketing activities will depend on numerous factors, including the status of our product commercialization efforts, our sales and marketing activities, expansion, the amount of cash generated or used by our operations, competitive pressures and other factors described under “Risk Factors” in this prospectus. We therefore cannot estimate the amount of net proceeds to be used for the purposes described above. As a result, we may find it necessary or advisable to use the net proceeds for other purposes. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

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PRICE RANGE OF OUR COMMON STOCK

Our common stock is quoted under the symbol “GBPT” on the OTCQB operated by OTC Markets Group, Inc. The following tables set forth the range of high and low bid information for our common stock for the each of the periods indicated as reported by the OTCQB. These market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended December 31, 2019
Quarter Ended	High $	Low $
June 30, 2019 (through May 13, 2019)	0.55	0.22
March 31, 2019	0.51	0.175

Fiscal Year Ended December 31, 2018
Quarter Ended	High $	Low $
December 31, 2018	0.51	0.11
September 30, 2018	0.45	0.16
June 30, 2018	0.30	0.10
March 31, 2018	0.40	0.17

Fiscal Year Ended December 31, 2017
Quarter Ended	High $	Low $
December 31, 2017	0.35	0.15
September 30, 2017	0.50	0.15
June 30, 2017	0.50	0.25
March 31, 2017	0.78	0.25

On May 13, 2019, the last reported sale price of our common stock on OTCQB was $0.325.

As of May 13, 2019, there were 326,428,583 shares of common stock outstanding and held of record by 217 stockholders. This number does not include beneficial owners whose shares are held by nominees in street name.

We have applied to list the Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT” and “GBPTW”, respectively. The Shares of our common stock and the Warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a Unit in this offering. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We do not anticipate declaring or paying any cash dividends on our common stock following our public offering. The payment of any dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, earnings, capital requirements, contractual restrictions, outstanding indebtedness, and other factors deemed relevant by our board of directors. As a result, you will probably need to sell your Shares or Warrants to realize a return on your investment, and you may not be able to sell such securities at or above the price you paid for them.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2019 on:

•	an actual basis; and

•	an as adjusted basis to additionally reflect our receipt of the net proceeds from our sale of Units in this offering at an assumed public offering price of $ per Unit, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing as well as our actual expenses. You should read this table together with “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus. The information provided below is unaudited financial information.

	As of March 31, 2019
	Actual	As Adjusted(1)
Cash and Cash Equivalents	$378,014	$	$

Preferred stock, $0.0001 par value, 50,000,000 shares authorized, actual and as adjusted; none issued and outstanding at March 31, 2019, actual and as adjusted	–
Common stock, $0.0001 par value, 450,000,000 shares authorized, actual and as adjusted; 326,428,583 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	32,643
Treasury stock; none issued and outstanding at March 31, 2019, actual and as adjusted	–
Additional paid-in capital	11,296,799
Accumulated deficit	(7,630,950)
Total stockholders’ equity attributable to Globe Photos, Inc.	3,698,492
Total capitalization	$3,698,492	$	$

(1)	Each $1.00 increase (decrease) in the assumed public offering price of $ per Unit, would increase (decrease) each of cash, total stockholders’ equity and total capitalization by $ ($ ), assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of in the number of Units offered by us would increase (decrease) the as adjusted amount of each of cash, total stockholders’ equity and total capitalization by approximately $ ($ ), assuming that the public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

The number of shares in the table above excludes:

•	20,033,333 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019, at a weighted average exercise price of $0.07 per share;

•	8,566,667 unallocated shares of common stock reserved for future issuance under our equity incentive plan as of March 31, 2019;

•	41,417,110 shares of common stock issuable upon the conversion of convertible promissory notes and accrued interest outstanding as of March 31, 2019 at a conversion price of $0.10 per share.

•	7,300,000 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2019, at a weighted average exercise price of $0.10 per share;

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DILUTION

The difference between the public offering price per Share, assuming no value is attributed to the Warrants included in the Units we are offering by this prospectus, and the pro forma net tangible book value per Share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of Warrants. Net tangible book value per Share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of common stock.

As of March 31, 2019, our net tangible book value was $           million, or $           per share. Net tangible book value per Share represents the amount of our total tangible assets reduced by our total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2019.

After giving effect to the sale of           Units in the offering at a public offering price of $           per Unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses, our adjusted net tangible book value as of March 31, 2019 will be $           million, or $           per Share. This represents an immediate increase in net tangible book value of $ per share to existing stockholders and an immediate dilution of $           per Share to new investors purchasing Units in the offering.

The following table illustrates this per Share dilution:

Assumed public offering price per Unit		$
Net tangible book value per Share as of March 31, 2019	$
Increase per Share attributable to new investors

As adjusted net tangible book value per Share after this offering

Dilution per Share to new investors			$1
			1

Our adjusted net tangible book value as of March 31, 2019 will be $           million, or $           per Share, if the underwriters’ over-allotment option is exercised in full. This represents an immediate increase in net tangible book value of $           per share to existing stockholders an immediate dilution of $           per Share to new investors purchasing Units in the offering.

A $           increase or decrease in the assumed public offering price of $           per Unit would increase or decrease, as applicable, our as adjusted net tangible book value per Share by $           , and increase or decrease, as applicable, the dilution per Share to new investors by $           , assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, any increase or decrease in the number of Units that we sell in the offering will increase or decrease our net proceeds in proportion to such increase or decrease, as applicable, multiplied by the offering price per Unit, less underwriting discounts and commissions and offering expenses.

The following table sets forth, as of March 31, 2019, on the as adjusted basis described above, the differences between our existing stockholders and new investors with respect to the total number of Units purchased from us, the total consideration paid, and the average price per Unit paid before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed public offering price of $           per Unit:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	326,428,583	%	$	%	$
New investors		%	$	%	$

Total		100%	$	100%	$

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A $           increase or decrease in the assumed public offering price of $           per Unit would increase or decrease, as applicable, total consideration paid by new investors, total consideration paid by all stockholders, and average price per share paid by all stockholders by $            million, $            million, and $           , respectively, assuming the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same. Similarly, any increase or decrease in the number of Units that we sell in the offering will increase or decrease our net proceeds in proportion to such increase or decrease, as applicable, multiplied by the offering price per Unit, less underwriting discounts and commissions and offering expenses.

If the underwriters’ over-allotment option is exercised in full, the number of shares of common stock held by our existing stockholders after this offering would be           , or      %, and the number of Shares held by new investors would increase to           , or      %, of the total number of shares of common stock outstanding after this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Forward-Looking Statements.”

Results of Operations for the Years Ended December 31, 2018 and 2017

Revenues

Our total revenue reported for the year ended December 31, 2018 was $3,183,142, compared with $939,252 for the year ended December 31, 2017. The change is primarily a result the increase in merchandise sales associated with of our acquisition of the Photo File, Inc. (“Photo File”) in the fourth quarter of 2018.

We have instituted direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also continued to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and expense in the development of software designed to more efficiently process digitized images, and push them through to our retail and licensing channels, to help scale each division significantly.

Cost of Revenues

Our total cost of revenues for the year ended December 31, 2018 was $2,605,694, compared with $780,409 for the year ended December 31, 2017. The change is primarily a result additional royalty and production expenses associated with our acquisition of the assets of Photo File.

Operating Expenses

Operating expenses increased to $5,487,850 for the year ended December 31, 2018 from $940,514 for the year ended December 31, 2017. The detail by major category is reflected in the table below.

	Year Ended December 31
	2018	2017

Product development, sales and marketing	$453,364	$317,568
General and administrative	4,998,506	611,403
Depreciation and amortization expense	35,980	61,543
Gain on sale of property and equipment	–	(50,000)

Total Operating Expenses	$5,487,850	$940,514

The main reason for the overall increase in operating expenses for the year ended December 31, 2018 was an increase in general and administrative expenses associated with the purchase of the Photo File assets.

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Product development, sales and marketing expenses increased by $135,796 for the year ended December 31, 2018. Product development, sales and marketing expenses primarily consists of website development costs, sales- and marketing-related salaries, as well as other expenses associated with marketing. We continue to utilize our working capital resources in sales and marketing in order to increase the distribution and demand for our products and to add content to our product lines along with adding additional channels of distribution.

General and administrative costs increased by $4,387,103 for the year ended December 31, 2018 primarily due to the additional insurance and salary expenses associated with the acquisition of Photo File.

Total depreciation expense decreased by $25,563 for the year ended December 31, 2018. The decrease is the result of assets being fully depreciated during the previous year ended December 31, 2017.

Gain on sale of property and equipment decreased by $50,000 for the year ended December 31, 2018 primarily due to the sales of archival assets during 2017. There were no similar transactions during the year ended December 31, 2018.

Net Loss

We finished the year ended December 31, 2018 with a loss of $493,975, as compared to a loss of $847,860 during the year ended December 31, 2017, the decrease in net loss is primarily the result of a bargain purchase gain on the acquisition of Photo File.

Results of Operations for the Three Months Ended March 31, 2019 and 2018

Revenues

Our total revenue reported for the three months ended March 31, 2019 was $1,477,452, compared with $549,821 for the three months ended March 31, 2018. The total increase in revenue is primarily a result the increase in merchandise sales associated with of our acquisition of the assets of Photo File, Inc. (“Photo File”).

We have instituted direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also continued to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and expense in the development of software designed to more efficiently process digitized images, and push them through to our retail and licensing channels, to help scale each division significantly.

Cost of Revenues

Our cost of revenues consists primarily of royalties, depreciation, and amortization expense. For the three months ended March 31, 2019, cost of revenues increased to $1,427,485, compared with $296,143 for the three months ended March 31, 2018. The change is primarily a result additional royalty and production expenses associated with our acquisition of the assets of Photo File.

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Operating Expenses

Operating expenses increased to $2,068,524 for the three months ended March 31, 2019 from $168,693 for the three months ended March 31, 2018

	Three Months Ended March 31
	2019	2018
Product development, sales and marketing	$156,790	$4,532
General and administrative	1,903,208	157,447
Depreciation and amortization	8,526	6,714

Total operating expenses	$2,068,524	$168,693

The main reason for the overall increase in operating expenses for the quarter ended March 31, 2019 was an increase in general and administrative expenses associated with the purchase of the Photo File assets.

Product development, sales and marketing expenses increased by $156,790 for the quarter ended March 31, 2019. Product development, sales and marketing expenses primarily consists of website development costs, sales- and marketing-related salaries, as well as other expenses associated with marketing. We continue to utilize our working capital resources in sales and marketing in order to increase the distribution and demand for our products and to add content to our product lines along with adding additional channels of distribution.

General and administrative costs increased by $1,745,761 for the quarter ended March 31, 2019 primarily due to the stock-based compensation and additional insurance and salary expenses associated with the acquisition of Photo File.

Total depreciation expense increased by $1,812 for the quarter ended March 31, 2019. The increase is the result of additional assets being depreciated during the current compared to the previous quarter ended March 31, 2018.

Other Expenses/Other Income

We had other expenses of $1,664,596 for the three months ended March 31, 2019, as compared to $13,979 for the same period ended 2018. The increase in other expenses is a result increased interest expense and the amortization of debt discount and financing fees associated our debt offering.

Net Loss

We finished the three months ended March 31, 2019 with a loss of $3,593,178, as compared to net income of $71,006 during the three months ended March 31, 2018. The decrease in net income from the prior year is primarily a result of the increased interest expense and stock-based compensation incurred during 2019.

Results of Operations for the Three Months Ended March 31, 2019 and 2018

Revenues

Our total revenue reported for the three months ended March 31, 2019 was $1,477,452, compared with $549,821 for the three months ended March 31, 2018. The total increase in revenue is primarily a result the increase in merchandise sales associated with of our acquisition of the assets of Photo File, Inc. (“Photo File”).

We have instituted direct-to-consumer marketing and implemented programs with third-party re-sellers, brick and mortars and online retailers. We have also continued to enhance and market our licensing division, Globe Photos LLC. Additionally, we have invested considerable time and expense in the development of software designed to more efficiently process digitized images, and push them through to our retail and licensing channels, to help scale each division significantly.

Cost of Revenues

Our cost of revenues consists primarily of royalties, depreciation, and amortization expense. For the three months ended March 31, 2019, cost of revenues increased to $1,427,485, compared with $296,143 for the three months ended March 31, 2018. The change is primarily a result additional royalty and production expenses associated with our acquisition of the assets of Photo File.

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Operating Expenses

Operating expenses increased to $2,068,524 for the three months ended March 31, 2019 from $168,693 for the three months ended March 31, 2018

	Three Months Ended March 31
	2019	2018
Product development, sales and marketing	$156,790	$4,532
General and administrative	1,903,208	157,447
Depreciation and amortization	8,526	6,714

Total operating expenses	$2,068,524	$168,693

The main reason for the overall increase in operating expenses for the quarter ended March 31, 2019 was an increase in general and administrative expenses associated with the purchase of the Photo File assets.

Product development, sales and marketing expenses increased by $156,790 for the quarter ended March 31, 2019. Product development, sales and marketing expenses primarily consists of website development costs, sales- and marketing-related salaries, as well as other expenses associated with marketing. We continue to utilize our working capital resources in sales and marketing in order to increase the distribution and demand for our products and to add content to our product lines along with adding additional channels of distribution.

General and administrative costs increased by $1,745,761 for the quarter ended March 31, 2019 primarily due to the stock-based compensation and additional insurance and salary expenses associated with the acquisition of Photo File.

Total depreciation expense increased by $1,812 for the quarter ended March 31, 2019. The increase is the result of additional assets being depreciated during the current compared to the previous quarter ended March 31, 2018.

Other Expenses/Other Income

We had other expenses of $1,664,596 for the three months ended March 31, 2019, as compared to $13,979 for the same period ended 2018. The increase in other expenses is a result increased interest expense and the amortization of debt discount and financing fees associated our debt offering.

Net Loss

We finished the three months ended March 31, 2019 with a loss of $3,593,178, as compared to net income of $71,006 during the three months ended March 31, 2018. The decrease in net income from the prior year is primarily a result of the increased interest expense and stock-based compensation incurred during 2019.

Liquidity and Capital Resources

As of March 31, 2019, we had total current assets of $805,055 and current liabilities of $14,595,533, resulting in a working capital deficit of $13,790,478. This compares with the working capital deficit of $ 11,799,085 at December 31, 2018. This increase in working capital deficit, as discussed in more detail below, is primarily the result of increased current debt resulting from our convertible note offering.

Our operating activities used $690,028 in the three months ended March 31, 2019 as compared with $111,417 used in operating activities in the three months ended March 31, 2018. Our negative operating cash flow in 2019 was largely the result of our net loss for the period.

Investing activities used $56,570 in the three months ended March 31, 2019 compared with $0 in the three months ended March 31, 2018. Our negative investing cash flow in 2019 is largely the result of the purchase of image archives and internal use software.

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Financing activities provided $820,345 in the three months ended March 31, 2019 compared with $117,610 provided in the three months ended March 31, 2018. Our positive financing cash flow in 2019 was largely the result of our offering and sale of convertible notes.

There is no guarantee we will generate sufficient revenues to continue operations. Our management estimates we will need approximately $6,000,000 in annual revenues to continue operations at our current operating level, without consideration given to investment in new sales and marketing channels. For the immediate future we plan to achieve this revenue target by ramping up fees earned from licensing imagery to media companies growing a network of global sales agents. There is no guarantee that we will generate sufficient revenues to continue operations. We expect to continue incurring significant operating losses for the near future. If we are not successful in achieving revenues required to continue operations at our current operating levels within three to four months, or obtaining additional financing, our operations will be significantly negatively impacted, and we will need to significantly scale back our operations or liquidate all or a portion of our collections.

We believe that our principal difficulty in our ability to successfully generate profits has been the lack of available capital to operate and expand our business. We believe we need a minimum of approximately $6,000,000 in additional working capital to be utilized for key archive acquisitions, inventory management software, technology development, additional staffing and working capital. As of the date of this report, we have no commitment from any investor or investment-banking firm to provide us with the necessary funding and there can be no assurances we will obtain such funding in the future. Failure to obtain this additional financing will have a material negative impact on our ability to generate profits in the future.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the year ended March 31, 2019.

Critical Accounting Polices

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our critical accounting policies are disclosed in Note 2 of our audited consolidated financial statements included herein.

Off Balance Sheet Arrangements

As of March 31, 2019, there were no off-balance sheet arrangements.

Recent Accounting Pronouncements

The recent accounting pronouncements that are material to our financial statements are disclosed in Note 2 of our consolidated audited financial statements included herein.

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BUSINESS

Overview

The Company was originally incorporated on September 20, 2004 in the State of Delaware under the name “Blog8.” Since incorporation, we have changed our name a number of times, having been named “Securiteyes,” “Medify Solutions Limited,” “Petel Incorporated” and “Gleeworks, Inc.” and “Capital Art, Inc.” On June 6, 2018, we filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger with our wholly-owned subsidiary, Globe Photos, Inc. As part of the merger, our board of directors authorized a change in our name from “Capital Art, Inc.” to “Globe Photos, Inc.” and our Certificate of Incorporation has been amended to reflect this name change.

We are currently engaged in the business of acquiring, selling, licensing and merchandising classic and contemporary photographic images and reproductions. Over the last few years, we have been in a developmental phase, focused mostly on acquiring ownership or rights to collections of rare or unpublished negatives and photographs of iconic celebrity images.

We have been taking advantage of a new market dynamic, where aging celebrities, retiring photographers, and image rights holders (i.e., family estates) are finally offering their exclusive photographic collections up for sale. We seized this opportunity to acquire these historic archives over the last few years, including the acquisition of other companies that have been quietly collecting these rare archives.

We believe we have now assembled one of largest collections of iconic pop culture imagery photography in the world. It is comprised of more than 15 million images taken by more than 3,500 photographers from around the world over the last century. It features iconic personalities and seminal moments from the worlds of entertainment, sports, history and politics. Our branded archives include Frank Worth collection, Movie Star News, and Globe Photos Agency (from the original Globe Photos founded in 1939).

Archived and stored at our Company’s secured warehouse, these collections include never before seen negatives, one-of-a kind prints and other memorabilia. They include rare images of celebrity icons, such as Elvis Presley, James Dean, Marilyn Monroe, Humphry Bogart, Frank Sinatra, the Beatles and more, as well as many contemporary personalities, performing artists and star athletes.

More recently we have been focused on acquiring assets that would provide us the ability to sell and merchandise licensed sports photography, as well as an operational platform for monetizing the photographic assets and associated memorabilia that we have acquired. This effort culminated on October 11, 2018 with the acquisition of substantially all of the assets of Photo File, a 30-year-old New York-based licensed sports photography company with more than 50 employees engaged in the licensing, production, marketing and sales of sports imagery and related collectibles.

As part of the Photo File transaction, we acquired licenses to produce and sell licensed sports prints, lithographs and other related items for major U.S. sports leagues, including NFL, NBA, MLB, and NHL Properties and their respective player associations, as well as most major college sports teams. We also gained licenses with thousands of individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, Marvel Entertainment, and others. The acquisition also significantly expanded our collection of company-owned iconic sports photography.

In addition to valuable licenses and photo assets, the Photo File transaction has provided us access to its well-established sales and marketing organization, and it has opened new distribution channels for our existing product lines.

We also expect to benefit from Photo File’s reputation for excellent customer service, as well as its strong ties to its professional and collegiate sports leagues and large retail customers. This will be important as we further develop relationships with top retail clients and distributors including Costco, Walmart, Target, Bed Bath and Beyond, USPS, Scheels and others.

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Prior to the Photo File transaction, we had taken preliminary steps to monetize the value of our collection by establishing various sales channels and marketing methodologies. We have been selling some of our photographic images and reproductions on a limited basis through auctions, third-party galleries, art consultants, interior decorators, brick and mortar locations, specialty and big box retailers, as well as through various online outlets, including Amazon and 1stdibs, and directly to end consumers via our Globe Photos website. We have been experimenting with various ways to reach customers through diverse marketing channels, including our websites, events and interactive campaigns.

In many respects, the Company believes it has turned the corner with the Photo File transaction, allowing us to emerge from our development stage into a full-scale commercialization phase and take advantage of the growing market demand for pop culture and sports imagery and related memorabilia.

Our mission is to operate as a global marketplace for licensed sports and pop culture imagery, which includes both sold physical prints as well as licensed digital photography that our customers can use in their communications, such as social media, websites, digital and print marketing materials, books and publications.

Through our online and in-store platforms and manufacturing processes, consumers are able to customize, personalize, share, print and download licensed prints and physical products both for personal use and for creating thoughtful and personalized gifts. These may include such photo-based products as framed photos, canvases, books, calendars, greeting cards, mugs, bags, and apparel. There are numerous ways for our customers to avail themselves of our vast library of digital images.

As part of increasing our product offerings, we plan to continue our search for photographic archives that are undervalued by the market. These archives may be acquired outright, or we may enter into representation or consignment agreements with the owners of the archives. These opportunities are typically (1) aging photographers who are looking to monetize their archive while still alive via a single large transaction, or (2) media companies that have aggregated assets (or rights to assets) and are seeking to dispose of the archive or a partner who can help them grow cash flows related to the archive. These opportunities exist both in the United States and abroad and we continue to search for value on a global basis.

Our principal place of business is located at 6445 South Tenaya Way, Suite B-130, Las Vegas, NV 89113. General information about us can be found at www.globephotos.com. The information contained on or connected to our website is not incorporated by reference into this Prospectus.

Asset Purchase Agreement with Photo File

In 1987, the year it was founded, Photo File was awarded a license for photography by Major League Baseball and the MLB Players Association, becoming the first company to be given a license for photography by any major sport in the United States. Photo File is also licensed by thousands of individuals and organizations, including Muhammad Ali, Babe Ruth, Joe Namath, Vince Lombardi, and Marvel Entertainment. Photo File had become one of the nation’s leading manufacturers of sports photography, with licenses from the NFL, MLB, NBA, NHL, Collegiate Licensing Company (CLC), and their respective player associations.

Besides photos in sizes up to 30"x40", Photo File offered a full range of framed and matted products, plaques, photo sculptures, ceramics tiles, key chains and event covers. Photo File also produced a line of licensed Framed Gold Records featuring top recording artists, including Elvis Presley, KISS and many others.

At the time of the asset purchase by Globe Photos, Photo File employed 54 people, including its owners. The staff was comprised of 51 full-time and three part-time employees. Photo File’s 43,000 square foot facility, located in Mount Kisco, NY, included a printing lab, a graphics department, framing operation and sales and marketing divisions.

On October 11, 2018, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Photo File, along with its related company Sportphotos.com (collectively, the “Seller”) and Charles Singer, its CEO and principal stockholder, to acquire the assets of the 30-year-old private New York-based company.

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On October 11, 2018, the Company entered into a definitive Asset Purchase Agreement with Photo File, Inc., a New York corporation along with it related entity Sportophotos.com and Charles Singer, its CEO and principal shareholder (collectively, the “Seller”) wherein the Company acquired certain assets and assumed certain liabilities of the Seller in exchange for $2,000,000. In connection with the agreement, the Company paid $1,515,000 to the Seller as of March 31, 2019 toward the purchase price of the Asset Purchase Agreement. The final payment of $485,000 which was due was recorded as a payable to Photo file, Inc. as of March 31, 2019 in the consolidated balance sheet.

As additional consideration the seller also received the following:

•	A royalty to Seller that commences upon the initial $6,000,000 in sales from the Nevada subsidiary, with a fair value of $4,279,000.

•	10% interest in the Nevada subsidiary that we have formed to house the assets

Additionally, the seller has the endeavor to sell its Vintage Photographic Collection over time after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from net sales but before any expenses other than commissions are less than $2,000,000, the Company will pay the difference between the proceeds and $2,000,000 within 30 days. Any proceeds above $2,000,000 will be divided equally between Seller and the Company with the Seller will remitting 50% of the net proceeds after expenses of those sales within 30 days of their receipt. As of December 31, 2018, the Company recorded the entire $2,000,000 as a contingent purchase consideration. As of March 31, 2019, the $2,000,000 remains on the books as a contingent purchase consideration.

Assets acquired in the Photo File transaction included more than 1 million sports negatives, 1,000+ autographed lithographs and memorabilia, as well as printing and packaging equipment. Per the terms of the Purchase Agreement, we have created a new Nevada subsidiary called Photo File, LLC to hold the assets we have acquired from Photo File.

Post-Acquisition Plans

We see Photo File as a classic turnaround situation, with present annual revenues of approximately $7 million and losses of approximately $1 million, but at one time having generated more than $20 million in annual revenues. Currently, of the approximately $7 million in revenue, only about 8% is generated online. We believe this represents a substantial opportunity to leverage the latest advances in e-Commerce technology and services to grow sales. Through our experience and our review of successful models of other major sports retailers, we determined that more than 80% of the business revenue should be generated by online, print-on-demand or direct-to-consumer sales.

We are also currently executing a plan to right size the organization and move forward efficiently and effectively. In conjunction with this analysis, we have evaluated areas and processes such as printing, production and fulfillment to reduce inefficiencies and further reduce overhead, along with expanding capacities. This review and integration will take place over a measured period as to not disrupt current operations and production. We have identified several viable options to outsource printing and grow the business by including individuals and companies currently working within the industry.

We believe the inclusion of a sports channel is complementary to our existing business and allows us to piggy back the photo assets of Globe Photos onto Photo File’s existing clients and retail opportunities. We plan to leverage the long-term distributor relationships Photo File has developed over the last 30 years to increase the sales of our existing Globe Photo library.

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Business Strategy

We expect to become a major provider of licensed products and services by using a combination of traditional methods and merchandizing, along with innovative new approaches. Traditional methods, such as licensing, online downloads and subscriptions, and manufacturing and selling framed products, have built billion-dollar photo-based enterprises like Getty Images, Shutterstock and Shutterfly. However, with the aspiration to become the leader in our space, we are also developing new sales and marketing concepts that we believe will change the way people purchase images across online and retail channels. We expect our growth to be driven several initiatives:

▪	Develop our customer base: We plan to expand our customer base and promote our Globe Photos brand by leveraging our existing channels. This includes word-of-mouth referrals from customers, auctions, catalogs, online advertising and direct marketing that will continue to expand our customer reach. We plan to leverage the latest methods and technologies in social media and eCommerce marketing, including A.I. (artificial intelligence) to build out our customer database with valuable demographic and customer preference information in order to enhance our customer experience and increase sales.

▪	Expand products and services offerings: We plan to innovate as a way to increase the breadth and value proposition of our products and services. We will continually explore new marketing possibilities, and have a number of programs at various stages of development. These programs are based on the strategy of leveraging industry partners and technology to lower or eliminate capital requirement for deployment and ongoing program management.

▪	Increase sales to existing customers: We intend to increase both average order size and repeat orders per customer by expanding our products and services, tailoring our offerings to encourage additional purchases for different use occasions, and increasing our cross-selling and up-selling activities.

▪	Growth through acquisitions: We will continue to consider strategic business or asset acquisitions that will help us secure additional photographic assets, products, market share, talent, and revenue. We continue to seek photographic archives that are undervalued, to purchase them or secure rights to these archives through representation or consignment agreements with the owners.

▪	Expand our sports licenses. We are looking to expand our sports licenses to include more products related to the core licenses we currently have with the NFL, NBA, MLB and NHL, as well as to expand our licensing relationships with additional major college teams and other sports organizations. We expect sales of products generated by the sport licensing part of our business, particularly with the launch of new sales and marketing concepts, to grow the fastest.

▪	Expand upon and leverage partnerships: We plan to expand upon and leverage our retail and distribution partners that include Costco, Walmart, Bed Bath & Beyond and CVS. We also plan to increase our sales presence on Amazon and 1stdibs. We expect to expand upon our licensing partnerships with Wendover Art Group, Zuma Press, Artspace, Fanatics, PersonalizationMall.com and others.

Sales, Marketing and Distribution

Our photographic assets and licenses are delivered or manufactured in a variety of physical and digital formats that can be sold through several different distribution channels and markets. This creates numerous potential revenue streams.

We sell photographs in the form of open edition or fine art prints. In some instances, prints can be paired with other memorabilia to create unique collectibles, such as photo footballs, original concert tickets, and autographed items.

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Since we own many original prints and negatives, these prints can be also be paired with memorabilia or sold separately as collectibles after we digitize the original print or negative. We retain the exclusive copyright to the image, so we can then resell the digitalized image in different formats and sizes, and at different price-points, from digital download and postcard collectibles, to open edition prints and large-format fine art framed limited editions. We are not aware of any other pubic company that has as many original-source photo assets as Globe Photos.

To address opportunities created by the many varieties of products and distribution channels, we plan to expand our in-house sales staff as we scale up our commercialization efforts. Currently, approximately 90% of our licensed sports business is through major big-box and specialty retailers. We also reach customers through diverse marketing channels, including our website, events and interactive campaigns. Our marketing activities aim to build awareness for our brands and drive revenue by promoting both existing and newly-acquired images in our collection.

We are currently completing the development of a new robust enterprise web platform that will support the automation of product personalization and expand our online reach. We anticipate that a direct-to-consumer and print-on-demand approach will enable us to rapidly and efficiently scale our business while avoiding the costly investment and charges typically associated with the procurement and management of inventory and traditional manufacturing.

We plan to continue to implement marketing programs, although on a larger scale, designed to target non-traditional retail outlets, as well as the interior design, fund-raising and hospitality industries. We are also in discussions with several independent sales representatives to market the Company’s products to these market segments on a commission basis.

We also expect to continue to sell our pop culture photographic images and reproductions through auctions, third-party galleries, art consultants, interior decorators and directly to consumers. We will reproduce large quantities of different photographs from our collection, which may be sold through third party on-line retailers.

Our Globe Photos’ licensing division currently services more than 2,500 global clients, including every major news organization in the world, production companies, publishing houses and more. We have recently begun testing an online direct-to-consumer digital subscription model designed to license individual images for use in personal documents, prints, screen savers, and other uses.

We expect to generate significant growth over the next several years through interactive sales and marketing campaigns conducted in partnership with big-box and online retailers, including Wal-Mart, Costco and Fanatics, as well as fine art websites like 1stdibs.com, particularly as we take advantage of new sport photo licenses we acquired from Photo File. In fact, we anticipate the sport imagery aspect of our business will be the fastest growing area for us for the foreseeable future.

We plan to continue to pursue opportunities that can to diversify revenues, such as developing additional websites for retail clients to purchase our prints and also as a portal for interior decorators, and a new store-with-a-store gallery concept in New York City, New York and Santa Monica, California.

We are also developing an immersive interactive retail experience in partnership with a well-established industry player that is designed to require significantly small capital expenditure by Globe Photos, as our part will require use of our existing licenses, and overseeing fulfillment by outsourcing manufacturing, fulfillment and customer service. We expect this program to also provide the opportunity for customer acquisition at minimal to no cost, after which we can then remarket to them other products and services via our other channels, such as online.

Licenses

Our major sports licenses include NFL Properties, NFL Players Association, MLB Properties, MLB Players Association, NHL Properties, NHL Players Association, NBA Properties, and NBA Players Association, which comprise over 1,000 individual licenses to produce officially licensed sports prints, canvas, memorabilia and other related items.

In 2017, the Company entered into a licensing arrangement with Authentic Brands Group to license our images of Muhammad Ali, Marilyn Monroe, and Elvis Presley, incorporating their respective signatures and iconic sayings onto the images, as “Officially Licensed Products.”

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Intangible Assets; Photographic Image and Memorabilia Archive

We believe we have now assembled one of largest collections of iconic pop culture imagery photography in the world. It is comprised of more than 15 million images taken by more than 3,500 photographers from around the world over the last century. It features iconic personalities and seminal moments from the worlds of entertainment, sports, history and politics. Our branded archives include Frank Worth collection, Movie Star News, and Globe Photos Agency (from the original Globe Photos founded in 1939).

Archived and stored at our Company’s secured warehouse, these collections include never before seen negatives, one-of-a kind prints and other memorabilia. They include rare images of celebrity icons, such as Elvis Presley, James Dean, Marilyn Monroe, Humphry Bogart, Frank Sinatra, the Beatles and more, as well as many contemporary personalities, performing artists and star athletes. The collection features iconic personalities and unforgettable moments from the worlds of entertainment, sports, history and politics.

We have been taking advantage of a new market dynamic, where aging celebrities, retiring photographers, and image rights holders (i.e., family estates) are finally offering their exclusive photographic collections up for sale. We seized this opportunity to acquire these historic archives over the last few years, including the acquisition of other companies that have been quietly collecting these rare archives.

The Company’s new Photo File division currently holds licenses with the NFL, NBA, MLB, NHL, and major colleges including Alabama, Clemson, Ohio State and others, to produce sports prints, lithographs and other related items. Photo File also holds licenses for thousands of additional individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, and others.

The Company regards its archival images and related proprietary rights as valuable intangible assets. The Company, with the assistance of Corporate Valuation Advisors, Inc. (CVA), an independent appraiser, undertook an estimate of the value of the Company’s intangible assets.

The Company engaged CVA to value the identifiable assets acquired in the acquisition of Photo File in accordance with ASC 805, and separately from Globe Photo’s existing intangible assets, in order to assist with the accounting treatment for the combined entities.

The valuation of Photo File’s identifiable assets included memorabilia of $3.6 million, copyrighted image library of $4.1 million, tradename of $0.340 million, and other intangible assets including license agreements, customer relationships, and non-competes of $11.42 million. Altogether, CVA determined a total estimated value of the assets acquired in the acquisition of Photo File to be approximately $19.46 million.

In addition, the Company wanted to get an independent analysis of Globe Photo’s existing assets that are comprised of copyrights for use in licensing and image sales. CVA’s valuation of Globe Photo’s existing assets indicated a fair market value of $24.1 million. CVA applied a discount rate to this amount to arrive at $18.2 million as an orderly liquidation value of these copyrights.

The aggregate of both segments of the business represents an estimated $37.66 million to $43.56 million in asset value, which the Company intends to exploit for growth as part of its business model.

Industry Overview

According to IBISWorld Industry Report OD5070 Online Art Sales in the U.S., IBISWorld estimated that over the next five years industry revenue will grow at an annualized rate of 3.5% to $597.2 million. The report points out how growth in macroeconomic conditions and the increased number of broadband connections have been the primary drivers of industry expansion over the last five years. Rapidly changing technology and the increasing acceptance of e-Commerce have shaped the online art sales industry over the last five years. IBISWorld projects the online art sales industry will continue to grow at an annualized rate of 3.2% over the next five years reflecting a slower rate of growth as the industry becomes more saturated and matures.

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The art industry is subject to the same general economic conditions affecting the marketplace for branded products. When the economy is good, discretionary consumer spending increases. In economic downturns, consumers have less discretionary income and purchases of art products tends to decline.

Analysts at Technavio, a global technology research and advisory firm, forecast the global still images market at $4.46 billion by 2021, growing at a compound annual growth rate (“CAGR”) of close to 8% over the forecast period. The Americas is the leading regional segment of the market, responsible for generating the high revenue and incremental growth over the forecast period. The top three emerging trends driving the global still images market, according to Technavio’s consumer and retail research analysts are: 1) growth of microstock images; 2) increased demand for authenticity; and 3) growing popularity of premium still images with brand managers and publishers looking for images that are unique, culturally relevant, and provide fresh perspectives.

Technavio also expects the global market for personalized gifts will reach $31.63 billion by 2021, growing at a CAGR of more than 9%. Technavio analysts highlight the following three key factors that are contributing to the growth of the global personalized gifts market: 1) growing gifting culture and increasing demand for seasonal decorations; 2) innovative gifting solutions and advancements in technology; and 3) expanding online retail, kiosks, and online distribution channels. Technavio notes that gifting culture is evolving with an increasing number of occasions when gifts are exchanged. Consumers are looking to customize their gifts through personalization, configuration, or on-demand printing to add value and make their gifts unique. We have taken note of these trends, particularly personalization, and are currently designing innovative new programs designed to take advantage of them.

The recent acquisition of a controlling interest in Getty Images, Inc. by the Getty family from the Carlyle Group in a deal which reportedly values Getty Images at approximately $3 billion suggests an active market exists for copyrighted photographic libraries.

The U.S. sports memorabilia market is estimated at $5.4 billion annually, according to Collectible.com. This estimate considers the total gross merchandise volume from eBay, independent auction houses, online retail venues and other sources. According to Zion Market Research, the global licensed sports merchandise market was valued at approximately $31.3 billion in 2017 and is expected to reach approximately $48.7 billion by 2024, growing at a CAGR of about 6.7% from 2018 to 2024. Zion reports that sports licensing is one of the fastest growing categories worldwide, and it states that the rise in the number of sports leagues may help growth in licensed sports merchandise industry.

Furthermore, an article published in Fortune magazine on September 1, 2018 estimates the size of the U.S. sports licensed apparel market at approximately $7.8 billion per year, growing at a rate of 3% per year. Fanatics, Inc., an online retailer of licensed sportswear and merchandise, is believed to have grown from approximately $250 million in revenues in 2010 to an expected $2.3 billion in 2018. Fortune views the sports merchandise market as “ripe for e-commerce.” In the article, an analyst for IBISWorld claims that online sales of sports merchandise has grown from 1% of sales to 20% of sales over the past decade alone.

Competition

Most of our competitors have substantially greater financial, technical and human resources than we have. The market for iconic photographic images and related services is highly competitive. We believe that the principal competitive factors include our licenses, name recognition, company reputation, the quality, relevance and breadth of the content in a company’s collections, and the quality of contributing photographers and other partners under contract with a company. Additionally, we also face competition in connection with factors relating to the business and our infrastructure such as effective use of current and emerging technology, customer service and customer relationships, pricing and licensing models, policies and practices and accessibility of content and speed and ease of search and fulfillment.

Some of our current and potential significant competitors include other general visual content providers such as Getty and Shutterstock, and photo personalization providers like ShutterFly. We believe that we can be highly competitive with these companies because we own many of our photographic original prints and negatives, and therefore do not have to split sales proceeds with photographers who own intellectual property right which is a typical industry standard. Our competitors in this area could also potentially become license clients or partners, as they look to access the many unique images in our library.

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We also face significant competition from specialized visual content companies that are well established in their local, content or product-specific market segments such as Reuters Group, the Associated Press, and ZUMA Press, Inc. There are also thousands of small photography agencies, image content aggregators and individual photographers throughout the world with whom we compete. Our Globe Photos’ licensing division is small in relation to these larger firms, but our photo assets have unique historical value with a name representing one of the nation’s first pop culture-licensing agencies founded in 1939. As a result, our licensing division services over 2,500 global clients, including every major news organization in the world, production companies, publishing houses and more.

Our competition also includes retail photography galleries and websites selling photography such as Art.com, Artspace.com and Rockpaperphoto.com. However, in some instances we have or can partner with these online sellers to also sell our products.

Intellectual Property

Much of our collection of iconic photographic images was acquired and are owned by us. A small percentage of the images in our collection are obtained through reproduction or licensing agreements, wherein we pay a royalty based on the percentage of revenues we receive from the use of the licensed images. As such, currently such agreements are limited and not material.

To this end, we have been and continue to search for photographic archives. We believe that these archives can be monetized multiple ways, through our collectibles, licensing and retail divisions, depending upon the structure and content of each archive. These archives may be acquired outright, or we may enter into representation or consignment agreements with the owners of the archives. These opportunities are typically (1) aging photographers who are looking to monetize their archive while still alive via a single large transaction, or (2) media companies that have aggregated assets (or rights to assets) and are seeking to dispose of the archive or a partner who can help them grow cash flows related to the archive. These opportunities exist both in the United States and abroad and we continue to search for value on a global basis.

Our management believes that the market is significantly undervaluing physical photographic assets for both individual photographers seeking to monetize their collections and media companies seeking to dispose of their archives because of the investment required to digitize and then monetize them. We have created an infrastructure and workflow process in order to digitize these assets at a low cost, which we believe gives us a competitive advantage for purchasing from all sources.

We utilize the following criteria when evaluating archives:

▪	The age of the archives;

▪	How/if the archive is organized;

▪	The type of media in the archive;

▪	The subject matter of the archive;

▪	The rarity of the subject matter;

▪	The photographer(s) represented in the archive; and

▪	The nature and the strength of the intellectual property rights associated with the archive.

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Based on these factors, single photographer archives are desirable because copyrights are most commonly owned by the person who photographed an image. We can market and build the reputation of the photographer to enhance the value of the archive. In addition, we believe we can better control the market for the works of individual photographers. Reproduction and licensing agreements are often more desirable because they typically require low or no upfront cash commitments. In these agreements, content providers are usually paid mostly through royalties on sales. Owning copyright or having rights to copyrights significantly impact our gross margins. On the other hand, purchasing copyrights outright while reducing cash, increases intangible assets and generates higher gross margins. Reproduction and licensing agreements do not significantly impact our balance sheet but generate lower gross margins.

Our ability to acquire such depository is dependent on our ability to raise additional capital in order to have funds to make such acquisitions.

Employees

As of May 13, 2019, we had approximately 48 employees. We also utilize consultants on an as-needed basis. None of our employees are members of any union. We believe our relationship with those employees is excellent. With the acquisition of the assets of Photo File, we acquired 45 employees (which number is included in the figure above). There will be an integration period over the coming months that will include employee retraining, and we anticipate an adjustment in the number of employees to “right size” the company in preparation for our next growth phase.

Government Regulations

We are subject to certain regulations as it relates to the Internet, data privacy and security. See “Risk Factors” for more information.

Facilities

Our principal executive office and headquarters is located at 6445 South Tenaya Way, B-130, Las Vegas, Nevada 89113 where we lease 4,606 square feet of commercial space for a monthly rental payment of $3,270 per month effective October 10, 2014. The lease expires on October 10, 2019. We also lease storage space locally to house art and photography stock. Our printing, framing, packing and shipping facilities are provided by third-parties. We also rent storage space on a month-to month basis in Brooklyn, NY, at a cost of $325 per month. This storage space has been historically used by our existing Globe Photos business operations.

As part of our acquisition of substantially all of the assets of Photo File, while we did not assume the lease, we did assume its existing lease payments as follows: we paid 100% of the lease payments through December 31, 2018, and after December 31, 2018 we will pay 50% of the lease until the end of the lease term or until the lease may be terminated, or until such earlier date as the lease may be terminated. Photo File's 43,000 square foot leased facility, located in Mount Kisco, NY, includes a state-of-the-art digital photographic printing lab and a complete framing operation. On January 30, 2007, Photo File signed a twelve year and nine-month lease, expiring on March 1, 2020, for approximately 43,000 square feet of office and warehouse space with rent starting at $41,988 per month with annual increases of 2% per year.

Legal Proceedings

We are not party to and none of our property is the subject of any outstanding litigation, nor have we received notice of any pending action to be filed against us or any of our property. From time to time, we may be a party to legal proceedings and subject to claims incident in the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, we believe that the final outcome of such matters would not have a material adverse effect on our financial condition or business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources, and other factors.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages, and positions of our executive officers and directors as of May 13, 2019. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable. There currently are no legal proceedings and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our executive officers or directors.

Name	Age	Position(s)
Stuart Scheinman	53	President, Chief Executive Officer, Principal Executive Officer and Director
Scott C. Black	66	Secretary, Chief Legal Officer and Director
Tucker DiEdwardo	71	Chief Operating Officer
Evan Bedell	56	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Sam D. Battistone	79	Chairman of the Board of Directors
Jerry Nadal(1)(2)	59	Director
Barbara D’Amato(1)(2)(3)	48	Director
Luisa Ingargiola(1)(3)	51	Director
George Smith(2)(3)	61	Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.

Executive Officers

Stuart Scheinman was appointed as our CEO, President and a director on December 27, 2016. Mr. Scheinman and Mr. Battistone served as Co-CEO’s until November 1, 2018. Mr. Scheinman previously served as president of Movie Star News, Inc., Las Vegas, NV, a privately-held company engaged in the sale of classic and vintage Hollywood photographs, until we acquired this company in October 2014. Earlier, he was president and founder of Animaland, an interactive toy manufacturing company from December 2003 to September 2012. The interactive store within a store experience grew to over 500 locations worldwide. For over two decades Mr. Scheinman has been involved with sports and entertainment marketing, developing licensed products for the NBA, NHL and most major Football Clubs in Europe, and working with 200 major athletes worldwide. Mr. Scheinman received a Bachelor of Arts degree from Long Island University in 1987. Mr. Scheinman is qualified to serve on our board of directors because of his sales, marketing and business development experience.

Scott C. Black, Lieutenant General US Army (Ret.), was appointed as our Secretary, CFO, in-house counsel and a director on December 27, 2016. On November 1, 2018, he was formally appointed as our Chief Legal Officer and resigned as our Chief Financial Officer. Mr. Black previously served as CFO of Movie Star News, Inc., Las Vegas, NV, a privately-held company engaged in the sale of classic and vintage Hollywood photographs, until we acquired this company in October 2014. From November 2009 through August 2012, he was vice president and general manager of BAE Systems, Inc., where he supervised and managed the Global Mission Solutions business unit with more than $300 million in annual revenue. He joined BAE Systems after retiring from the U.S. Army where he had a distinguished 35-year career of service, rising to serve as the Army’s judge advocate general. As the Judge Advocate General of the U.S. Army, Mr. Black directed a legal services organization of more than 10,000 lawyers and paralegals, both soldiers and civilians, who were deployed around the world in 650 offices in 19 countries, including Iraq and Afghanistan. He served as the legal advisor to the Secretary of the Army, the Army Chief of Staff, and all Army Staff principals. He was also responsible for all Military Justice operations, the legal support for contracting, ethics, and environmental programs, and for supervising the training and deployment of Rule of Law and Governance Advisors around the world. Previously, he served as Commanding General and Commandant of the Judge Advocate General's Legal Center and School in Charlottesville, Virginia, and as the Assistant Judge Advocate General for Military Law and Operations in the Pentagon. His past positions include Chief Counsel for the Secretary of the Army’s Congressional Liaison Office, Staff Judge Advocate (General Counsel) for the Army’s Fifth Corps in Germany, and Assistant Counsel to the President in the White House. Mr. Black received a bachelor’s degree in political science from California Polytechnic State University in 1974 and a Juris Doctor from the California Western School of Law in 1980. He also holds a Master’s Degree in National Resource Strategy from the Industrial College of the Armed Forces, National Defense University. His awards include the Distinguished Service Medal, the Legion of Merit with Oak Leaf Cluster, and the Meritorious Service Medal with four Oak Leaf Clusters. He is also entitled to wear the Parachutist Badge, the Ranger Tab, and the Army Staff Identification Badge. Mr. Black is qualified to serve on our board of directors because of his sales, marketing and business development experience.

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Tucker DiEdwardo has served as our Chief Operating Officer since November 15, 2018. Prior to his appointment as our COO, Mr. DiEdwardo has owned TD Ventures, LLC, a special events and entertainment marketing company. From 2005 to 2013, Mr. DiEdwardo worked as president of LVI Global, LLC, an internationally recognized leader in postgraduate live-patient dental education, with over 9,500 alumni from 46 countries. Mr. DiEdwardo holds both Bachelor and Master of Science/Education degrees from Southern Connecticut State University.

Evan Bedell was appointed as our Chief Financial Officer on April 29, 2019. Mr. Bedell was previously CEO of View Capital, a business development and capital markets advisory focused on financial technology which he founded in 2008. From 2002-2008, he was co-founder and chief operating officer of Silver Pacific Advisors, a boutique investment bank where he oversaw $2 billion in capital formation and M&A. From 1997-2002, he served as vice president for the investment banking division of Lehman Brothers, handling securities and M&A transactions. Earlier in his career, Mr. Bedell was a global manager at KPMG Consulting, and served as an associate at the commercial real estate services and investment firm, CBRE Group. He received his Master of Business Administration from the UCLA Anderson School of Management and Bachelor of Arts from the University of California Santa Barbara, and holds a Chartered Financial Analyst (CFA) designation.

Board of Directors

Sam D. Battistone was appointed as the Chairman of our board of directors on December 27, 2016. He previously served as Co-CEO with Mr. Scheinman from December 27, 2016 to November 1, 2018. Mr. Battistone is the Founder, Chairman and CEO of Dreamstar, a Nevada corporation. He was the Founder and Chairman of Dreams, Inc., a public company traded on the New York Stock Exchange and Field of Dreams, a national chain of sports and celebrity retail stores. Dreams, Inc. was ultimately purchased by Fanatics, Inc. He was the Principal Owner and Founder of the Utah Jazz (formerly New Orleans Jazz) National Basketball Association team, and served as Chairman, President and Governor of the team from 1974 to 1986. He was appointed by the Commissioner of the NBA as a member of the Advisory Committee of the Board of Governors of the NBA. He was a founding Director of Sambo's Restaurants, Inc. and served in the positions of President, CEO and Chairman of the Board during the years of 1967 to 1979. He directed the efforts of Sambo's Initial Public Offering in 1969 and the move to the New York Stock Exchange. During that period, Sambo's grew from a regional operation of 59 units to a chain of over 1100 restaurants nationwide. He also was a member of the board of directors of the National Restaurant Association. Mr. Battistone is qualified to serve on our board of directors because of his sales, marketing and business development experience.

Barbara D’Amato has served on our board of directors since March 10, 2019. Ms. D’Amato is a highly accomplished global deal maker, career banker, financier and operator with 25+ years of experience with a prominent ability to drive rapid growth and value creation through operational leadership, leveraging the power of strategic partnerships, financial and strategic professional and capital markets networks in the US and globally. From 2004 to 2018, Ms. D’Amato was the Founder and CEO of Trilogy Brands Group, a brand development licensing and franchising international growth firm in the retail industry, and Trilogy Capital Corp., an international advisory firm specializing in growth capital and project development to middle market and large companies. Prior to Trilogy, Ms. D’Amato served as Senior Relationship Manager and Team Leader, Vice President and Chief Risk Officer for Global Multinational Banks such as BNP Paribas US and Global Banking, a $2.5 trillion in assets and a presence in over 75 countries, and Bank of America’s Global Capital Markets Group among the top 10 largest banks in the world. She currently serves as an Advisor to the Board of Directors of TriLinc Global a leading $1.1 billion global private debt alternative investment fund whose strategy is to generate attractive financial returns and meet the sustainable investment needs of investors by achieving global social, economic and environmental impact worldwide. Ms. D’Amato obtained her bachelor’s degree in International Business from California State University Pomona, and post-graduate degree from Harvard Business School. Ms. D’Amato’s extensive investment and international markets experience, as well as her independence, judgment and exceptional leadership experience makes her a valuable addition to the Board.

Jerry Nadal has served on our board of directors since November 20, 2018. Mr. Nadal brings more than 30 years of experience in the entertainment industry to our board of directors, specializing in the production of live performances. He currently serves as senior vice president of the resident shows division of Cirque du Soleil, where he is responsible for all six ongoing Las Vegas shows and others in several cities worldwide involving more than 2,000 performers from over 40 countries. His operational responsibilities also include supervising the Cirque du Soleil sales and marketing team that oversees $500 million in annual revenues, and managing Cirque du Soleil’s operating partnerships with Disney, Universal, MGM Resorts International, Treasure Island Hotel & Casino, Stage Entertainment, Michael Jackson Estate, and Apple Records. Mr. Nadal is qualified to serve on our board of directors because of his entertainment industry experience.

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Luisa Ingargiola has served as a member of our board of directors since December 27, 2018. From 2017 to present, Ms. Ingargiola serves as Chief Financial Officer of Avalon GloboCare. From 2007 to 2016, Ms. Ingargiola served as Chief Financial Officer of MagneGas Corporation (and board member from 2016 to June 2018). Ms. Ingargiola currently serves as board member and audit committee chair of FTE Networks and ElectraMeccanica. She also serves as board member for Operation Transition Assistance Corporation and The JBF Foundation Worldwide. Ms. Ingargiola received her Bachelors of Science from Boston University and her Masters of Business Administration from the University of Florida. Ms. Ingargiola’s public company reporting and accounting experience make her well qualified for service as a member of our board of directors.

George Smith was appointed as a member of our board of directors on December 27, 2018. Mr. Smith has been in the entertainment and amusement business for more than thirty years. During his industry tenure he has been involved in all facets of facilities operations and management. Currently, Mr. Smith is President/COO of Family Entertainment Group/Skymart and Chief Operating Officer of IVC Interactive Vending Corporation. In 2014, Mr. Smith was Co-Founder of Face to Face Entertainment Conferences F2FEC (conferences aimed at the owners and senior management of the top FEC’s and parks in the industry). Mr. Smith received his B.S.B.A from Clark University. Mr. Smith’s entertainment industry experience makes him qualified to serve as a member of our board of directors.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Terms of Office

Our Directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors Composition

Director Independence

Our board of directors consists of seven members. Our board of directors has determined that Barbara D’Amato, Luisa Ingargiola, Jerry Nadal and George Smith are all independent directors in accordance with the listing requirements of the Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors and Stockholder Meetings and Attendance

During fiscal year 2018, there were four formal Board meetings. None of our directors appointed at the time attended fewer than 75% of the total number of meetings of the Board. The Company encourages, but does not require, directors to attend annual meetings of stockholders. The Company did not hold an annual meeting of stockholders during fiscal year 2018.

Board Committees and Independence

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by the board of directors. The committees were established on December 28, 2018 and, as such, no committee meetings were held during the last fiscal year.

Audit Committee. Our audit committee oversees the integrity of our accounting and financial reporting process and the audits of our financial statements. Among other matters, the audit committee is directly responsible for: the selection, compensation, retention and oversight of our independent registered public accounting firm; reviewing our independent registered public accounting firm’s continuing independence; approving the fees and other compensation to be paid to our independent registered public accounting firm; pre-approving all audit and non-audit related services provided by our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm the results of the quarterly and annual financial statements; reviewing and discussing with management and our independent registered public accounting firm our selection, application and disclosure of our critical accounting policies; discussing with our independent registered public accounting firm both privately and with management the adequacy of our accounting and financial reporting processes and systems of internal control; reviewing any significant deficiencies and material weaknesses in the design or operation over internal control over financial reporting; and annually reviewing and evaluating the composition and performance of the audit committee, including the adequacy of the audit committee charter.

The current members of our audit committee are Luisa Ingargiola, who is the chair of the audit committee, Barbara D’Amato, and George Smith. We believe that each member of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Capital Market. Ms. Ingargiola qualifies as an “audit committee financial expert,” as defined under applicable SEC rules. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Capital Market.

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Compensation Committee. Our compensation committee evaluates, recommends and approves policy relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee is responsible for annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations; administering and interpreting our cash and equity-based compensation plans; annually reviewing and making recommendations to the board of directors with respect to all cash and equity-based incentive compensation plans and arrangements; and annually reviewing and evaluating the composition and performance of the compensation committee, including the adequacy of the compensation committee charter. The compensation committee shall have the authority, in its sole discretion, to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities as set forth in its charter, but, to date, has not retained services of any compensation consultants. The compensation committee consists of entirely “independent directors” (as defined below) and no executive officers have a role in determining or recommending the amount or form of executive and director compensation.

The current members of our compensation committee are Jerry Nadal, who is the chair of the compensation committee, Barbara D’Amato and George Smith. We believe that each of Ms. D’Amato, Mr. Smith and Mr. Nadal is an “independent director” under the applicable rules and regulations of the Nasdaq Capital Market, and that each member of our compensation committee is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986.

Nominating and Governance Committee. The nominating and governance committee is responsible for making recommendations to the board of directors regarding candidates for directorship and the structure and composition of our board of directors and committees of the board of directors. Among other things, the nominating and governance committee is responsible for identifying, evaluating and nominating candidates for appointment or election as members of our board of directors; developing, recommending and evaluating a code of conduct and ethics applicable to all of our employees, officers and directors and a code applicable to our chief executive officer and a senior finance department personnel; recommending that our board of directors establish special committees as may be necessary or desirable from time to time; recommending policies and procedures for stockholder nomination of directors and annually reviewing and evaluating the composition and performance of the nominating and governance committee, including the adequacy of the nominating and governance committee charter.

The current members of the nominating and governance committee are Barbara D’Amato, who is the chair of the nominating and governance committee, Luisa Ingargiola and Jerry Nadal. We believe that all of the members of our nominating and governance committee are “independent directors” under the applicable rules and regulations of the Nasdaq Capital Market.

Copies of our audit committee, compensation committee and nominating and governance committee charters are available under the “Investors” section of our website at www.globephotos.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	Personal and professional integrity, ethics and values;

•	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	Experience as a board member or executive officer of another publicly-held company;

•	Strong finance experience;

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•	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	Experience relevant to our business industry and with relevant social policy concerns; and

•	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates, and following the closing of this offering will evaluate, each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted such a policy as we have never received a recommendation from any stockholder for any candidate to serve on our Board. We do not know if any of our stockholders will make a recommendation for any candidate to serve on our Board in the future.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics is available under the “Investors” section of our website at www.globephotos.com. In addition, we post on our website all disclosures that are required by law or the listing standards of the Nasdaq Capital Market concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2018 and 2017.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($) (1)	Total ($)
Stuart Scheinman CEO and Director	2018 2017	84,500 91,000	– –	– –	– –	– –	84,500 91,000
Shamar Tobias(1) CFO	2018 2017	12,000 –	– –	– –	297,715 –	– –	309,715 –
Sam Battistone Director and former Co-CEO	2018 2017	– –	– –	– –	– –	– –	– –
Scott Black Secretary, Treasurer and Director	2018 2017	– –	– –	– –	825,000 –	– –	$825,000 –
Tucker DiEdwardo COO	2018 2017	84,000 –	– –	– –	577,500 –	– –	$661,500 –
(1)	Mr. Tobias resigned as Chief Financial Officer on April 29, 2019.

Narrative Disclosure to Summary Compensation Table

We have not entered into any written employment agreements with any of our executive officers.

On October 24, 2018, we entered into a consulting agreement with SLT Holding, LLC, an entity owned and controlled by Shamar Tobias, our Chief Financial Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We agreed to compensate SLT Holding, LLC $6,000 monthly and we granted Mr. Tobias a 5 year option to purchase 2,000,000 shares of our common stock at an exercise price of $0.10 per share. 500,000 option shares are vested on the date of grant and 500,000 option shares vest every six months of service thereafter up to the maximum of 2,000,000 option shares.

On November 15, 2018, we entered into a consulting agreement with TD Ventures, LLC, an entity owned and controlled by Tucker DiEdwardo, our Chief Operating Officer. The agreement may be terminated by either party with or without cause on 90 days’ notice. We agreed to compensate TD Ventures, LLC $7,000 monthly and we granted Mr. DiEdwardo a 10 year option to purchase 5,250,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On November 15, 2018, we entered into a consulting agreement with Scott Black, our Chief Legal Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We granted Mr. Black a ten year option to purchase 7,500,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

Other Elements of Compensation

We do not currently maintain any forms of retirement savings, employee benefit, nonqualified deferred compensation, change in control or pension plans for use by our executive officers or employees.

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Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2018.

	Option Awards						Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive plan awards: Market or payout value of unearned share, units or other right that have not vested ($)
Scott Black	11/15/2018	7,500,000		7,500,000	$0.05	11/15/2028

Shamar Tobias	10/24/2018	2,000,000		2,000,000	$0.10	11/01/2023	1,500,000	223,287

Tucker DiEdwardo	11/15/2018	5,250,000		5,250,000	$0.05	11/15/2028

Director Compensation

Our directors did not receive any compensation during the years ended December 31, 2018 and 2017, in consideration for their services rendered in their capacity as directors and no arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2016, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of our average total assets at year-end over the last two completed fiscal years; and

•	any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above titled “Executive Compensation.”

In December 2015, the Company entered into a secured promissory note agreement with an unrelated party for working capital purposes for total proceeds of $120,000. The note bears interest at the rate of 10% per annum and is payable on the 1st day of each month commencing in February 2016. On February 15, 2016, the Company entered into an additional promissory note agreement with the same unrelated party for additional proceeds of $62,500 and under the same terms as the first note. As of March 31, 2019, and December 31, 2018, a balance of $162,500 on these two notes remains outstanding. Both notes are secured by certain inventory and archival images of the Company in the amount of up to $200,000. Accrued interest payable due under the unsecured note agreement was $54,724 and $34,412 as of March 31, 2019 and December 31, 2018, respectively. The notes matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On April 5, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $50,000. The promissory notes matured in December 2017 and bear interest at the rate of 6% per annum. However, on January 22, 2018, the outstanding balance on the notes was purchased by a related party and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Accrued interest payable due under the unsecured note agreement was $8,977 and $8,277 as of March 31, 2019 and December 31, 2018, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On August 1, 2013 the Company entered into an unsecured promissory note agreement with a related party Dino Satallante for $100,000. The loan bears interest at the rate of 5% per annum. During the three months ended March 31, 2019, the Company made payment of $3,740. As of March 31, 2019, and December 31, 2018, $42,435 and $46,175 was outstanding under the unsecured promissory note agreement, respectively. Interest expense for the three months ended March 31, 2019 and 2018 was $750 and $717 respectively. The loan matured on July 14, 2014 and was extended to July 31, 2016. Effective March 30, 2018, the note agreement was extended to June 30, 2018 and on June 30, 2018, the note was further extended to December 31, 2018 and on February 11, 2019 the note was further extended to December 31, 2019.

On September 11, 2014, the Company entered into an unsecured promissory note agreement for $20,500 with Dino Satallante, a beneficial interest shareholder which bears interest at a rate of 6% per annum. The loan matured on September 10, 2015 and has been extended multiple times up to December 31, 2018. On February 11, 2019, the note was further extended to December 31, 2019.

Effective July 21, 2015, the Company entered into a promissory note agreement with a related party Dino Satallante, a beneficial interest shareholder of the Company, for total proceeds of $160,000. The Company utilized $80,000 of the proceeds for payments due in connection with the Globe Photo assets acquired. The remainder of the proceeds were used for working capital purposes. The note matured on July 20, 2016, with monthly interest only payments commencing July 22, 2015. Interest accrues at the rate of 12% per annum. The note is secured by the Globe Photo Assets. Total interest expense in connection with the secured promissory note agreement for the three months ended March 31, 2019 and 2018 is $4,800 and $4,800. Effective March 30, 2018 the note was extended to June 30, 2018, and on June 30, 2018, the note was further extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019.

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On April 4, 2016 the Company entered into a secured promissory note agreement with Premier Collectibles, a beneficial interest shareholder for total proceeds of $65,000 to be used for acquisition of archive agreement. The promissory note bears interest at the rate of 8% per annum, is secured by the archive collection which the proceeds were used and matured on April 1, 2017. On March 30, 2018, the note was extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense on the note was $1,300 and $1,300 for the three months ended March 31, 2019 and 2018, respectively.

On April 15, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 15, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $750 and $750 for both the three months ended March 31, 2019 and 2018, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On October 3, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $750 and $750 for the three months ended March 31, 2019 and 2018, respectively.

On December 2, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $31,500. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $473 and $473 for both the three months ended March 31, 2019 and 2018, respectively.

See “Executive Compensation” for certain consulting agreements and equity grants to officers.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock, as of May 13, 2019, and as adjusted to reflect the shares of common stock to be issued and sold in this offering, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options held by the respective person or group that may be exercised or converted within 60 days after May 13, 2019. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after May 13, 2019 are included for that person or group but not for any other person or group.

Applicable percentage ownership is based on 326,428,583 shares of common stock outstanding at May 13, 2019. The number of shares and percentage of shares beneficially owned after the offering also gives effect to the issuance by us of                 Units in this offering and assumes no exercise of the underwriters’ option to purchase additional Units.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113.

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	Beneficial Ownership Prior to the Offering		Number of Shares Being	Beneficial Ownership After the Offering
Name and address of beneficial owner	Number	Percent	Offered	Number	Percent
5% or Greater Stockholders
Dino Satallante (1)	71,149,408	21.8%	–
			–
Named Executive Officers and Directors			–
Sam Battistone (1)	70,247,410	21.5%	–
Stuart Scheinman (1)	71,149,408	21.8%	–
Scott Black(2)	7,500,000	2.3%	–
Tucker DiEdwardo(3)	5,250,000	1.6%	–
Shamar Tobias(4)	2,000,000	*	–
Jerry Nadal	–	–	–
Barbara D’Amato	–	–	–
Luisa Ingargiola	–	–	–
George Smith	–	–	–
All executive officers and directors as a group (9 persons)(5)	156,146,818	47.8%	–

*	Less than 1%

(1)	These shares are held under the name Movie Star News LLC, which owns an aggregate of 220,238,226 shares of our Common Stock. Mr. Satallante and Mr. Scheinman each own 32.3% of that company. As such, they have the voting and dispositive power over these shares. Mr. Battistone owns the remaining 31.9% and has the voting and dispositive power over those shares.
(2)	Mr. Black is granted the option to purchase 7,500,000 shares of the Company's Common Stock, at $0.0001 par value under the Company's 2018 Incentive Plan, and at an exercise price of $0.05 per share. The 7,500,000 will be 100% vested on the date issued and exercisable on the day following with the options expiring ten (10) years from the date of vesting.
(3)	Consists of the option to purchase 5,250,000 shares of the Company's Common Stock, $0.0001 par value under the Company's 2018 Incentive Plan at an exercise price of $0.05 per share. The 5,250,000 will be 100% vested on the date issued and exercisable on the day following with the options expiring ten (10) years from the date of vesting.
(4)	Consists of the option to purchase 2,000,000 options of the Company's Common Stock, $0.0001 par value under the Company's 2018 Incentive Plan at an exercise price of $0.10 per share. 500,000 options will be 100% vested on the date issued with the rest of the options vesting every six months and exercisable on the day following. The options expire five (5) years from the date of vesting. Mr. Tobias resigned as CFO on April 29, 2019, but will continue to provide services to the company as a controller on a consulting basis.
(5)	Includes shares of common stock issuable upon the exercise of outstanding options, as set forth in the previous footnotes.

SELLING STOCKHOLDERS

We are registering for resale certain shares of our common stock. The term “selling stockholder” includes the stockholders listed below and their transferees, pledgees, donees or other successors. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required. Except as provided below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

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Secured Convertible Promissory Note Holders

The following table sets forth certain information as of May 13, 2019 with respect to certain noteholders who purchased certain secured convertible promissory notes from July 2018 through March 2019 in the aggregate principal amount of $3,433,100 (the “Notes”). The Notes bear interest at a rate of 10% per annum, and are secured by certain archival images owned by the Company. The notes and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes. A copy of the form of Note is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on October 26, 2018. These securities were offered and sold without registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder).

	Ownership Before Offering			Ownership After Offering

	Number of	Percent of	Number of	Number of	Percent of
	Shares	Shares	Shares That	Shares	Shares
	Beneficially	Beneficially	May be	Beneficially	Beneficially
Selling Stockholder(3)	Owned(1)	Owned(1)	Offered	Owned(2)	Owned(2)
James B. Sunley	2,168,767	*	2,168,767	–	–
Orca Capital	1,628,219	*	1,628,219	–	–
City Securities Ltd	1,480,301	*	1,480,301	–	–
Andrew Eugene Paul Wates	1,086,849	*	1,086,849	–	–
Kalai Chelvan Arumugam	1,086,027	*	1,086,027	–	–
Edwin Guyton	1,085,479	*	1,085,479	–	–
Brett Smythe	1,083,562	*	1,083,562	–	–
Lip Koon Hwang	1,083,836	*	1,083,836	–	–
Alexandra Elizabeth Collins	1,061,781	*	1,061,781	–	–
Renata Gaipa	1,029,315	*	1,029,315	–	–
George Brooksbank	1,020,548	*	1,020,548	–	–
Kia Song "Jim"Heng	959,411	*	959,411	–	–
David Haig Thomas	895,923	*	895,923	–	–
Richard De Basto	808,767	*	808,767	–	–
Hannah's Oil Properties, Inc.	798,904	*	798,904	–	–
Amaratus Capital LLC	793,973	*	793,973	–	–
Fa Jyh Huang	797,603	*	797,603	–	–
Timothy Coulson	746,123	*	746,123	–	–
Tim Brouwer	641,918	*	641,918	–	–
Jonathon T. Suder	594,644	*	594,644	–	–
Rees Family	553,907	*	553,907	–	–
Chai Ding Pei	541,233	*	541,233	–	–
Richard J. Merryweather	541,233	*	541,233	–	–
Mark Lawrenson	540,411	*	540,411	–	–
Siong Tan Chun	540,274	*	540,274	–	–
Jonathan Eddis	540,000	*	540,000	–	–
Abundant Life Superannuation PTY, LTD at The Abundant Life Superannuation Fund	537,534	*	537,534	–	–
Teik Keong (Eddie)Chung	536,301	*	536,301	–	–
Lesley Elizabeth Collins	535,616	*	535,616	–	–
Joseph O. (III) Oltmans	529,452	*	529,452	–	–
Mark Burgio	515,068	*	515,068	–	–
Adam Healy	424,959	*	424,959	–	–

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Mark Ladd	426,137	*	426,137	–	–
Mustafa Jumabhoy	429,630	*	429,630	–	–
Ai Swan Chua	306,164	*	306,164	–	–
Ed Simons	283,630	*	283,630	–	–
Walter Ruffinoni	271,712	*	271,712	–	–
Rosita Binti Haji Ramli	270,616	*	270,616	–	–
Kean Beng "Peter"Chung	270,548	*	270,548	–	–
Soon Y.Poh	270,342	*	270,342	–	–
Yee Suen Thian	270,342	*	270,342	–	–
Susie Hardwick	268,356	*	268,356	–	–
Simon Manning	268,082	*	268,082	–	–
Christopher John Eves	266,164	*	266,164	–	–
Jonathan Sale	266,096	*	266,096	–	–
Andy Gleeson & Patricia Reader	265,411	*	265,411	–	–
Winston Lo	257,808	*	257,808	–	–
Jerome Olivier N. Nurenberg	257,808	*	257,808	–	–
Yew Lee Chia	257,740	*	257,740	–	–
Cheng Kin Poh	257,534	*	257,534	–	–
Grae Scott	257,260	*	257,260	–	–
Gian Piero Lauro	256,438	*	256,438	–	–
Anne Therese Simons	259,247	*	259,247	–	–
Anita Stearns	258,630	*	258,630	–	–
Jye Sing Ling	257,123	*	257,123	–	–
Mark E. Henke	216,877	*	216,877	–	–
Lee Tiong Li	216,329	*	216,329	–	–
Huat Goh Keng	214,466	*	214,466	–	–
Guentur Taus	238,397	*	238,397	–	–
Colin Van Sickle	205,452	*	205,452	–	–
Neil Andrew Brimble	212,219	*	212,219	–	–
Marcus Heinrich Isedor John	206,247	*	206,247	–	–
Loon Teik Tung	162,123	*	162,123	–	–
Lip Koon Hwang	154,192	*	154,192	–	–
Rees Pension	137,346	*	137,346	–	–
Matthew O’Reilly	133,801	*	133,801	–	–
Taizoon Hyder Tyebkhan	108,438	*	108,438	–	–
Jack Pieter Theron	107,260	*	107,260	–	–
Chee Wai Chan	103,014	*	103,014	–	–
Simon Hepden	102,055	*	102,055	–	–
Nick Moody	102,055	*	102,055	–	–
Frazer Roberts	102,055	*	102,055	–	–
Naveen Takiar	90,193	*	90,193	–	–
Juan Costain	78,599	*	78,599	–	–
	36,531,874		36,531,784	–	–

(1)	Percentage of beneficial ownership for the selling stockholder is based on 326,428,583 shares of our common stock outstanding as of May 13, 2019. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, shares for which the named person has sole or shared power over voting or investment decisions are included.

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(2)	Because each selling stockholder may sell all, some or none of the shares of common stock which they hold, no estimate can be given of the number of shares of common stock that will be held by each of them upon termination of the offering.

(3)	Unless otherwise indicated, the column “Number of Shares Beneficially Owned” refers to the number of shares of common stock held by such selling stockholder assuming conversion of all principal and accrued interest underlying the secured convertible promissory notes, because such notes are exercisable within 60 days of May 13, 2019.

Bridgewater Common Stock and Warrants

The following table sets forth certain information as of May 13, 2019 with respect to a consultant of the Company who acquired certain shares of common stock and warrants convertible into shares of common stock at $0.10 per share in exchange for services to the Company. These securities were offered and sold without registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder).

	Ownership Before Offering			Ownership After Offering

	Number of	Percent of	Number of	Number of	Percent of
	Shares	Shares	Shares That	Shares	Shares
	Beneficially	Beneficially	May be	Beneficially	Beneficially
Selling Stockholder	Owned(1)	Owned(1)	Offered	Owned(2)	Owned(2)

Bridgewater Capital Corp. (3)	2,090,000	*	1,090,000	–	–

	2,090,000		1,090,000

*	Less than one percent

(1)	Percentage of beneficial ownership for the selling stockholder is based on 326,428,583 shares of our common stock outstanding as of May 13, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to those shares.

(2)	Because the selling stockholder may sell all, some or none of the shares of common stock which it holds, no estimate can be given of the number of shares of common stock that will be held by it upon termination of the offering.
(3)	Includes 1,290,000 shares of common stock and warrants to purchase 800,000 shares of common stock. Consultant acquired the shares pursuant to a consulting agreement entered into on June 28,2018 whereby consultant provides financial and strategic planning services. The warrants were earned during the three month period ended March 31, 2019. The consultant purchased 1,000,000 share of common stock for $25,000 cash and are due to receive 290,000 of the shares of common stock in lieu of cash payment for monthly consulting services.

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Selling Stockholders – Plan of Distribution

The selling stockholders, which for this purpose includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, dividend, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales or other dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Each of the selling stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Roth Capital Partners for a period of 90 days after the date of the underwriting agreement. Upon the expiration of these lock-up agreements, additional shares of common stock will be available for sale in the public market.

Upon expiration or waiver of the lock-up, the selling stockholders may use any one or more of the following methods when selling our shares or interests in our shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer our shares in other circumstances, in which case the transferees, pledgees or other successors will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from sales of shares by the selling stockholders.

The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or under Section 4(1) of the Securities Act, if available, rather than by means of this prospectus.

In connection with the sale of shares of common stock covered by this prospectus, broker-dealers may receive commissions or other compensation from a selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from a selling stockholder or from purchasers of the shares for whom they act as agents. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on behalf of a selling stockholder that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate amount of compensation in the form of underwriting discounts, concessions, commissions or fees and any profit on the resale of shares by the selling stockholders that may be deemed to be underwriting compensation pursuant to Financial Industry Regulatory Authority, Inc., rules and regulations will not exceed applicable limits.

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The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We will pay all expenses of the registration of the common stock for resale by the selling stockholders, including, without limitation, filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it.

Selling Stockholders – Determination of Offering Price

The prices at which the shares of common stock covered by this prospectus may actually be sold by selling stockholders will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling stockholders and buyers of our common stock in private transactions or as otherwise described in “Selling Stockholders – Plan of Distribution” above.

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DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock summarizes provisions of our certificate of incorporation and bylaws. Our authorized capital stock consists of 500,000,000 shares, of which (i) 450,000,000 shares are common stock, $0.0001 par value per share, and (ii) 50,000,000 shares are undesignated preferred stock, $0.0001 par value per share.

The following description of the material provisions of our capital stock and our charter and bylaws is only a summary, does not purport to be complete and is qualified by applicable law and the full provisions of our charter and bylaws. You should refer to our charter and bylaws as in effect upon the closing of this offering, which are included as exhibits to the registration statement of which this prospectus is a part.

As of May 13, 2019, there were 326,428,583 shares of common stock outstanding and held of record by 217 stockholders. This number does not include beneficial owners whose shares are held by nominees in street name.

Proposed Reverse Split

On June 18, 2018, our board of directors and a majority-in-interest of our stockholders, taking action by written consent in lieu of a meeting, approved the grant of discretionary authority to the board of directors, at any time or times for a period of 12 months after the date of the written consent, to adopt an amendment to our certificate of incorporation to effect a reverse split of our issued and outstanding common stock in a range of not less than 1-for-5 and not more than 1-for-500 (the “Reverse Split”). A Definitive Information Statement on Schedule 14C was filed on July 2, 2018 for this purpose. As a result of the foregoing, the board of directors currently possesses discretion to implement the Reverse Split.

Our board of directors plans to formally approve an amendment to our Certificate of Incorporation to implement the Reverse Split within the range approved as described above to be effected prior to the effectiveness of the registration statement of which this prospectus is a part.

Common Stock

Voting rights. Holders of common stock are entitled to one vote per share on any matter to be voted upon by stockholders. All shares rank equally as to voting and all other matters. The shares of common stock have no preemptive or conversion rights, no redemption or sinking fund provisions, are not liable for further call or assessment and are not entitled to cumulative voting rights.

Dividend rights. For as long as such stock is outstanding, the holders of common stock are entitled to receive ratably any dividends when and as declared from time to time by our board of directors out of funds legally available for dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.

Liquidation rights. Upon a liquidation or dissolution of our company, whether voluntary or involuntary, creditors will be paid before any distribution to holders of our common stock. After such distribution, holders of common stock are entitled to receive a pro rata distribution per Share of any excess amount.

Options

As of March 31, 2019, options to purchase 20,033,333 shares of our common stock were outstanding, of which 20,033,333 were vested and exercisable as of that date.

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Secured Convertible Promissory Notes; Registration Rights

Secured Convertible Promissory Notes

From July 2018 through March 2019, we issued convertible promissory notes in the aggregate principal amount of $3,933,100 to several accredited investors through a private placement. The Notes bear interest at a rate of 10% per annum, mature on April 30, 2019 and are payable within ten days of written notice, and are secured by certain archival images owned by the Company. The notes and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes. As of the date of this filing no written notice has been received for the payment of the notes. See “Selling Stockholders” above for more information.

Piggyback Registration Rights

If we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. Each of the selling stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Roth Capital Partners for a period of 90 days after the date of the underwriting agreement.

Units

Each Unit consists of one Share and one Warrant. The Shares of our common stock and the Warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a Unit in this offering.

Warrants to Be Issued as part of a Unit in this Offering

In connection with the purchase of each Unit, each investor will receive one Share and one Warrant. Each full Warrant entitles the registered holder to purchase one Share at an initial exercise price of $______. The Warrants may only be exercised for cash. The Warrants will expire on _______________, 2019 at 5:00 p.m., New York City time. We may call the Warrants for redemption as follows:

•	at a price of $0.001 for each Warrant at any time while the Warrants are exercisable, so long as a registration statement relating to the common stock issuable upon exercise of the Warrants is effective and current;

•	upon not less than 30 days prior written notice of redemption to each Warrant holder; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $ per Share (200% of the offering price of a Unit in this offering) for the 20-trading-day period ending on the third business day prior to the notice of redemption to Warrant holders.

If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder will then be entitled to exercise his or her Warrant prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the call price or the Warrant exercise price after the redemption call is made.

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The Warrants will be issued in registered form, in each case pursuant to a Warrant Agreement between Registrar and Transfer Company, as Warrant agent, and us. You should review a copy of the Warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

The exercise price and number of Shares issuable on exercise of the Warrants may be adjusted in certain circumstances, including but not limited to in the event of a stock split, stock dividend, recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for the issuances of common stock or securities convertible or exercisable into common stock at a price below the then current exercise price of the Warrants.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us or by wire transfer of immediately available funds to an account designated by us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive Shares. After issuance of Shares upon exercise of the Warrants, each holder will be entitled to one vote for each Share held of record on all matters to be voted on by stockholders.

No Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Undesignated Preferred Stock

Under our charter, our board of directors has authority to issue undesignated preferred stock without stockholder approval. Our board of directors may also determine or alter for each class of preferred stock the voting powers, designations, preferences, and special rights, qualifications, limitations, or restrictions as permitted by law. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. Issuing preferred stock provides flexibility in connection with possible acquisitions and other corporate purposes, but could also, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Anti-Takeover Provisions in Our Charter and Bylaws

Our charter and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of directors and filling board vacancies. Our bylaws provide that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all the outstanding Shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board of directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

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Undesignated preferred stock. Our charter authorizes 50,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors’ broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering and proposed listing on the Nasdaq Capital Market, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Limitations of Director Liability and Indemnification of Directors, Officers, and Employees

As permitted by the Delaware General Corporation Law, provisions in our charter and bylaws that will be in effect at the closing of this offering will limit or eliminate the personal liability of our directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any branch of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

We also intend to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control our company, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

Transfer Agent and Registrar and Warrant Agent

Our transfer agent is Colonial Stock Transfer at 66 Exchange Place, Suite 100, Salt Lake City, UT 84111; Ph. (801) 355-5740.

Quotation of our Common Stock; Exchange Listing

Our common stock is currently quoted on the OTCQB under the symbol “GBPT” operated by OTC Markets Group, Inc. We have applied to list the Shares and Warrants on the Nasdaq Capital Market under the symbols “GBPT” and “GBPTW”, respectively. The Shares of our common stock and the Warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a Unit in this offering. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the availability of such shares for sale in the public market, could adversely affect the trading price of our common stock. As described below, only a limited number of shares will be available for sale by our existing stockholders shortly after this offering due to contractual and legal restrictions on resale. Sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the trading price of our common stock or Warrants at such time and our ability to raise equity capital in the future. Our common stock is quoted on the OTCQB under the symbol “GBPT” and, immediately prior to this offering, there has been a limited public market for our common stock and no public market for our Warrants. We have applied to list the Shares and Warrants on the Nasdaq Capital Market under the symbol “GBPT” and “GBPTW”, respectively. The Shares of our common stock and the Warrants are immediately separable and will be issued and tradeable separately, but will be purchased together as a Unit in this offering. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering.

Based on the number of shares of our common stock outstanding as of May 13, 2019 and assuming (1) an issuance of             Units by us in this offering and (2) no exercise of the underwriters’ option to purchase additional Units, upon the closing of this offering we will have outstanding an aggregate of (i)            shares of common stock, and (ii)                     Warrants to purchase shares of common stock. Of these, all Units, Shares and Warrants sold by us and the shares of common stock sold by the selling stockholders in this offering will be freely tradable, except that any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, generally may be sold in the public market only in compliance with Rule 144 under the Securities Act.

The remaining             shares of common stock will be deemed “restricted securities” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

In addition, of the 20,033,333 shares of our common stock that were subject to stock options outstanding as of March 31, 2019, options to purchase 20,033,333 shares of common stock were vested as of March 31, 2019 and will be eligible for sale 180 days following the effective date of this offering.

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, a person who is not our affiliate, has not been our affiliate for the previous three months, and who has beneficially owned Shares for at least six months may sell all such shares. An affiliate or a person who has been our affiliate within the previous 90 days, and who has beneficially owned shares for at least six months, may sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares then outstanding, which will equal approximately shares immediately after this offering; and

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

All sales under Rule 144 are subject to the availability of current public information about us. Sales under Rule 144 by affiliates or persons who have been affiliates within the previous 90 days are also subject to manner of sale provisions and notice requirements. Upon expiration of the 180-day lock-up period, subject to any extension of the lock-up period under circumstances described below, approximately              shares of our outstanding restricted securities will be eligible for sale under Rule 144.

Registration Statement on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act covering up to 30,000,000 shares reserved for issuance under our 2018 Equity Incentive Plan. This registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or are otherwise subject to the lock-up agreements and manner of sale and notice requirements that apply to affiliates under Rule 144 described above.

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Lock-up Agreements

For a description of the lock-up agreements with the underwriters that restrict sales of shares by us, and our executive officers and directors, and certain holders of our securities, see the information under the heading “Underwriting.”

Registration Rights

We have granted certain registration rights to holders of our secured convertible promissory notes which provide that such noteholders have the right to demand that we file a registration statement or request that their shares of our common stock be covered by registration statement that we are otherwise filing. See “Description of Capital Stock— Secured Convertible Promissory Notes; Registration Rights” in this prospectus. Registration of their shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon effectiveness of the registration statement, subject to the expiration of the lock-up period described above and under “Underwriting” in this prospectus.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC as the underwriter, with respect to the Units in this offering. Under the terms and subject to the conditions in an underwriting agreement dated as of the date of this prospectus, the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, Units. The underwriter is not purchasing the shares being sold by the Selling Stockholders pursuant to this prospectus.

The underwriter is committed to purchase all the Units, other than those covered by the over-allotment option described below, if they purchase any Units. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the Units and that are (i) either members of the Financial Industry Regulatory Authority, Inc., or FINRA, or (ii) a non-U.S. bank, broker, dealer or other institution not required to register for membership with FINRA. The underwriter proposes to offer the Units to investors at the public offering price, and will receive the underwriting commissions, set forth on the cover of this prospectus.

If we complete this offering, then on the closing date, we will pay the underwriter a commission fee of 8% of the value of the Units sold in this offering.

The following table summarizes the compensation and estimated expenses we will pay in the offering:

	Per Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

We have also agreed to reimburse the underwriter for all of its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel and costs of third party due diligence reports, in an amount not to exceed $150,000, in connection with the offering.

We expect our total cash expenses for this offering to be approximately $           , exclusive of the above commissions. If we complete this offering, then on the closing date, we will issue Units to investors.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter intends to offer our Units to its retail customers only in states in which we are permitted to offer our Units.

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In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

We granted the Underwriter a right of first refusal for a period of 12 months to act as lead managing underwriter and book runner or as co-lead manager and co-book runner and/or co-lead placement agent for all future offerings of public or private equity, equity-linked or debt securities.

Underwriter Compensation Warrants

Subject to the completion of this Offering, we have agreed to issue to the underwriters up to a total of warrants, with each warrant being exercisable for one Unit (8% of the securities sold in this offering) (the “Underwriter Compensation Warrants”). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the five-year period commencing 360 days from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(H)(i). The warrants are exercisable at a per unit price equal to 115% of the public offering price per unit in the offering.

The warrants have been deemed compensation by FINRA and are therefore subject to a 360 day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrant or the underlying securities for a period of 360 days from the date of effectiveness. The exercise price and number of units issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation.

Over-allotment Option

Pursuant to the underwriting agreement, we will grant the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional 15% of the Units offered herein, at the offering price less the underwriting discount. By way of example, assuming an offering price of $           , the Units subject to the underwriters’ option, or           Units, may be sold by us. The underwriters may exercise the option solely to cover over-allotments, if any, in the sale of the Units that the underwriters have agreed to purchase. If the over-allotment option is exercised in full, the aggregate offering price, underwriting discount and proceeds to us before offering expenses will be $                , $                and $                , respectively.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our Units outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Units and the distribution of this prospectus outside the United States.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of Units which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Units referred to in (a) to (c) above shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

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Each person located in a Member State to whom any offer of Units is made or who receives any communication in respect of an offer of Units, or who initially acquires any Units will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any Units acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the Units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where Units have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those Units to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of Units in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Units. Accordingly, any person making or intending to make an offer in that Member State of Units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of Units in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of Units to the public” in relation to any Units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Units to be offered so as to enable an investor to decide to purchase or subscribe the Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, the Company, the Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Units will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Units.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

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(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Lock-Up Agreements

All of our executive officers and directors and certain stockholders have agreed not to register, offer, sell, contract to sell or grant (except for private transfers and in such case only with the express requirement that such shares continue to be subject to the same lock-up) any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock or any warrants to purchase our shares of common stock (including, without limitation, securities of our company which may be deemed to be beneficially owned by such individuals in accordance with the rules and regulations of the SEC and securities which may be issued upon the exercise of a stock option or warrant) for a period of 180 days after the closing date of this offering.

In addition, each of the selling stockholders have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Roth Capital Partners for a period of 90 days after the date of the underwriting agreement.

Upon the expiration of these lock-up agreements, additional shares of common stock will be available for sale in the public market. See “Selling Stockholders – Plan of Distribution” for the method of sale of the shares held by selling stockholders. The selling stockholder shares will not be sold by Roth Capital Partners, LLC as underwriter or pursuant to this “Underwriting” section.

Market and Pricing Considerations

Prior to this offering, our common stock was quoted on the OTCQB Marketplace, and there was a limited public market for our common stock. The public offering price was determined based upon the price at which our common stock was quoted on the OTCQB Marketplace, as well as by negotiations between us and the underwriter. Among the factors considered in determining the public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

An active public market for our Warrants and Shares of common stock may not develop. It is possible that after this offering the Warrants and Shares will not trade in the public market at or above the offering price.

Discretionary Shares

The underwriter will not sell any Units in this offering to accounts over which it exercises discretionary authority, without first receiving written consent from those accounts.

Application for Listing on the Nasdaq Capital Market

We have applied to list our Shares and Warrants on the Nasdaq Capital Market under the symbols “GBPT” and “GBPTW”, respectively. The approval of our listing on the Nasdaq Capital Market is a condition of closing this offering. Once the offering closes and our Shares and Warrants are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these rules and regulations to significantly increase our legal, accounting and financial compliance costs.

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Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our Units, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of our common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time. We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters will be passed upon for us by Procopio, Cory, Hargreaves & Savitch, LLP, San Diego, California. The underwriters are represented by Pryor Cashman LLP, New York, New York.

EXPERTS

Our financial statements as of December 31, 2017 and 2018, and for the years then ended, have been included in this prospectus and elsewhere in the registration statement have so been included in reliance upon the report of MaloneBailey, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

We have included certain opinions on the valuation of the assets of the Company provided by Corporate Valuation Advisors, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act and the rules and regulations under the Securities Act for the registration of the securities being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract, or any other document, are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to information and periodic reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

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GLOBE PHOTOS, INC.

F-1

GLOBE PHOTOS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018
Assets

Current Assets
Cash	$378,014	$304,267
Accounts receivable, net	368,020	559,255
Prepaid expenses	59,021	21,513
Total Current Assets	805,055	885,035

Right to use asset	174,399	–
Property and equipment, net	5,288,964	5,533,680
Security deposit	16,678	38,402
Intangible Assets, net	15,443,730	15,766,250

Total Assets	$21,728,826	$22,223,367

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$2,488,769	$2,462,563
Contingent purchase consideration	6,279,000	6,279,000
Payable to Photo File, Inc.	940,568	686,943
Payable to Globe Photo, Inc.	10,000	10,000
Due to related parties	287,455	287,455
Operating lease liability	83,118	–
Notes payable - related parties	631,935	635,675
Notes payable	185,000	185,000
Loans payable, net of unamortized discounts	482,862	481,784
Convertible Notes, net of debt discount and issuance costs	3,206,826	1,655,700
Total Current Liabilities	14,595,533	12,684,120

Operating lease liability, net of current portion	115,617	–
Total Long-term Liabilities	115,617	–

Total Liabilities	14,711,150	12,684,120

Stockholders' Equity
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding at March 31, 2019 and December 31, 2018.	–	–
Common stock par value $0.0001: 450,000,000 shares authorized; 326,428,583 issued and outstanding as of March 31, 2019 and December 31, 2018.	32,643	32,643
Additional paid in capital	11,296,799	10,114,075
Accumulated deficit	(7,630,950)	(4,016,630)
Stockholders' equity attributable to Globe Photos, Inc.	3,698,492	6,130,088
Non controlling interest	3,319,184	3,409,159
Stockholders' Equity	7,017,676	9,539,247

Total Liabilities and Stockholders' Equity	$21,728,826	$22,223,367

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

GLOBE PHOTOS, INC.

Consolidated Statements of Operations

(Unaudited)

	For the quarter ended
	March 31, 2019	March 31, 2018

License revenue	$118,287	$230,775
Image revenue	1,359,165	319,046
Total revenue	1,477,452	549,821

Cost of revenue	1,427,485	296,143

Gross margin	49,967	253,678

Operating expenses
Product development, sales and marketing	156,790	4,532
General and administrative	1,903,208	157,447
Depreciation and amortization	8,526	6,714

Total operating expenses	2,068,524	168,693

Loss from operations	(2,018,557)	84,985

Other income (expenses)
Interest expense	(1,664,596)	(18,364)
Change in fair value of derivative liabilities	–	4,385
Other income (expenses)	(1,664,596)	(13,979)

Net income (loss)	$(3,683,153)	$71,006

Net loss attributable to non controlling interest	(89,975)	–

Net income (loss) attributable to Globe Photos, Inc.	$(3,593,178)	$71,006

Per-share data
Basic and diluted income (loss) per share	$(0.01)	$0.00

Weighted average number of common shares outstanding - basic	326,428,583	325,355,361
Weighted average number of common shares outstanding - diluted	326,428,583	325,451,145

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

GLOBE PHOTOS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Additional Paid-in	Treasury	Accumulated	Non controlling	Stockholders'
	Shares	Amount	Capital	Stock	(deficit)	interest	Equity

Balance, December 31, 2017	325,570,524	$32,557	$4,124,243	$(88,000)	$(3,522,655)	$–	$546,145
Repurchase and cancellation of shares	(329,412)	(33)	(111,967)	88,000	–	–	(24,000)
Net Income	–	–	–	–	71,006	–	71,006
Balance, March 31, 2018	325,241,112	32,524	4,012,276	–	(3,451,649)	–	593,151

Balance, December 31, 2018	326,428,583	32,643	10,114,075	–	(4,016,630)	3,409,159	9,539,247

Cumulative effect adjustment of Topic 842	–	–	–	–	(21,142)	–	(21,142)
Warrants issued for services	–	–	312,000	–	–	–	312,000
Stock option expense			297,800				297,800
Beneficial conversion feature	–	–	572,924	–	–	–	572,924
Net loss	–	–	–	–	(3,593,178)	(89,975)	(3,683,153)
Balance, March 31, 2019	326,428,583	$32,643	$11,296,799	$–	$(7,630,950)	$3,319,184	$7,017,676

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

GLOBE PHOTOS, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	For the quarter ended
	March 31, 2019	March 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,683,153)	$71,006
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	650,902	113,868
Amortization of debt discount	1,554,668	1,603
Noncash operating lease expense	11,851	–
Stock option expense	297,800
Warrants issued for services	312,000
Change in fair value of embedded derivative	–	(4,385)
Changes in operating assets and liabilities:
Accounts receivable	191,235	19,665
Prepaid expenses	(37,508)	(22,976)
Deferred revenue	–	(250,000)
Due to related parties	–	(28)
Operating lease liability	(12,165)	–
Accounts payable and accrued liabilities	24,342	(40,170)
Net Cash Used In Operating Activities	(690,028)	(111,417)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of archive images	(25,000)
Purchase of software	(31,570)	–
Net Cash Provided By (Used In) Investing Activities	(56,570)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loans payable	(2,464)	(2,000)
Repayment of note payable - related party	(3,740)	(3,740)
Proceeds from convertible notes payable, net	572,924	–
Advances from related party	253,625	147,350
Purchase of treasury stock	–	(24,000)
Net Cash Provided By Financing Activities	820,345	117,610

Net Change in Cash	73,747	6,193

Cash - Beginning of Period	304,267	1,297

Cash - End of Period	$378,014	$7,490

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$–	$4,968

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Beneficial conversion feature on convertible debt	$572,924	–
Assets acquired under operating leases	$186,250	–
Purchase of third party notes by related party	$–	$212,500

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

1.	ORGANIZATION AND BUSINESS OPERATIONS

Globe Photos, Inc. (“we”, “our”, the “Company”) sells and manages classic and contemporary, limited edition photographic images and reproductions, with a focus on iconic celebrity images. The Company also makes available its images for publications and merchandizing. The Company aims to become a leading global photography marketing and distribution company by acquiring rights and ownership to collections of rare iconic negatives and photographs, and to establish worldwide wholesale and retail sales channels.

On June 6, 2018, we filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger with our wholly-owned subsidiary, Globe Photos, Inc. Shareholder approval was not required pursuant to the Delaware General Corporation Law. As part of the merger, our board of directors authorized a change in our name to “Globe Photos, Inc.” and our Certificate of Incorporation has been amended to reflect this name change.

On October 11, 2018, we acquired substantially all of the assets of Photo File, Inc. (“Photo File”), a New York corporation, a 30-year-old New York-based licensed sports photography company. As part of the Photo File transaction, we acquired licenses to produce and sell licensed sports prints, lithographs and other related items for major U.S. sports leagues, including the NFL, NBA, MLB, and NHL Properties and their respective player associations, as well as most major college sports teams. We also gained licenses from thousands of individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, Marvel Entertainment, Nickelodeon and others. The acquisition also significantly expanded our collection of company-owned iconic sports photography.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated sufficient revenues from product sales to provide sufficient cash flows to enable the Company to finance its operations internally. As of March 31, 2019, the Company had $378,014 cash on hand. At March 31, 2019 the Company has an accumulated deficit of $7,630,950. For the three months ended March 31, 2019, the Company had a net loss of $3,593,178 and cash used in operations of $690,028. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company intends to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. As such, the information included in the consolidated financial statements for the three months ended March 31, 2019 should be read in conjunction with the consolidated financial statements and accompanying notes included in the Company’s Form 10-K for the Company’s fiscal year ended December 31, 2018, as filed with the SEC.

The consolidated balance sheet as of December 31, 2018, included herein was derived from the audited financial statements as of that date, but does not include all disclosures including notes required by GAAP.

The accompanying unaudited consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods, but are not necessarily indicative of the results of operations to be anticipated for the year ending December 31, 2019.

The accompanying unaudited consolidated financial statements represent the results of operations, financial position and cash flows of Globe Photos, Inc. prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, and its 100% owned subsidiaries Capital Art, LLC, Globe Photos, LLC, and Photo File, LLC. All inter-company balances and transactions have been eliminated.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

We did not have a cumulative impact as of January 1, 2018 due to the adoption of Topic 606 and there was not an impact to our consolidated statement of operations for the year ended December 31, 2018 as a result of applying Topic 606.

F-7

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Revenue recognition occurs at the time product is shipped to customers, when control transfers to customers, provided there are no material remaining performance obligations required of the Company or any matters of customer acceptance. We only record revenue when collectability is reasonably assured.

The Company’s other revenue represent payments based on net sales from brand licensees for content reproduction rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018.

We adopted ASC 842 effective January 1, 2019 using the optional transition method of recognizing a cumulative-effect adjustment to the opening balance of retained earnings on January 1, 2019. Therefore, comparative financial information was not adjusted and continues to be reported under the prior lease accounting guidance in ASC 840. We elected the transition relief package of practical expedients, and as a result, we did not assess 1) whether existing or expired contracts contain embedded leases, 2) lease classification for any existing or expired leases, and 3) whether lease origination costs qualified as initial direct costs. We elected the short-term lease practical expedient by establishing an accounting policy to exclude leases with a term of 12 months or less.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures fair value in accordance with Accounting Standards Codification (“ASC”) 820 – Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

F-8

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of March 31, 2019 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at March 31, 2019 and December 31, 2018.

4.	PROPERTY AND EQUIPMENT, NET

	March 31,	December 31,	Estimated
	2019	2018	Useful Lives
Frank Worth Collection	$2,770,000	$2,770,000	10 years
Other archival images	4,601,768	4,576,768	5-10 years
Leasehold improvements	12,446	12,446	7 years
Computer and other equipment	72,687	72,687	3 – 5 years
Furniture and fixtures	83,666	83,666	7 years
	7,540,567	7,515,567
Less accumulated depreciation	(2,251,603)	(1,981,887)
Total property and equipment, net	$5,288,964	$5,533,680

Depreciation expense was $269,716 and $102,993 for the three months ended March 31, 2019 and 2018, respectively, of which $261,190 and $96,279 are reported in cost of revenue, respectively.

5.	PHOTO FILE ASSET PURCHASE AGREEMENT

On October 11, 2018, the Company entered into a definitive Asset Purchase Agreement with Photo File, Inc., a New York corporation along with it related entity Sportophotos.com and Charles Singer, its CEO and principal shareholder (collectively, the “Seller”) wherein the Company acquired certain assets and assumed certain liabilities of the Seller in exchange for $2,000,000. In connection with the agreement, the Company paid $1,515,000 to the Seller as of December 31, 2018 toward the purchase price of the Asset Purchase Agreement. The final payment of $485,000 which was due was recorded as a payable to Photo File, Inc. as of March 31, 2019 and December 31, 2018 in the consolidated balance sheet.

As additional consideration the seller also received the following:

•	A royalty to Seller that commences upon the initial $6,000,000 in sales from the Nevada subsidiary, with a fair value of $4,279,000.

•	10% interest in the Nevada subsidiary that we have formed to house the assets

F-9

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

Additionally, the seller will endeavor to sell its Vintage Photographic Collection over time after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from net sales but before any expenses other than commissions are less than $2,000,000, the Company will pay the difference between the proceeds and $2,000,000 within 30 days. Any proceeds above $2,000,000 will be divided equally between Seller and the Company with the Seller remitting 50% of the net proceeds after expenses of those sales within 30 days of their receipt. As of December 31, 2018, the Company has recorded the entire $2,000,000 as a contingent purchase consideration.

The following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired and liabilities assumed.

Cash	2,000,000
10% Interest in sub	2,750,000
Royalty payments	4,279,000
Contingent consideration	2,000,000
Total Purchase Price	11,029,000

Accounts Receivable	313,257
Other assets	–
Memorabilia	3,600,000
Copyright Image library	4,100,000
Trade name	340,000
Non-Compete agreement	90,000
Outbound license agreement	9,000,000
Customer relationships	2,330,000
Total Identifiable assets	19,773,257

Liabilities	$(1,447,491)
Total liabilities assumed	$(1,447,491)

Total net assets	$18,325,766

Total bargain purchase gain	$(7,296,766)

Pro Forma

The following table below shows the unaudited pro-forma information which assumes that the acquisition had been completed as of January 1, 2018.

For the three months ended
March 31, 2018

Total revenue	2,884,744
Cost of revenue	1,334,597
Gross margin	1,550,147
Total operating expenses	1,268,591
Other income (expenses)	(15,135)
Net income	266,421

F-10

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

6.	INTANGIBLE ASSETS, NET

	March 31, 2019			December 31, 2018
	Gross Carrying Amount	Accumulated Amortization	Net book value	Gross Carrying Amount	Accumulated Amortization	Net book value
Intangible assets with determinable lives:

Content provider and photographic agreements	$400,000	$150,000	$250,000	$400,000	$140,000	$260,000
Copyrights	35,000	13,125	21,875	35,000	12,250	22,750
Internal use software	58,667	-	58,667	-	-	-
Copyrighted Image Library	4,100,000	203,315	3,896,685	4,100,000	102,500	3,997,500
Non-Compete and Non-Solicitation Covenants	90,000	14,878	75,122	90,000	7,500	82,500
Trade name	340,000	–	340,000	340,000	–	340,000
License agreements	9,000,000	297,534	8,702,466	9,000,000	150,000	8,850,000
Customer relationships	2,330,000	231,085	2,098,915	2,330,000	116,500	2,213,500
Total	$16,353,667	$909,937	$15,443,730	$16,295,000	$528,750	$15,766,250

Total amortization expense for the three months ended March 31, 2019 and 2018 was $381,186 and $10,875, respectively and is included in cost of sales in the consolidated statements of operations. Estimated amortization expense over the next five years is $1,549,500 per year.

7.	NOTES PAYABLE

On April 1, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $25,000. The promissory notes matured on December 1, 2017 and on March 30, 2018 was extended through June 30, 2018 and on June 30, 2018 was further extended to December 31, 2018, and on December 31, 2018, the note was further extended to June 30, 2019. The notes bear interest at the rate of 6% per annum. Accrued interest payable due under the unsecured note agreement was $4,505 and $4,130 as of March 31, 2019 and December 31, 2018, respectively.

On December 20, 2017, the Company entered into an on demand unsecured note with an unrelated party for working capital purposes for total proceeds of $10,000. As of March 31, 2019, and 2018, the note was still outstanding.

On April 13, 2018, the Company entered into an unsecured promissory note agreement with an unrelated party for total proceeds of $150,000 of which is still outstanding as of December 31, 2018. The note is due upon demand and carried an interest rate of 15% and is guaranteed by a shareholder and director of the Company. Accrued interest payable due under the unsecured note agreement was $22,500 and $22,500 as of March 31, 2019 and December 31, 2018, respectively.

F-11

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

8.	CONVERTIBLE NOTES

From July 2018 to December 31, 2018, we issued convertible promissory notes in the aggregate principal amount of $2,782,050 to several accredited investors through a private placement. This includes the convertible note of $50,000 issued to settle an existing account payable. During the three months ended March 31, 2019, we issued an additional $651,050 notes under the same private placement.

The convertible notes bear interest at a rate of 10% per annum, mature on April 30, 2019 and are secured by certain archival images owned by the Company. The notes and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes.

The Company evaluated the convertible debentures under ASC 470-20 and recognized a debt discount of $3,029,628 related to the beneficial conversion feature (“BCF”), of which $572,924 was recorded during the three months ended March 31, 2019, with a corresponding credit to additional paid-in capital. The debt discount is being accreted to interest expense over the term of the notes.

As part of the private placement, the Company paid a consultant financing fees equivalent to 12% of the gross proceeds received from the issuance of convertible notes or $403,472, of which $78,126 was recorded during the three months ended March 31, 2019 and was recorded as a debt discount and accreted to interest expense over the term of the notes.

During the three months ended March 31, 2019 and 2018, the Company recorded interest expense of $1,452,303 of which $1,376,029 was related to the accretion of the debt discount and financing cost. As of December 31, 2018, the convertible notes are shown net of unamortized debt discount and financing cost of $667,908.

On August 16, 2018, we issued a convertible promissory note with a principal amount of $500,000 to a company managed by one of our former directors. The note bear interest at a rate of 10% per annum, mature on April 30, 2019 and is secured by certain archival images owned by the Company. The note and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes.

The Company evaluated the convertible debentures under ASC 470-20 and recognized a debt discount of $500,000 related to the BCF with a corresponding credit to additional paid-in capital. The debt discount is being accreted to interest expense over the term of the note.

During the three months ended March 31, 2019, the Company recorded interest expense of $187,426 related to this note, of which $175,097 was related to the accretion of the debt discount. As of March 31, 2019, the convertible note is shown net of unamortized discount of $58,366.

F-12

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

9.	RELATED PARTY TRANSACTIONS

Notes payable to related parties

In December 2015, the Company entered into a secured promissory note agreement with an unrelated party for working capital purposes for total proceeds of $120,000. The note bears interest at the rate of 10% per annum and is payable on the 1st day of each month commencing in February 2016. On February 15, 2016, the Company entered into an additional promissory note agreement with the same unrelated party for additional proceeds of $62,500 and under the same terms as the first note. As of March 31, 2019, and December 31, 2018, a balance of $162,500 on these two notes remains outstanding. Both notes are secured by certain inventory and archival images of the Company in the amount of up to $200,000. Accrued interest payable due under the unsecured note agreement was $54,724 and $34,412 as of March 31, 2019 and December 31, 2018, respectively. The notes matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On April 5, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $50,000. The promissory notes matured in December 2017 and bear interest at the rate of 6% per annum. However, on January 22, 2018, the outstanding balance on the notes was purchased by a related party and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Accrued interest payable due under the unsecured note agreement was $8,977 and $8,277 as of March 31, 2019 and December 31, 2018, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On August 1, 2013 the Company entered into an unsecured promissory note agreement with a related party Dino Satallante for $100,000. The loan bears interest at the rate of 5% per annum. During the three months ended March 31, 2019, the Company made payment of $3,740. As of March 31, 2019, and December 31, 2018, $42,435 and $46,175 was outstanding under the unsecured promissory note agreement, respectively. Interest expense for the three months ended  March 31, 2019 and 2018 was $750 and $717 respectively. The loan matured on July 14, 2014 and was extended to July 31, 2016. Effective March 30, 2018, the note agreement was extended to June 30, 2018 and on June 30, 2018, the note was further extended to December 31, 2018 and on February 11, 2019 the note was further extended to December 31, 2019.

On September 11, 2014, the Company entered into an unsecured promissory note agreement for $20,500 with Dino Satallante, a beneficial interest shareholder which bear interest at a rate of 6% per annum. The loan matured on September 10, 2015 and has been extended multiple times up to December 31, 2018. On February 11, 2019, the note was further extended to December 31, 2019.

Effective July 21, 2015, the Company entered into a promissory note agreement with a related party Dino Satallante, a beneficial interest shareholder of the Company, for total proceeds of $160,000. The Company utilized $80,000 of the proceeds for payments due in connection with the Globe Photo assets acquired. The remainder of the proceeds were used for working capital purposes. The note matured on July 20, 2016, with monthly interest only payments commencing July 22, 2015. Interest accrues at the rate of 12% per annum. The note is secured by the Globe Photo Assets. Total interest expense in connection with the secured promissory note agreement for the three months ended March 31, 2019 and 2018 is $4,800 and $4,800. Effective March 30, 2018 the note was extended to June 30, 2018, and on June 30, 2018, the note was further extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019.

On April 4, 2016 the Company entered into a secured promissory note agreement with Premier Collectibles, a beneficial interest shareholder for total proceeds of $65,000 to be used for acquisition of archive agreement. The promissory note bears interest at the rate of 8% per annum, is secured by the archive collection which the proceeds were used and matured on April 1, 2017. On March 30, 2018, the note was extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense on the note was $1,300 and $1,300 for the three months ended March 31, 2019 and 2018, respectively.

F-13

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

On April 15, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 15, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $750 and $750 for both the three months ended March 31, 2019 and 2018, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On October 3, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $750 and $750 for the three months ended March 31, 2019 and 2018, respectively.

On December 2, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $31,500. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $473 and $473 for both the three months ended March 31, 2019 and 2018, respectively.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

Due to Related Parties

The following table summarizes amounts due to the Company from related parties related to contractual agreements and amounts due to related parties for expenses paid for on the behalf of the Company as of March 31, 2019 and December 31, 2018. The amounts due are non-interest bearing and due upon demand. These amounts have been included in the consolidated balance sheets as current assets due from related parties and current liabilities due to related parties, respectively.

	March 31,	December 31,
	2019	2018
Due to related parties:
ICONZ Art, LLC, beneficial interest shareholder	$259,423	$259,423
MSN Holding Co., beneficial interest shareholder	12,947	12,947
Premier Collectibles, beneficial interest shareholder	15,085	15,085
Total due to related parties	$287,455	$287,455

F-14

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

10.	COMMITMENTS AND CONTINGENCIES

Proceeds from Auctions of Royalty Rights

On March 8, 2016, the Company entered into a Listing Agreement with Royalty Network, LLC, doing business as Royalty Exchange for auction of a 50% ownership of photographic copyrights of certain celebrity archival images owned by the Company. In addition, the sale also assigns the winning bidder the right to receive 50% of the future share of income derived from the assigned images.

During 2016, the Company received gross proceeds of $396,000, less 12.5% auction broker fee, from five separate auctions of these rights. The Company retains all exclusive licensing authority over the images and may exercise a buyback option to buy back the 50% ownership of the rights for two times the original auction proceeds over a period ranging from 1 to 2 years.

The Company accounted for the 50% profit consideration for the above agreement in accordance with ASC 470-10-25 and 470-10-35 which requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the loan holders. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the loan holders and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loans.

Accordingly, the Company has estimated the cash flows associated with the images and determined a discount of $151,316 which is being accounted as interest expense over a 10-year estimated life of the asset based on expected future revenue streams. For the three months ended March 31, 2019 and 2018, interest expense related to these loans amounted to $3,542 and $1,603, respectively, which has been included in interest expense and a corresponding increase in loans payable. During the three months ended March 31, 2019 and 2018, the Company made payments of $2,464 and $2,000 to the loan holders, respectively. As of March 31, 2019, loan payable net of unamortized debt discount amounted to $282,862.

Asset purchase agreements

On March 3, 2017, the Company entered into an agreement to sell 20% of its ownership in a certain photographic archive asset for $200,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset. If, however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price has been paid. On March 30, 2018, the Company entered into an addendum to the agreement to remove the preferential distributions clause from the agreement. Additionally, on May 1, 2018, the Company entered into a second addendum to the agreement whereby the Company agreed to repay the seller the total purchase price of $200,000 and 1,000,000 shares of common stock within 120 days of the effective date of the agreement. The Company valued the 1,000,000 shares at $100,000 as of the agreement date and recorded the value as interest expense during the year ended December 31, 2018.

The Company accounted for the above transaction as debt and recognized the amount received as a loan payable. As of March 31, 2019, other debt, net of unamortized debt discount amounted to $200,000.

License Agreements

Effective June 1, 2016 the Company entered into three separate non-exclusive license agreements use of licensed images and trademarks through December 31, 2019. Under the terms of the agreements, the Company is required to pay royalties of 10% on net sales. The agreements call for combined annual guaranteed minimum royalties per year of $150,000 based on combined minimum sales of $1,500,000 per year. As of March 31, 2019, the Company has paid $18,750 toward the guaranteed royalties.

F-15

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

With the acquisition of the assets of Photo File, Inc., we acquired multiple license agreement with royalty rates rating between 6 – 16% and terms extending through December 31, 2021. As of March 31, 2019, the Company has paid $181,742 in royalty expenses associated with these agreements which has been included in cost of sales.

Operating Lease Agreements

The Company has entered into lease agreements as a lessee for the use of office space. These lease agreements are classified as operating leases and the liability and right-of-use asset are recognized on the balance sheet at lease commencement. Leases with an initial term of 12 months or less are not recorded on the balance sheet and are recognized as lease expense on a straight-line basis over the lease term. As a result of the adoption of ASC 842, the Company recognized an operating lease liability of $112,480 and a corresponding right-of-use asset of $87,830, net of deferred rent of $3,508 and the cumulative effect adjustment to retained earnings of $21,142 as a result of applying hindsight in determining the lease term.

The Company determines whether or not a contract contains a lease based on whether or not it provides the Company with the use of a specifically identified asset for a period of time, as well as both the right to direct the use of that asset and receive the significant economic benefits of the asset. The Company elected the transition relief package of practical expedients, and as a result, we did not assess 1) whether existing or expired contracts contain embedded leases, 2) lease classification for any existing or expired leases, and 3) whether lease origination costs qualified as initial direct costs. We elected the short-term lease practical expedient by establishing an accounting policy to exclude leases with a term of 12 months or less.

The discount rate utilized for classification and measurement purposes as of the inception date of the lease is based on the Company's collateralized incremental interest rate to borrow of 10%, as the rate implicit in the lease is not determinable.

On September 6, 2012 the Company entered into a 25-month operating lease agreement for approximately 4,606 square foot warehouse and office facilities located in Las Vegas, NV. Monthly base rent due under the agreement is $3,270, plus common area maintenance fees. The agreement calls for 3% annual increase in base rental payments. On October 10, 2014, the Company entered into a First Amendment to Lease agreement extending the lease term for 60-months, beginning November 1, 2014. All other terms of the agreement remain unchanged. On February 19, 2019 the Company extended the operating lease agreement for the lease originally entered into September 6, 2012 for an additional 24 months.

On February 26, 2019 the Company entered into a 24-month operating lease agreement for approximately 4,672 square foot warehouse and office facilities located in Las Vegas, NV. Monthly base rent due under the agreement is $4,437, plus common area maintenance fees. The agreement calls for 3% annual increase in base rental payments. The Company recorded a right-to-use asset and lease liability during the three month period ended March 31, 2019 of $98,420 for this new lease. During the three months ended March 31, 2019, the Company recorded depreciation associated with the right to use asset of $11,851 and made payment on the lease liability of $12,165.

Undiscounted Cash Flows

As of March 31, 2019, the right to use asset and lease liability were shown on the consolidated balance sheet at $174,399 and $198,735, respectively. The table below reconciles the fixed component of the undiscounted cash flows and the total remaining years to the operating lease liability recorded on the consolidated balance sheet as of March 31, 2019:

Amounts due as of March 31, 2019	Operating Leases
2019	$84,297
2020	100,088
2021	43,234
Total minimum lease payments	$227,619
Less: effect of discounting	(28,884)
Present value of future minimum lease payments	$198,735
Less: current obligations under leases	(83,118)
Long-term lease obligations	$115,617

F-16

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

The Company leases various corporate housing from unrelated third parties for terms that range from month-to-month to one year. The Company also rents office space on a month-to-month basis in New York at rate of $850 per month.

As part of our acquisition of Photo File, while we did not assume the lease we assumed its existing lease payments as follows: we will pay 100% of the lease payments through December 31, 2018, and after December 31, 2018 we will pay 50% of the lease until the end of the lease term or until the lease may be terminated. The Company paid $180,032 in rent related to the lease for the three months ended March 31, 2019.

Total rent expense for the three months ended March 31, 2019 and 2018 was $187,049 and $13,695, respectively, in connection with short term operating lease agreements.

11.	SHAREHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 50,000,000 shares of preferred stock authorized with a par value of $0.0001. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the Company’s stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, and conversion rights. As of March 31, 2019, there were no shares of Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue up to 450,000,000 shares of common stock with a par value of $0.0001. As of March 31, 2019, and December 31, 2018, there were 326,428,583 and 326,428,583 shares of common stock issued and outstanding, respectively.

STOCK WARRANTS

On January 30, 2019, we granted 800,000 5-year warrants with exercise prices of $0.10 valued at $312,000 for services. The warrants above were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.39; b) risk-free rate of 2.49%; c) volatility factor of 521.46%; d) dividend yield of 0%.

F-17

Globe Photos, Inc.

Notes to Consolidated Financial Statements

March 31, 2019 and 2018

(Unaudited)

The following is a summary of stock warrant activity during the quarter ended March 31, 2019.

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2018	6,500,000	$0.10
Warrants granted and assumed	800,000	$0.10
Warrants expired	–	–
Warrants canceled	–	–
Warrants exercised	–	–
Balance outstanding, March 31, 2019	7,300,000	$0.10
Balance exercisable, December 31, 2018	7,300,000	$0.10

As of March 31, 2019, the outstanding warrants have a weighted average remaining term of was 2.04 years and an intrinsic value of $2,920,000.

STOCK OPTIONS

The Company did not grant any options during the quarter ended March 31, 2019. The Company recognized stock option expense of $297,800 for options granted in the prior year.

The following is a summary of stock option activity during the three months ended March 31, 2019:

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2018	20,033,333	$0.07
Options granted and assumed
Options expired	–	–
Options canceled	–	–
Options exercised	–	–
Balance outstanding, March 31, 2019	20,033,333	$0.07
Balance exercisable, March 31, 2019	20,033,333	$0.07

As of March 31, 2019, the outstanding options have a weighted average remaining term of was 8.30 years and an intrinsic value of $8,547,333.

12.	SUBSEQUENT EVENTS

Subsequent to March 31, 2019, the Company sold 11,120,000 shares for $1,120,000. As of the date of the filing the Company has received $800,000. As of the date of filing the shares have not been issued.

Subsequent to March 31, 2019, the Company made the final payment due per the asset purchase agreement with Photo File, Inc. dated October 11, 2018.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Globe Photos, Inc.

(Formerly Capital Art, Inc.)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Globe Photos, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2017.

Houston, Texas

April 16, 2019

F-19

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
Assets

Current Assets
Cash	$304,267	$1,297
Accounts receivable, net	559,255	44,548
Inventory, net	–	56,500
Prepaid expenses	21,513	12,765
Total Current Assets	885,035	115,110

Property and equipment, net	5,533,680	2,493,224
Security deposit	38,402	6,356
Intangible Assets, net	15,766,250	326,250

Total Assets	$22,223,367	$2,940,940

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable and accrued liabilities	$2,462,563	$540,947
Contingent purchase consideration	6,279,000	–
Payable to Photo File, Inc.	686,943	–
Payable to Globe Photos, Inc.	10,000	10,000
Due to related parties	287,455	147,113
Notes payable - related parties	635,675	456,235
Notes payable, net of debt discount	185,000	417,500
Deferred revenue	–	75,000
Derivative liability	–	9,195
Loans payable, net of unamortized discounts	481,784	738,805
Convertible Notes, net of debt discount and issuance costs	1,389,163	–
Convertible Notes - related party, net of debt discount	266,537	–
Total Current Liabilities	12,684,120	2,394,795

Total Liabilities	12,684,120	2,394,795

Stockholders' Equity

Preferred stock, $0.0001 par value, 50,000,000 shares authorized; none issued and outstanding at December 31, 2018 and 2017.	–	–
Common stock par value $0.0001: 450,000,000 shares authorized; 326,428,583 and 325,570,524 issued and 326,428,583 and 325,570,524 outstanding as of December 31, 2018 and 2017	32,643	32,557
Additional paid in capital	10,114,075	4,124,243
Treasury stock; 0 and 258,823 shares as of December 31, 2018 and 2017	–	(88,000)
Accumulated deficit	(4,016,630)	(3,522,655)
Stockholders' equity attributable to Globe Photos, Inc.	6,130,088	546,145
Non controlling interest	3,409,159	–
Stockholders' Equity	9,539,247	546,145

Total Liabilities and Stockholders' Equity	$22,223,367	$2,940,940

The accompanying notes are an integral part of these audited consolidated financial statements

F-20

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

Consolidated Statements of Operations

	For the years ended
	December 31, 2018	December 31, 2017

License revenue	$567,553	$259,212
Image revenue	2,615,589	680,040
Total revenue	3,183,142	939,252

Cost of revenue	2,605,694	780,409

Gross margin	577,448	158,843

Operating expenses
Product development, sales and marketing	453,364	317,568
General and administrative	4,998,506	611,403
Depreciation and amortization	35,980	61,543
Gain on sale of property and equipment	–	(50,000)

Total operating expenses	5,487,850	940,514

Loss from operations	(4,910,402)	(781,671)

Other income (expenses)
Loss of settlement of accrued liabilities	(210,422)	–
Interest expense	(2,019,953)	(114,916)
Change in fair value of derivative liabilities	9,195	48,727
Bargain purchase gain on acquisition of Photo File assets	7,296,766	–
Other income (expenses)	5,075,586	(66,189)

Net Income	165,184	(847,860)

Net income (loss) attributable to noncontrolling interests	659,159	–

Net loss attributable to Globe Photos, Inc.	$(493,975)	$(847,860)

Per-share data
Income (loss) per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	325,646,169	325,441,032

The accompanying notes are an integral part of these audited consolidated financial statements

F-21

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

Consolidated Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in	Treasury	Accumulated	Non controlling	Total Stockholders'
	Shares	Amount	Capital	Stock	(deficit)	interest	Equity

Balance, December 31, 2016	325,570,524	$32,557	$4,097,711	$–	$(2,674,795)	$–	$1,455,473

Repurchase of shares	–	–	–	(88,000)	–	–	(88,000)
Options issued for the purchase of fixed assets	–	–	26,532	–	–	–	26,532
Net loss	–	–	–	–	(847,860)	–	(847,860)
Balance, December 31, 2017	325,570,524	$32,557	$4,124,243	$(88,000)	$(3,522,655)	$–	$546,145

Repurchase and cancellation of shares	(351,941)	(35)	(119,965)	88,000	–	–	(32,000)
Stock issued for cash	1,000,000	100	24,900	–	–	–	25,000
Stock issued for settlement of accrued expenses	210,000	21	23,079	–	–	–	23,100
Options issued for debt settlement and services	–		312,489	–	–	–	312,489
Beneficial conversion feature	–	–	2,956,704	–	–	–	2,956,704
Stock option issued for services	–	–	1,492,499	–	–	–	1,492,499
Warrants issued services	–	–	1,300,126	–	–	–	1,300,126
Non controlling interest granted on Photo File acquisition	–	–	–	–	–	2,750,000	2,750,000
Net Income	–	–	–	–	(493,975)	659,159	165,184
Balance, December 31, 2018	326,428,583	$32,643	$10,114,075	$–	$(4,016,630)	$3,409,159	$9,539,247

The accompanying notes are an integral part of these audited consolidated financial statements

F-22

GLOBE PHOTOS, INC.

(FKA CAPITAL ART, INC.)

Consolidated Statements of Cash Flows

	For the year ended
	December 31, 2018	December 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$165,184	$(847,860)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Bad debt expense	129,204
Inventory reserve	56,500
Gain on bargain purchase options	(7,296,766)	–
Depreciation and amortization	1,016,969	451,246
Amortization of debt discount	1,670,480	34,193
Options issued for services	1,492,499	–
Warrants issued for services	1,300,126	–
Loss of settlement of accrued liabilities	208,322	–
Change in fair value of embedded derivative	(9,195)	(48,727)
Inventory allowance	–	10,741
Gain on sale of property and equipment	–	(50,000)
Changes in operating assets and liabilities:
Accounts receivable	(330,654)	46,953
Prepaid expenses	(8,748)	5,576
Inventory	–	(56,500)
Deposits	(32,046)	–
Deferred revenue	(250,000)	75,000
Due to related parties	–	(12,607)
Accounts payable and accrued liabilities	853,335	17,714
Net Cash Used In Operating Activities	(1,034,790)	(374,271)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of archival images, property and equipment	(37,425)	(30,851)
Proceeds for note receivable	–	50,000
Purchase of Photo File, Inc.	(1,515,000)	–
Net Cash Provided By (Used In) Investing Activities	(1,552,425)	19,149

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	–	375,000
Repayment of loans payable	(96,801)	(7,041)
Proceeds from notes payable	150,000	35,000
Repayment of note payable	(170,000)	(125,000)
Repayment of note payable - related party	(33,060)	(15,049)
Proceeds from convertible notes payable, net	2,406,704	–
Proceeds from convertible notes payable, net – related party	500,000	–
Advances from related party	140,342	127,475
Proceeds from the sale of common stock	25,000	–
Purchase of treasury stock	(32,000)	(88,000)
Net Cash Provided By Financing Activities	2,890,185	302,385

Net Change in Cash	302,970	(52,737)

Cash - Beginning of Period	1,297	54,034

Cash - End of Period	$304,267	$1,297

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Interest	$15,037	$16,882

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of third party notes by related party	$212,500	$–
Options issued to settle accrued liabilities	$104,157	$–
Beneficial conversion feature on convertible debt	$2,956,704	$–
Options issued for purchase of fixed assets	$–	$26,532
Notes payable issued for the settlement of accounts payable	$50,000	$–
Share issued for settlement of liability	23,100	–
Expenses paid on behalf of the company	$–	$21,000

The accompanying notes are an integral part of these audited consolidated financial statements

F-23

GLOBE PHOTOS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	ORGANIZATION AND BUSINESS OPERATIONS

Globe Photos, Inc. (“we”, “our”, or the “Company”) sells and manages classic and contemporary, limited edition photographic images and reproductions, with a focus on iconic celebrity images. The Company also makes available its images for publications and merchandizing. The Company aims to become a leading global photography marketing and distribution company by acquiring rights and ownership to collections of rare iconic negatives and photographs, and to establish worldwide wholesale and retail sales channels.

On June 6, 2018, we filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger with our wholly-owned subsidiary, Globe Photos, Inc. Shareholder approval was not required pursuant to the Delaware General Corporation Law. As part of the merger, our board of directors authorized a change in our name to “Globe Photos, Inc.” and our Certificate of Incorporation has been amended to reflect this name change.

On October 11, 2018, we acquired substantially all of the assets of Photo File, Inc. (“Photo File”), a New York corporation, a 30-year-old New York-based licensed sports photography company. As part of the Photo File transaction, we acquired licenses to produce and sell licensed sports prints, lithographs and other related items for major U.S. sports leagues, including the NFL, NBA, MLB, and NHL Properties and their respective player associations, as well as most major college sports teams. We also gained licenses from thousands of individuals and organizations, including Babe Ruth, Joe Namath, Vince Lombardi, Marvel Entertainment, Nickelodeon and others. The acquisition also significantly expanded our collection of company-owned iconic sports photography.

Going Concern

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Management evaluated all relevant conditions and events that are reasonably known or reasonably knowable, in the aggregate, as of the date the consolidated financial statements are issued and determined that substantial doubt exists about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. The Company has not generated sufficient revenues from product sales to provide sufficient cash flows to enable the Company to finance its operations internally. As of December 31, 2018, the Company had $304,267  cash on hand. At December 31, 2018 the Company has an accumulated deficit of $4,016,630. For the twelve months ended December 31, 2018, the Company had a net loss of $493,975, and cash used in operations of $1,034,790. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Over the next twelve months the Company intends to invest its working capital resources in sales and marketing in order to increase the distribution and demand for its products. If the Company fails to generate sufficient revenue and obtain additional capital to continue at its expected level of operations, the Company may be forced to scale back or discontinue its sales and marketing efforts. However, there is no guarantee the Company will generate sufficient revenues or raise capital to continue operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-24

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements represent the results of operations, financial position and cash flows of Globe Photos, Inc. prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, and its 100% owned subsidiaries Capital Art, LLC, Globe Photos, LLC, and Photo File, LLC. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company measures fair value in accordance with Accounting Standards Codification (“ASC”) 820 – Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2018 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at December 31, 2018 and 2017.

F-25

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2018:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$–	$–	$–	$–

Financial assets and liabilities measured at fair value on a recurring basis are summarized below as of December 31, 2017:

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative Financial Instruments	$–	$–	$9,195	$9,195

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs:

Amount
Balance December 31, 2017	$9,195
Change in fair market value of derivative liability	(9,195)
Balance December 31, 2018	$–

Related parties

The Company follows ASC 850, "Related Party Disclosures" for reporting activities with related parties. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Accounts receivable, net

The Company sells its products through various means, including distributors, auction houses, retailers, and via the internet. The Company also licenses its images to third parties for which royalty income is received by the Company. The Company continually monitors the collectability of its trade accounts receivables based on a combination of factors, including the aging of the accounts receivable, historical experience, and other currently available evidence and provides for an allowance for doubtful accounts equal to estimated uncollectible amounts based on historical collection experience and a review of the current status of trade accounts receivable. There was an allowance for bad debt of $203,553 and $10,381 recorded during the years ended December 31, 2018 and 2017, respectively.

F-26

Inventory

Inventories are stated at the lower of cost (average cost) or market (net realizable value). Direct labor and raw material costs associated with the process of making the photos available for sale are also included in inventory at cost. These costs are expensed to cost of sales pro-ratably as sold. Our inventory reserve reflects items that were deemed to be defective or obsolete based on an analysis of all inventories on hand. As of December 31, 2018, and 2017, the Company has recorded allowance related to slow moving inventory in the amount of $455,741 and $128,194, respectively.

Archival Images, and Property and Equipment

Archival images, and property and equipment are recorded at cost for purchases over $500, and depreciated using the straight-line method over the estimated useful lives ranging from three to ten years. The Company capitalizes direct costs associated with improvements to archival images, and property and equipment in accordance with ASC 360 – Property, Plant, and Equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their useful life or the term of the related lease. Expenditures for ordinary repairs and maintenance are expensed as incurred.

Business Combination

The Company accounts for its business combination using the acquisition method of accounting in accordance with ASC 805 “Business Combinations”. The cost of an acquisition is measured as the aggregate of the acquisition date fair values of the assets transferred and liabilities incurred by the Company to the sellers and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets and liabilities acquired or assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. Alternatively, the excess of the (i) the fair value of the identifiable net assets of the acquire over (ii) the total costs of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree is recorded as a gain on bargain purchase.

Intangible Assets

Intangible assets, consisting of content provider and photographic agreements, copyrights, trade name, non-competition, license agreements, and customer relationships, are accounted for in accordance with ASC 350 Intangibles - Goodwill and Other. Intangible assets that have finite lives are amortized using the straight-line method over their estimated useful lives of three to fifteen years.

Impairment of Long-Lived Assets

Long-lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. In such situations, long-lived assets are considered impaired when future undiscounted cash flows resulting the use of the asset and its eventual disposition are less than the asset’s carrying amount. In such situations, the asset is written down to the present value of the estimated future cash flows. Factors that are considered when evaluating long-lived assets for impairment include a current expectation that it is more likely than not that the long-lived asset will be sold significantly before the end of its useful life, a significant decrease in the market price of the long-lived asset, and a change in the extent of manner in which the long-lived asset is being used. Based on management’s assessment there were no impairments to its long-lived assets at December 31, 2018 and 2017.

In the acquisition of Photo File, Inc. we acquired trade names which are considered to have indefinite lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired.

F-27

Derivative Financial Instruments

The Company accounts for derivative instruments in accordance with the provisions of ASC 815 - Derivatives Hedging: Embedded Derivatives. ASC 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms in agreements are reviewed to determine whether or not they contain embedded derivatives that are required under ASC 815 to be accounted for and separated from the host contract, and recorded on the balance sheet at fair value. The fair value of derivative liabilities is required to be revalued at each reporting date, with the corresponding changes in fair value recorded in current period operating results.

Revenue Recognition

On January 1, 2018, the Company adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

We did not have a cumulative impact as of January 1, 2018 due to the adoption of Topic 606 and there was not an impact to our consolidated statement of operations for the year ended December 31, 2018 as a result of applying Topic 606.

We recognize revenue in accordance with generally accepted accounting principles as outlined in the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue From Contracts with Customers, which requires that five basic criteria be met before revenue can be recognized: (i) identify the contract with the customer; (ii) identity the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price; and (v) recognize revenue when or as the entity satisfied a performance obligation.

Revenue recognition occurs at the time product is shipped to customers, when control transfers to customers, provided there are no material remaining performance obligations required of the Company or any matters of customer acceptance. We only record revenue when collectability is reasonably assured.

The Company’s other revenue represent payments based on net sales from brand licensees for content reproduction rights. These license agreements are held in conjunction with third parties that are responsible for collecting fees due and remitting to the Company its share after expenses. Revenue from licensed products is recognized when realized or realizable based on royalty reporting received from licensees.

Shipping and Handling

Shipping and handling activities that occur after control over a product has transferred to a customer are accounted for as fulfillment activities rather than performance obligations, as allowed under a practical expedient provided by Topic 606. The shipping and handling fees charged to customers are recognized as revenue and the related costs are included in cost of revenue at the point in time when ownership and control of the product is transferred to the customer.

Royalty expenses

Royalty expense related to our license agreements, which are generally based on a percentage of our actual net sales for the agreement or a contractually determined minimum royalty amount, are recorded based upon the guaranteed minimum levels and adjusted based on net sales of the licensed products, as appropriate. In some cases, we may be required to make certain up-front payments for the license rights, which are deferred and recognized as royalty expense over the term of the license agreement.

F-28

Stock-based Compensation

The Company recognizes stock-based compensation issued to employees in accordance with ASC 718 – Compensation: Stock Compensation, based on the fair value of the equity instrument in exchange for employee services and the resulting recognition of compensation expense.

The Company’s accounts for stock-based payment transactions with nonemployees for services in accordance with ASC 50-550 Equity: Equity-based Payments to Non-Employees. If the fair value of the services received in a stock-based payment with nonemployees is more reliably measurable than the fair value of the equity instrument issued, the fair value of the services received is used to measure the transaction. Conversely, if the fair value of the equity instruments issued in a stock-based transaction with nonemployees is more reliably measurable than the fair value of the consideration received, the transaction is measured at the fair value of the equity instruments issued. The Company recognizes an increase in equity or a liability, depending on whether the equity instruments granted have satisfied the equity or liability classification criteria.

Advertising

The Company expenses the cost of advertising, including promotional expenses, as incurred. Advertising expenses for the twelve months ended December 31, 2018 and 2017 was $103,249 and $1,824, respectively.

Income Taxes

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. The Company recognizes tax liabilities for uncertain tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2018 and 2017.

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, differences in depreciation methods of archived images, and property and equipment, stock-based and other compensation, and other accrued expenses. A valuation allowance is established when it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2018, and 2017, the Company had no accrued interest or penalties related to uncertain tax positions.

Concentrations of Credit Risk and Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company’s cash balances are placed at financial institutions, which at times, may exceed federally insured limits. Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

F-29

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with ASC 260 - Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the consolidated statements of operations. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible notes payable using the if-converted method. Diluted EPS excludes all dilutive potential shares if their effect is antidilutive. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive.

As of December 31, 2018, the Company has common stock equivalents related to options and warrants outstanding to acquire 26,553,333 shares of the Company’s common stock and convertible notes payable which convert into 26,070,500 shares of common stock.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases” (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018. The Company is evaluating the adoption of ASC 842, but has not determined the effects it may have on the Company’s financial statements.

F-30

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. Management evaluated ASU 2016-18 and determined that the adoption of this new accounting standard did not have a material impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, "Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting," which modifies the accounting for share-based payment awards issued to nonemployees to largely align it with the accounting for share-based payment awards issued to employees. ASU 2018-07 is effective for us for annual periods beginning January 1, 2019. We do not expect the adoption of the standard will impact our financial position or results of operations.

In August 2018, the FASB issued ASU 2018-15, "Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract," which allows for the capitalization of certain implementation costs incurred in a hosting arrangement that is a service contract. ASU 2018-15 allows for either retrospective adoption or prospective adoption to all implementation costs incurred after the date of adoption. ASU 2018-15 is effective for us for annual periods beginning January 1, 2020. We are currently evaluating the impact the adoption of this new standard will have on our financial position and results of operations.

The Company has evaluated all other recent accounting pronouncements, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.

3.	GLOBE PHOTOS ASSET PURCHASE AGREEMENT

On July 22, 2015, the Company entered into an Asset Purchase Agreement with Globe Photos, Inc. (“Globe”), a New York corporation, to purchase of substantially all of the assets of Globe, which principally comprises of photographer contracts granting the Company the right to exploit copyrights, digital and tangible photographs, and related copyrights and trademarks, of Globe Photos ( Globe Photos Assets) for total purchase price of $400,000 payable in $250,000 cash and $150,000 payable in the common stock of the Company.

Per the agreement, $180,000 in cash was held in reserve by the Company against Globe’s full performance and compliance with all terms of the agreement. This amount is to be released to Globe at the rate of $10,000 per month beginning August 22, 2015. As of December 31, 2018, and 2017, the total reserve payable to Globe Photos, Inc. is $10,000.

The Agreement called for the Common stock to be transferred to Globe sixty (60) days after closing subject to satisfaction of successful termination of certain subagent agreements by Globe. Globe retained these certain subagent agreements but was not able to successfully terminate these agreements. As such, the amount payable in common stock of the Company was reduced by $30,000, thereby reducing the total purchase price of the assets acquired from $400,000 to $370,000. Under the terms of the Agreement the Company issued 352,941 shares of its common stock based on the closing price of the Company’s common shares as traded on the OTC market on the measurement date July 22, 2015 of $0.34 per share for a total of $120,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of Globe were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. The total purchase price of $370,000 in connection with the assets acquired is included in archival images, and property and equipment, net, in the consolidated balance sheets.

F-31

As a form of liquidity protection, Globe shall have limited put Warrants in connection with the common stock beginning eighteen (18) months after the closing date, whereas the Company shall have up to fifteen (15) successive monthly Warrants , with no less than thirty (30) days’ notice for each, which requires the Company to repurchase from Globe up to 1/15th of the shares of common stock in Globe’s possession that were granted in connection with the agreement, at a price per share equity to the market price per share ($0.34) on the effective date of the original share transfer to Globe. The exercise of any put option is not conditioned upon exercise of any prior put option. Beginning in January 2017, Globe exercised its option and elected to sell 1/15th of the shares of common stock for $8,000 per month. As of December 31, 2018, the Company has repurchased 352,941 shares from Globe for cash payments of $120,000.

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31, 2018 and 2017 comprise of the following:

	December 31,		Estimated
	2018	2017	Useful Lives
Frank Worth Collection	$2,770,000	$2,770,000	10 years
Other archival images	4,576,768	939,343	5-10 years
Leasehold improvements	12,446	12,446	7 years
Computer and other equipment	72,687	72,687	3 – 5 years
Furniture and fixtures	83,666	83,666	7 years
	7,515,567	3,878,142
Less accumulated deprecation	(1,981,887)	(1 384,918)
Total property and equipment, net	$5,533,680	$2,493,224

Depreciation expense for the years ended December 31, 2018 and 2017 was $596,969 and $407,746, respectively.

5.	PHOTO FILE ASSET PURCHASE AGREEMENT

On October 11, 2018, the Company entered into a definitive Asset Purchase Agreement with Photo File, Inc., a New York corporation along with it related entity Sportophotos.com and Charles Singer, its CEO and principal shareholder (collectively, the “Seller”) wherein the Company acquired certain assets and assumed certain liabilities of the Seller in exchange for $2,000,000. In connection with the agreement, the Company paid $1,515,000 to the Seller as of December 31, 2018 toward the purchase price of the Asset Purchase Agreement. The final payment of $485,000 which was due was recorded as a payable to Photo File, Inc. as of December 31, 2018 in the consolidated balance sheet.

As additional consideration the seller also received the following

•	A royalty to Seller that commences upon the initial $6,000,000 in sales from the Nevada subsidiary, with a fair value of $4,279,000.

•	10% interest in the Nevada subsidiary that we have formed to house the assets

Additionally, the seller has the endeavor to sell its Vintage Photographic Collection over time after Closing. If at the completion of the sale of the Vintage Photographic Collection, proceeds from net sales but before any expenses other than commissions are less than $2,000,000, the Company will pay the difference between the proceeds and $2,000,000 within 30 days. Any proceeds above $2,000,000 will be divided equally between Seller and the Company with the Seller will remitting 50% of the net proceeds after expenses of those sales within 30 days of their receipt. As of December 31, 2018, the Company has recorded the entire $2,000,000 as a contingent purchase consideration.

F-32

The transaction was deemed to be an acquisition of a business and was accounted for under the acquisition method of accounting in accordance with the guidance in ASC 805 - “Business Combinations”.

The following table summarizes the acquisition date fair value of the consideration paid, identifiable assets acquired and liabilities assumed.

Cash	2,000,000
10% Interest in sub	2,750,000
Royalty payments	4,279,000
Contingent consideration	2,000,000
Total Purchase Price	11,029,000

Accounts Receivable	313,257
Other assets	–
Memorabilia	3,600,000
Copyright Image library	4,100,000
Trade name	340,000
Non-Compete agreement	90,000
Outbound license agreement	9,000,000
Customer relationships	2,330,000
Total Identifiable assets	19,773,257

Liabilities	$(1,447,491)
Total liabilities assumed	$(1,447,491)

Total net assets	$18,325,766

Total bargain purchase gain	$(7,296,766)

Pro Forma

The following table below shows the unaudited pro-forma information which assumes that the acquisition had been completed as of January 1, 2017.

	For the years ended
	December 31, 2018	December 31, 2017

Total revenue	7,871,458	7,632,707
Cost of revenue	5,638,308	4,786,126
Gross margin	2,233,150	2,846,581
Total operating expenses	8,232,369	4,654,091
Other income (expenses)	4,392,739	(109,288)
Net loss	(1,606,480)	(1,916,798)

F-33

6.	INTANGIBLE ASSETS, NET

	December 31, 2018			December 31, 2017
	Gross Carrying Amount	Accumulated Amortization	Net book value	Gross Carrying Amount	Accumulated Amortization	Net book value
Intangible assets with determinable lives:

Content provider and photographic agreements	$400,000	$140,000	$260,000	$400,000	$100,000	$300,000
Copyrights	35,000	12,250	22,750	35,000	8,750	26,250
Copyrighted Image Library	4,100,000	102,500	3,997,500	–	–	–
Non-Compete and Non-Solicitation Covenants	90,000	7,500	82,500	–	–	–
Trade name	340,000	–	340,000	–	–	–
License agreements	9,000,000	150,000	8,850,000	–	–	–
Customer relationships	2,330,000	116,500	2,213,500	–	–	–
Total	$16,295,000	$528,750	$15,766,250	$435,000	$108,750	$326,250

Total amortization expense for the twelve months ended December 31, 2018 and 2017 was $420,000 and $43,500, respectively and is included in cost of sales in the consolidated statements of operations. Estimated amortization expense over the next five years is $1,629,500 per year.

7.	NOTES PAYABLE

On September 28, 2015, the Company entered into a promissory note agreement for working capital purposes with an unrelated party for total proceeds of $150,000. Interest accrues at the rate of 10% per annum and is payable monthly beginning October 28, 2015. The note matured on September 28, 2016. Effective September 28, 2016, the note was extended to March 31, 2017 and is secured by approximately 240,000 vintage photographs. The note was further extended to July 31, 2017 and then to December 31, 2017. Effective March 30, 2018, the note was extended to June 30, 2018. Effective June 30, 2018 the note was extended to August 31, 2018. During the year ended December 31, 2018, the Company made a payment of $150,000 to settle principal balance of the note.

On April 1, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $25,000. The promissory notes matured on December 1, 2017 and on March 30, 2018 was extended through June 30, 2018 and on June 30, 2018 was further extended to December 31, 2018, and on December 31, 2018, the note was further extended to June 30, 2019. The notes bear interest at the rate of 6% per annum. Accrued interest payable due under the unsecured note agreement was $4,130 and $2,630 as of December 31, 2018 and 2017, respectively.

On April 7, 2016, an unrelated party advanced the Company $75,000 plus an original issue discount of $25,000 for the purchase of a Marilyn Monroe archive. The advance is secured by the archive for which it was used and is to be repaid on or before April 7, 2017. As of May 3, 2017, the note was extended to December 31, 2017; on March 28, 2018, the note was extended to June 30, 2018; and on June 30, 2018, the note was further extended to September 30, 2018. The Company has agreed to pay 50% of the proceeds derived from the Marilyn Monroe archives up to a guaranteed total of $100,000. Once the $100,000 is paid, the Company has no further obligations. As of December 31, 2018 and 2017, a balance of $0 and $20,000 remains outstanding, respectively.

On December 20, 2017, the Company entered into an on demand unsecured note with an unrelated party for working capital purposes for total proceeds of $10,000. As of December 31, 2018 and 2017, the note was still outstanding.

F-34

On April 13, 2018, the Company entered into an unsecured promissory note agreement with an unrelated party for total proceeds of $150,000 of which is still outstanding as of December 31, 2018. The note is due upon demand and carried an interest rate of 15% and is guaranteed by a shareholder and director of the Company. Accrued interest payable due under the unsecured note agreement was $22,500 and $0 as of December 31, 2018 and 2017, respectively.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

8.	CONVERTIBLE NOTES

From July 2018 to December 31, 2018, we issued convertible promissory notes in the aggregate principal amount of $2,782,050 to several accredited investors through a private placement. This includes the convertible note of $50,000 issued to settle an existing accounts payable. The convertible notes bear interest at a rate of 10% per annum, mature on April 30, 2019 and are secured by certain archival images owned by the Company. The notes and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes.

The Company evaluated the convertible debentures under ASC 470-20 and recognized a debt discount of $2,456,704 related to the beneficial conversion feature (“BCF”) with a corresponding credit to additional paid-in capital. The debt discount is being accreted to interest expense over the term of the notes.

As part of the private placement, the Company paid a consultant financing fees equivalent to 12% of the gross proceeds received from the issuance of convertible notes or $325,346 which was recorded as a debt discount and accreted to interest expense over the term of the notes. The Company is also required to issue an equity fee in the form of warrants with an exercise price of $0.10 per share equivalent to 10% of amounts raised. Likewise, upon receipt of $1.5 million proceeds from the financing, the Company is also required to issue 1 million warrants with an exercise price of $0.10 per share as a milestone bonus for reaching financing milestones goals. As of December 31, 2018, the Company has issued 6,500,000 warrants valued at $1,300,126 related to the equity fee and milestone bonuses.

During the year ended December 31, 2018, the Company recorded interest expense of $2,019,203 of which $1,389,163 was related to the accretion of the debt discount and financing cost. As of December 31, 2018, the convertible notes are shown net of unamortized debt discount and financing cost of $1,392,887.

On August 16, 2018, we issued a convertible promissory note with a principal amount of $500,000 to a company managed by one of our former directors. The note bear interest at a rate of 10% per annum, mature on April 30, 2019 and is secured by certain archival images owned by the Company. The note and accrued interest are convertible at the option of the noteholder into our common stock at $0.10 per share but will mandatorily convert to common stock at the same price upon an up list to a national exchange and will have piggyback registration rights to register the shares of common stock underlying the conversion of the notes. As of December 31, 2018, this note is showing as Convertible Notes - related party, net of debt discount.

The Company evaluated the convertible debentures under ASC 470-20 and recognized a debt discount of $500,000 related to the BCF with a corresponding credit to additional paid-in capital. The debt discount is being accreted to interest expense over the term of the note.

During the year ended December 31, 2018, the Company recorded interest expense of $285,304 of which $266,537 was related to the accretion of the debt discount. As of December 31, 2018, the convertible note is shown net of unamortized discount of $233,463.

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9.	NOTES PAYABLE TO RELATED PARTIES

In December 2015, the Company entered into a secured promissory note agreement with an unrelated party for working capital purposes for total proceeds of $120,000. The note bears interest at the rate of 10% per annum and is payable on the 1st day of each month commencing in February 2016. On February 15, 2016, the Company entered into an additional promissory note agreement with the same unrelated party for additional proceeds of $62,500 and under the same terms as the first note. As of December 31, 2018 and 2017, a balance of $162,500 on these two notes remains outstanding. Both notes are secured by certain inventory and archival images of the Company in the amount of up to $200,000. Accrued interest payable due under the unsecured note agreement was $50,662 and $34,412 as of December 31, 2018 and 2017, respectively. The notes matured on December 31, 2017; however, on January 22, 2018, the outstanding balance on the notes was purchased by a related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On April 5, 2016, the Company entered into an unsecured promissory note agreement with unrelated parties for working capital purposes for total proceeds of $50,000. The promissory notes matured in December 2017 and bear interest at the rate of 6% per annum. However, on January 22, 2018, the outstanding balance on the notes was purchased by a related party and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Accrued interest payable due under the unsecured note agreement was $8,227 and $5,227 as of December 31, 2018 and 2017, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On August 1, 2013 the Company entered into an unsecured promissory note agreement with a related party Dino Satallante for $100,000. The loan bears interest at the rate of 5% per annum. During the year ended December 31, 2018, the Company made payment of $14,960. As of December 31, 2018 and 2017, $46,175 and $61,135 was outstanding under the unsecured promissory note agreement, respectively. Interest expense for the year ended December 31, 2018 and 2017 was $2,309 and $3,057 respectively. The loan matured on July 14, 2014 and was extended to July 31, 2016. Effective March 30, 2018, the note agreement was extended to June 30, 2018 and on June 30, 2018, the note was further extended to December 31, 2018 and on February 11, 2019 the note was further extended to December 31, 2019.

Effective September 11, 2014 the Company entered into two separate unsecured promissory note agreements for $20,500 each with two related parties, Dreamstar an entity owned and controlled by Sam Battistone, a Company officer and director and a principal shareholder, and Dino Satallante, a beneficial interest shareholder of the Company, for working capital purposes. The loans bear interest at the rate of 6% per annum. The loans matured on September 10, 2015 and were extended to December 31, 2016. In December 2016, both loans were extended to December 31, 2017 and on March 30, 2018, the notes were extended to June 30, 2018 and on June 30, 2018, one of the note was further extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019. The outstanding balance on the note issued to Dreamstar was fully paid during the year ended December 31, 2018. As of December 31, 2018, $20,500 and $0 was outstanding to Dino Satallante and Dreamstar, respectively. At December 31, 2017, $20,500 and $18,100 was outstanding to Dino Satallante and Dreamstar, respectively. Aggregate accrued interest in connection with the two unsecured promissory note agreements for the year ended December 30, 2018 and 2017 was $5,386 and 5,584.

Effective July 21, 2015, the Company entered into a promissory note agreement with a related party Dino Satallante, a beneficial interest shareholder of the Company, for total proceeds of $160,000. The Company utilized $80,000 of the proceeds for payments due in connection with the Globe Photo assets acquired. The remainder of the proceeds were used for working capital purposes. The note matured on July 20, 2016, with monthly interest only payments commencing July 22, 2015. Interest accrues at the rate of 12% per annum. The note is secured by the Globe Photo Assets. Total interest expense in connection with the secured promissory note agreement for the years ended December 31, 2018 and 2017 is $19,200 and $19,200. Per the terms of the agreement the Company incurred loan fees totaling $8,000 which was fully amortized in 2016. Effective March 30, 2018 the note was extended to June 30, 2018, and on June 30, 2018, the note was further extended to December 31, 2018, and on February 11, 2019 the note was further extended to December 31, 2019.

F-36

On April 4, 2016 the Company entered into a secured promissory note agreement with Premier Collectibles, a beneficial interest shareholder for total proceeds of $65,000 to be used for acquisition of archive agreement. The promissory note bears interest at the rate of 8% per annum, is secured by the archive collection which the proceeds were used and matured on April 1, 2017. On March 30, 2018, the note was extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense on the note was $5,200 for both the years ended December 31, 2018 and 2017.

On April 15, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 15, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $3,000 for both the years ended December 31, 2018 and 2017, respectively. All the accrued interest through the December 31, 2017, was still due to the original noteholder.

On October 3, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $50,000. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $3,000 for both the years ended December 31, 2018 and 2017.

On December 2, 2016, the Company entered into an unsecured promissory note agreement with Sean Goodchild, a beneficial interest shareholder, for total proceeds of $31,500. The promissory note bears interest at the rate of 6% per annum and matures on December 31, 2017, however, on January 22, 2018, the outstanding balance on the notes was purchased by another related party (ICONZ Art, LLC, beneficial interest shareholder) and the notes were extended to June 30, 2018 and on June 30, 2018 was extended indefinitely and will now be considered due on demand. Interest expense was $1,890 for both the years ended December 31, 2018 and 2017, respectively.

The Company evaluated the modification of the notes resulting from the extensions in maturity dates under ASC 470-50 and determined that the modifications were not considered substantial and would not qualify for extinguishment accounting under such guidance.

10.	RELATED PARTY TRANSACTIONS

Due From/To Related Parties

The following table summarizes amounts due to related parties for expenses paid for on the behalf of the Company as of December 31, 2018 and 2017. The amounts due are non-interest bearing and due upon demand. These amounts have been included in the consolidated balance sheets as current liabilities due to related parties, respectively.

	December 31,
	2018	2017
Due to related parties:
ICONZ Art, LLC, beneficial interest shareholder	$259,392	$119,081
MSN Holding Co., beneficial interest shareholder	12,947	12,947
Premier Collectibles, beneficial interest shareholder	15,085	15,085
Total due to related parties	$287,455	$147,113

F-37

11.	COMMITMENTS AND CONTINGENCIES

Proceeds from Auctions of Royalty Rights

On March 8, 2016, the Company entered into a Listing Agreement with Royalty Network, LLC, doing business as Royalty Exchange for auction of a 50% ownership of photographic copyrights of certain celebrity archival images owned by the Company. In addition, the sale also assigns the winning bidder the right to receive 50% of the future share of income derived from the assigned images.

During 2016, the Company received gross proceeds of $396,000, less 12.5% auction broker fee, from five separate auctions of these rights. The Company retains all exclusive licensing authority over the images and may exercise a buyback option to buy back the 50% ownership of the rights for two times the original auction proceeds over a period ranging from 1 to 2 years.

The Company accounted for the 50% profit consideration for the above agreement in accordance with ASC 470-10-25 and 470-10-35 which requires amounts recorded as debt to be amortized under the interest method as described in ASC 835-30, Interest Method. The Company determined an effective interest rate based on future expected cash flows to be paid to the loan holders. This rate represents the discount rate that equates estimated cash flows with the initial proceeds received from the loan holders and is used to compute the amount of interest to be recognized each period. Estimating the future cash outflows under this agreement requires the Company to make certain estimates and assumptions about future revenues and such estimates are subject to significant variability. Therefore, the estimates are likely to change which may result in future adjustments to the accretion of the interest expense and the amortized cost based carrying value of the related loans.

Accordingly, the Company has estimated the cash flows associated with the images and determined a discount of $151,316 which is being accounted as interest expense over a 10-year estimated life of the asset based on expected future revenue streams. For the year ended December 31, 2018 and 2017, interest expense related to these loans amounted to $14,781 and $21,028, respectively, which has been included in interest expense and a corresponding increase in loans payable. During the years ended December 31, 2018 and 2017, the Company made payments of $96,801 and $7,041 to the loan holders, respectively. As of December 31, 2018, loan payable net of unamortized debt discount amounted $481,785.

Asset purchase agreements

On March 3, 2017, the Company entered into an agreement to sell 20% of its ownership in a certain photographic archive asset for $200,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset. If, however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price has been paid. On March 30, 2018, the Company entered into an addendum to the agreement to remove the preferential distributions clause from the agreement. Additionally, on May 1, 2018, the Company entered into a second addendum to the agreement whereby the Company agreed to repay the seller the total purchase price of $200,000 and 1,000,000 shares of common stock within 120 days of the effective date of the agreement. The Company valued the 1,000,000 shares at $100,000 as of the agreement date and recorded the value as interest expense during the year ended December 31, 2018.

The Company accounted for the above transaction as debt and recognized the amount received as a loan payable. As of December 31, 2018, other debt, net of unamortized debt discount amounted to $200,000.

On July 21, 2017, the Company entered into an agreement to sell 25% of its ownership in a certain photographic archive asset for $175,000. As part of the agreement the buyer received preferential distributions of their entire purchase price of the asset plus a 30% return. If, however the entire purchase price is not paid back after 24 months then all net revenues from the Company will be paid to the buyer until the full purchase price plus a 30% return has been paid. During the year ended December 31, 2018, the Company entered into an addendum to the agreement to remove the preferential distributions clause from the agreement. As such, the Company has reclassified the debt to revenue for the year ended December 31, 2018.

F-38

License Agreements

Effective June 1, 2016 the Company entered into three separate non-exclusive license agreements use of licensed images and trademarks through December 31, 2019. Under the terms of the agreements, the Company is required to pay royalties of 10% on net sales. The agreements call for combined annual guaranteed minimum royalties per year of $150,000 based on combined minimum sales of $1,500,000 per year. As of December 31, 2018, the Company has paid $75,000 toward the guaranteed royalties.

With the acquisition of the assets of Photo File, Inc we acquired multiple license agreement with royalty rates rating between 6 – 16% and terms extending through December 31, 2021. As of December 31, 2018, the Company has paid $355,575 in royalty expenses associated with these agreements which has been included in cost of sales.

Operating Lease Agreements

On September 6, 2012 the Company entered into a 25-month operating lease agreement for approximately 4,606 square foot warehouse and office facilities located in Las Vegas, NV. Monthly base rent due under the agreement is $3,270, plus common area maintenance fees. The agreement calls for 3% annual increase in base rental payments. On October 10, 2014, the Company entered into a First Amendment to Lease agreement extending the lease term for 60-months, beginning November 1, 2014. All other terms of the agreement remain unchanged.

The Company leases various corporate housing from unrelated third parties for terms that range from month-to-month to one year. The Company also rents office space on a month-to-month basis in New York at rate of $850 per month.

As part of our acquisition of Photo File, while we did not assume the lease we assumed its existing lease payments as follows: we will pay 100% of the lease payments through December 31, 2018, and after December 31, 2018 we will pay 50% of the lease until the end of the lease term or until the lease may be terminated.

Photo File's 43,000 square foot leased facility, located in Mount Kisco, NY. On January 30, 2007, Photo File signed a twelve year and nine-month lease, expiring on March 1, 2020, for approximately 43,000 square feet of office and warehouse space with rent starting at $41,988 per month with annual increases of 2% per year.

Total rent expense for the year ended December 31, 2018 and 2017 was $238,238 and $54,076, respectively, in connection with the operating lease agreements.

Future minimum lease payments are below:

2019	62,922
2020	65,793
2021	20,354
Total	149,069

12.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 50,000,000 shares of preferred stock authorized with a par value of $0.0001. The Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the Company’s stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, and conversion rights. As of December 31, 2018 and 2017, there were no shares of Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue up to 450,000,000 shares of common stock with a par value of $0.0001. As of December 31, 2018, and 2017, there were 326,428,583 and 325,570,524 shares of common stock issued and outstanding, respectively.

F-39

During the year ended December 30, 2018, the Company repurchased 94,118 shares of common stock for $32,000 related to the Globe Photos Asset Purchase Agreement entered on July 22, 2015.

As of December 31, 2018, the Company has repurchased 351,941 shares from Globe for cash payments of $120,000

During the year ended December 31, 2018, the Company in connection with a consulting agreement issued 1,000,000 shares of common stock for $25,000.

On October 11, 2018, the Company issued 210,000 shares of common stock valued at $23,100 for the settlement of consulting fees.

STOCK WARRANTS

On December 17, 2018, we granted 6,500,000 2-year warrants to various individuals in relation to our debt offering with exercise prices of $0.10 valued at $1,300,126 for services. The warrants above were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.21; b) risk-free rate of 2.72%; c) volatility factor of 359.82%; d) dividend yield of 0%

The following is a summary of stock warrant activity during the year ended December 31, 2018.

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2017	–	$–
Warrants granted and assumed	6,500,000	$0.10
Warrants expired	–	–
Warrants canceled	–	–
Warrants exercised	–	–
Balance outstanding, December 31, 2018	6,500,000	$0.10
Balance exercisable, December 31, 2018	6,500,000	$0.10

As of December 31, 2018, the outstanding warrants have a weighted average remaining term of was 1.95 years and an intrinsic value of $845,000.

STOCK OPTIONS

The following is a summary of stock option activity during the year ended December 31, 2018:

On June 1, 2018, the Company granted 2,183,333, 10-year stock Options of which 2,083,333 was in lieu of common stock with exercise prices of $0.01 valued at $327,488 for services and settlement of $104,167 in accrued liabilities. The difference between the fair value of the Options and accrued liability was recorded as a loss on settlement of accrued liability in the amount of $208,322 during the year ended December 31, 2018. The Options were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.15; b) risk-free rate of 2.89%; c) volatility factor of 238%; d) dividend yield of 0%

On October 24, 2018, we granted Shamar Tobias, our Chief Financial Officer 2,000,000 five-year stock Options at an exercise price of $0.10 per share valued $297,715. 500,000 option shares are vested on the date of grant and 500,000 option shares vest every six months of service thereafter up to the maximum of 2,000,000 option shares.

F-40

On November 15, 2018, we granted Daniel DiEdwardo our Chief Operating Officer 5,250,000 ten-year option to purchase at an exercise price of $0.05 per share valued at $577,500. The option is 100% vested on issuance.

On November 15, 2018, we granted Scott Black our Chief Legal Officer 7,500,000 ten-year option to purchase at an exercise price of $0.05 per share valued at $825,000. The option is 100% vested on issuance.

On December 30, 2018, we granted, 3,000,000 5-year cashless Options to our investor relations firm with an exercise price of $0.20 valued at $744,501 for services.

As of the December 31, 2018, we had total expense related to the issuance of stock option of $1,492,499. The options above were valued using the Black-Scholes option pricing model. Assumptions used in the valuation include the following: a) market value of stock on measurement date of $0.11- $0.25; b) risk-free rate of 2.65 – 3.11%; c) volatility factor of 227-314%; d) dividend yield of 0%.

Summary of option activity as of December 31, 2018 is presented below:

	Number of Shares	Weighted Average Exercise Price
Balance, December 31, 2016	–	–
Options granted and assumed	100,000	$0.10
Options expired	–	–
Options canceled	–	–
Options exercised	–	–
Balance, December 31, 2017	100,000	$0.10
Options granted and assumed	19,933,333	$0.02
Options expired	–	–
Options canceled	–	–
Options exercised	–	–
Balance exercisable, December 31, 2018	15,533,333	$0.07

As of December 31, 2018, the outstanding options have a weighted average remaining term of was 8.55 years and an intrinsic value of $3,138,333.

13.	INCOME TAXES

Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes as of December 31, 2018 and 2017 are as follows:

	December 31,
	2018	2017
Deferred tax assets:
Net operating loss	$1,051,000	$766,000
Provisions and accrued liabilities	–	29,000
Deferred tax liabilities:
Total deferred tax asset	1,051,000	795,000

Less valuation allowance	(1,051,000)	(795,000)
Net deferred tax asset	$–	$–

F-41

As of December 31, 2018 and 2017, the Company had gross federal net operating loss carryforwards of approximately $5,005,458 and $2,538,208, respectively. The Company expects the limitation placed on the federal net operating loss carryforwards prior to the ownership change will likely expire unused. As of December 31, 2018, all tax years are open for examination by the taxing authorities.

Due to the enactment of the Tax Reform Act of 2017, the corporate tax rate for those tax years beginning with 2018 has been reduced to 21%.

14.	SUBSEQUENT EVENTS

Subsequent to December 31, 2018, the Company issued additional convertible notes to accredited investors totaling to $651,050. The notes mature on April 30, 2019, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders. In connection with the private placement, the Company paid a consultant fees of $84,106.

On February 22, 2019, the Company entered into an asset purchase agreement to purchase various images, prints, slides, negatives, and transparencies for $100,000. Additionally, the Company assumed the lease where the assets are located at a cost of approx. $10,500 per year and agreed to pay a 10% royalty on all reproduction print sold.

On February 19, 2019 the Company extended the operating lease agreement for the lease originally entered into September 6, 2012 for an additional 24 months.

F-42

Units

Shares of Common Stock

PROSPECTUS

Roth Capital Partners

            , 2019

Until             , 2019 (25 days after the date of this prospectus), all dealers, whether or not participating in this offering, that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter in this offering and when selling previously unsold allotments or subscriptions.

Information Not Required in Prospectus

Item 13.	Other expenses of issuance and distribution.

The following table indicates estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts shown are estimated except the SEC registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

SEC registration fee	$1,575.60
FINRA filing fee	$3,000.00
Exchange listing fee	$50,000.00
Legal fees and expenses	$100,000.00
Accounting fees and expenses	$15,000.00
Transfer agent fees and expenses	$7,500.00
Miscellaneous expenses	$2,500.00
TOTAL	$179,575.60

Item 14.	Indemnification of directors and officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

II-1

Our bylaws provide that we will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was one of our directors or officers or, while serving as one of our directors or officers, is or was serving at our request as a director, officer, employee, or agent of another corporation or of another entity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person, subject to limited exceptions relating to indemnity in connection with a proceeding (or part thereof) initiated by such person. Our bylaws that will be in effect upon completion of this offering will further provide for the advancement of expenses to each of our officers and directors.

Our certificate of incorporation provides that “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.”

We also intend to maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the Delaware General Corporation Law or the provisions of charter or bylaws.

Item 15.	Recent sales of unregistered securities.

Set forth below is information regarding unregistered shares of capital stock issued by us within the last three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or SEC rule, under which exemption from registration was claimed.

In April 2017, the board approved the issuance, but did not issue, 2,083,333 shares of common stock at fair value of $0.05 per share for 2015 services valued at $104,167 rendered by a consultant. On June 1, 2018, the board granted 2,083,333 10-year stock options with an exercise price of $0.01 valued at $312,489 in lieu of the common stock for settlement of the liability.

On March 30, 2018, the Company entered into agreements to grant 15,283,333 10-year stock options with exercise prices ranging from $0.01 - $0.05 for services and settlement of accrued liabilities. However, on May 15, 2018, the Company’s board secured waivers and cancelled the option grant agreements until such time that the Company’s board of directors approve the Company’s stock incentive plan.

On June 1, 2018, we granted 100,000 10-year stock options with exercise prices of $0.01 valued at $15,000 for services.

From July 2018 through March 2019, we executed Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of $3,933,100 to several accredited investors. The notes mature on April 30, 2019 and are payable within ten days of written notice, bear interest at the rate of 10% per annum, and are convertible along with accrued interest at $0.10 per share at the option of the note holders. The proceeds of the Notes are to be used in connection with our payment obligations under the asset purchase agreement we signed with Photo File and for our general working capital purposes. As of the date of this filing no written notice has been received for the payment of the notes.

During the year ended December 31, 2018 the Company in connection with a consulting agreement issued 1,000,000 shares of common stock for $25,000.

On October 24, 2018, we entered into a consulting agreement with SLT Holding, LLC, an entity owned and controlled by Shamar Tobias, our Chief Financial Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We agreed to compensate SLT Holding, LLC $6,000 monthly and we granted Mr. Tobias an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.10 per share. 500,000 option shares are vested on the date of grant and 500,000 option shares vest every six months of service thereafter up to the maximum of 2,000,000 option shares. These options expire 5 years from vesting.

II-2

On November 12, 2018, the Company issued 210,000 shares of common stock valued at $23,100 for the settlement of consulting fees.

On November 15, 2018, we entered into a consulting agreement with TD Ventures, LLC, an entity owned and controlled by Tucker DiEdwardo, our Chief Operating Officer. The agreement may be terminated by either party with or without cause on 90 days’ notice. We agreed to compensate TD Ventures, LLC $7,000 monthly and we granted Mr. DiEdwardo a ten year option to purchase 5,250,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On November 15, 2018, we entered into a consulting agreement with Scott Black, our Chief Legal Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We granted Mr. Black a ten year option to purchase 7,500,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On December 17, 2018, we granted 6,500,000 2-year stock options to various individuals with exercise prices of $0.10 valued at for services.

During the year ended December 31, 2018, we granted, 3,000,000 5-year cashless options to our investor relations firm with an exercise price of $0.20 for services.

On January 30, 2019, we granted 800,000 5-year warrants with exercise prices of $0.10 valued at $312,000 for services.

Subsequent to March 31, 2019, the Company sold 11,120,000 shares for $1,120,000 pursuant to Regulation S. As of the date of the filing the Company has received $800,000. As of the date of filing the shares have not yet been issued.

We did not, nor do we plan to, pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts or commissions, in connection with any of the issuances of securities listed above. Except as otherwise noted, the Registrant believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. In addition, each of the certificates issued or to be issued representing the securities in the transactions listed above bears or will bear a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The recipients of securities in each of the transactions listed above represented to us or will be required to represent to us their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. All recipients had or have adequate access, through their employment or other relationship with our company or through other access to information provided by our company, to information about our company.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) (ii) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

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(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

2.1(1)	Asset Purchase Agreement by and between Movie Star News LLC and the Company, dated October 8, 2014

2.2(2)	Asset Purchase Agreement by and between Globe Photos, Inc. and the Company, dated July 22, 2015

2.3(3)	Asset Purchase Agreement by and between Photo File, Inc. and the Company, dated October 11, 2018

3.1(1)	Certificate of Incorporation

3.2(1)	Certificate of Amendment, dated December 2, 2004

3.3(1)	Certificate of Amendment, dated February 11, 2005

3.4(1)	Certificate of Amendment, dated April 30, 2007

3.5(1)	Certificate of Amendment, dated December 7, 2009

3.6(1)	Certificate of Amendment, dated April 30, 2007

3.7(4)	Certificate of Merger, dated June 6, 2018

3.8(1)	Bylaws

4.1*	Specimen stock certificate evidencing the shares of common stock

4.2*	Form of Common Stock Warrant

4.3*	Form of Warrant issued to Roth Capital Partners, LLC in connection with this offering

5.1*	Opinion of Procopio, Cory, Hargreaves & Savitch LLP

10.1(1)	Photographic Reproduction and Marketing Rights Agreement, dated November 18, 2011, by and between the Estate of Frank Worth and the Company

10.2(1)	Purchase Agreement, dated as of December 21, 2011, by and among International Imaged Ltd, Birchley Ltd. And the Company

10.3(1)	Deed of Variation, dated as of February 28, 2013, by and among International Imaged Ltd., Birchley Ltd. And the Company

10.4(5)	Form of Secured Convertible Promissory Note

10.5#(7)	2018 Incentive Plan and related form agreements

10.6#(7)	Consulting Agreement, dated October 24, 2018, by and between SLT Holding, LLC and the Company

10.7#(6)	Consulting Agreement, dated November 15, 2018, by and between TD Ventures, LLC and the Company

10.8#(6)	Consulting Agreement, dated November 15, 2018, by and between Scott C. Black and the Company

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10.9#(8)	Executive Employment Agreement, dated April 29, 2019, by and between Evan Bedell and the Company
21.1(7)	List of subsidiaries
23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2*	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
23.3	Consent of Corporate Valuation Advisors, Inc., independent appraisal firm
24.1(7)	Power of Attorney (included on signature page)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Incorporated by reference to the Form 10 filed with the SEC on February 10, 2015

(2)	Incorporated by reference to the Form 10-Q filed with the SEC on November 16, 2015

(3)	Incorporated by reference to the Form 8-K filed with the SEC on October 15, 2018

(4)	Incorporated by reference to the Form 8-K filed with the SEC on June 28, 2018

(5)	Incorporated by reference to the Form 8-K filed with the SEC on October 26, 2018

(6)	Incorporated by reference to the Form 8-K filed with the SEC on November 28, 2018
(7)	Incorporated by reference to the Form S-1 filed with the SEC on February 13, 2019
(8)	Incorporated by reference to the Form 8-K filed with the SEC on April 30, 2019

#	Indicated management contract or compensatory plan or arrangement

*	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 17th day of May, 2019.

GLOBE PHOTOS, INC.

By:	/s/ Stuart Scheinman
Stuart Scheinman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Stuart Scheinman Stuart Scheinman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2019

/s/ Evan Bedell Evan Bedell	Chief Financial Officer (Principal Financial and Accounting Officer)	May 17, 2019

* Sam D. Battistone	Chairman of the Board of Directors	May 17, 2019

/s/ Scott C. Black Scott C. Black	Secretary, Chief Legal Officer and Director	May 17, 2019

* Jerry Nadal	Director	May 17, 2019

* Barbara D’Amato	Director	May 17, 2019

* Luisa Ingargiola	Director	May 17, 2019

* George Smith	Director	May 17, 2019

*By:	/s/ Stuart Scheinman
Stuart Scheinman
President and Chief Executive Officer

*By:	/s/ Scott C. Black
Scott C. Black
Secretary and Chief Legal Officer

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